Exhibit 10.3

EXECUTION VERSION

ROSEHILL OPERATING COMPANY, LLC

SENIOR SECURED SECOND LIEN NOTES DUE

2023

$100,000,000 NOTE PURCHASE AGREEMENT

DATED AS OF DECEMBER 8, 2017

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ANNEXES, EXHIBITS AND SCHEDULES

Annex I	Commitments
Annex II	Notice Addresses
Exhibit A	Form of Note
Exhibit B	Form of Note Purchase Notice
Exhibit C	Form of Change in Control Election Notice
Exhibit D	Form of Compliance Certificate
Exhibit E	Form of Solvency Certificate
Exhibit F	Security Instruments
Exhibit G	Form of Assignment Agreement
Exhibit H-1	Form of U.S. Tax Compliance Certificate (Non-U.S. Holders; non-partnerships)
Exhibit H-2	Form of U.S. Tax Compliance Certificate (Foreign Participants; non-partnerships)
Exhibit H-3	Form of U.S. Tax Compliance Certificate (Foreign Participants; partnerships)
Exhibit H-4	Form of U.S. Tax Compliance Certificate (Non-U.S. Holders; partnerships)
Exhibit I	Form of Mortgage
Exhibit J	Form of Intercreditor Agreement
Schedule 1.01	Existing Liens
Schedule 7.05	Litigation
Schedule 7.06	Environmental Matters
Schedule 7.12	Insurance
Schedule 7.14	Note Parties
Schedule 7.19	Gas Imbalances
Schedule 7.20	Marketing of Production
Schedule 7.22	Swap Agreements
Schedule 9.05	Investments
Schedule 12.11	Compliance Personnel

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THIS NOTE PURCHASE AGREEMENT dated as of December 8, 2017, is among ROSEHILL OPERATING COMPANY, LLC, a limited liability company organized under the laws of the State of Delaware, as issuer (the “Issuer”), ROSEHILL RESOURCES INC., a Delaware corporation (the “RRI”), which was formerly known as KLR Energy Acquisition Corp. prior to the Business Combination Transaction (as defined below), each of the Holders from time to time party hereto and U.S. BANK NATIONAL ASSOCIATION, as agent and collateral agent for the Holders (in such capacity, together with its successors in such capacity, the “Agent”).

R E C I T A L S

In consideration of the mutual covenants and agreements contained herein and the Notes to be purchased by the Holders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Definitions and Accounting Matters

Section 1.01    Terms Defined Above. As used in this Agreement, each term defined above has the meaning indicated above.

Section 1.02    Certain Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Accepting Holders” has the meaning assigned to such term in Section 3.04(e).

“Account” means any securities, commodities, demand, time, savings, passbook or other deposit account maintained with a bank or other financial institution.

“Account Control Agreement” means an agreement which grants the Agent, for the benefit of the Secured Parties, “control” as defined in the Uniform Commercial Code in effect in the applicable jurisdiction over the applicable Account, in form and substance reasonably acceptable to the Agent and the Requisite Holders.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent” has the meaning set forth in the preamble hereto.

“Agent Fee Letter” means that certain Fee Letter dated as of November 17, 2017 between the Issuer and the Agent.

“Agent’s Account” means an account designated by the Agent from time to time as the account into which Note Parties shall make all payments to the Agent for the benefit of the Agent and the Holders under this Agreement and the other Note Documents.

“Agent’s Office” means the “Agent’s Office” as set forth on Annex II or such other office as the Agent may from time to time designate in writing to the Issuer and each Holder.

“Aggregate Amounts Due” has the meaning assigned to such term in Section 4.01(c).

“Aggregate Change in Control Redemption Amount” has the meaning assigned to such term in Section 3.04(f)(ii)(A).

“Agreement” means this Note Purchase Agreement, including the Schedules and Exhibits hereto, as the same may be amended, modified, supplemented, restated, replaced or otherwise modified from time to time.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Issuer or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Office” means an office through which a Holder’s investment in any Note is made.

“Applicable Rate” has the meaning assigned to such term in Section 3.02(a).

“Approved Counterparty” means, with respect to any Swap Agreement (a) any First Lien Lender or any Affiliate of a First Lien Lender, (b) any other Person whose long term senior unsecured debt rating at the time a particular Swap Agreement transaction is entered into is A or A2 by S&P or Moody’s (or their equivalent), respectively, or higher or (c) any other Person consented to by the Requisite Holders (such consent not to be unreasonably withheld, conditioned or delayed), in each case, at the time the applicable Swap Agreement (or any transaction thereunder) is entered into.

“Approved Petroleum Engineers” means (a) Ryder Scott Company Petroleum Consultants, L.P., and (b) any other independent petroleum engineers proposed by the Issuer and reasonably acceptable to the Requisite Holders (provided that any independent reserve engineer acceptable to the First Lien Administrative Agent shall be deemed acceptable to the Requisite Holders).

“ASC” means the Financial Accounting Standards Board Accounting Standards Codification, as in effect.

“Asset Sale” means a sale, lease or sublease (as lessor or sublessor), sale and leaseback, assignment, conveyance, license, transfer or other disposition to, or any exchange of property with, any Person, in one transaction or a series of related transactions, of all or any part of any Person’s businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, including the Equity Interest owned by such Person (in each case of the foregoing, excluding any Casualty Event); provided, that any such transaction generating net proceeds of $10,000 or less shall not constitute an Asset Sale hereunder.

“Assignee” has the meaning assigned to such term in Section 12.04(b).

“Assignment Agreement” means an Assignment Agreement entered into by a Holder and an Assignee (with the consent of any party whose consent is required by Section 12.04(b)), and accepted by the Agent, substantially in the form of Exhibit G or any other form approved by the Requisite Holders.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Requisite Holders, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Base Series B Preferred Shares” means “Base Series B Preferred Shares” as defined in the Series B Redeemable Preferred Stock Purchase Agreement.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America or any successor Governmental Authority.

“Borrowing Base” means, at any particular time, the Dollar amount determined to be the “Borrowing Base” in accordance with the terms of the First Lien Credit Agreement (or any equivalent term in accordance with the terms of any applicable Permitted Revolver Refinancing First Lien Credit Agreement), including any redetermination or adjustment thereof in accordance with the terms of the First Lien Credit Agreement or Permitted Revolver Refinancing First Lien Credit Agreement, as applicable; provided that such Borrowing Base is a conforming commercial banking borrowing base for oil and gas secured loan transactions, as determined by the First Lien Lenders, in accordance with their customary oil and gas lending criteria as they exist at the particular time and in accordance with the First Lien Credit Agreement or Permitted Revolver Refinancing First Lien Credit Agreement, as applicable, including customary mechanisms for periodic redeterminations thereof (it being acknowledged and agreed that the Borrowing Base determined in accordance with the First Lien Credit Agreement as in effect on the date hereof satisfies such standard).

“Borrowing Base Deficiency” occurs if at any time the total Revolving Credit Exposures exceeds the Borrowing Base then in effect. The amount of any Borrowing Base Deficiency at such time is the amount by which the total Revolving Credit Exposures of all First Lien Lenders at such time exceeds the Borrowing Base in effect at such time.

“Borrowing Base Properties” means the Oil and Gas Properties of the Note Parties included in the Initial Reserve Report and thereafter in the most recently delivered Reserve Report delivered pursuant to Section 8.12.

“Business Combination Agreement” means the Business Combination Agreement by and among RRI and Tema, dated as of December 20, 2016 (as amended prior to April 27, 2017).

“Business Combination Transaction” means the reorganization transactions described in the Business Combination Agreement, including the contribution by Tema of certain assets to the Issuer and the contribution of certain cash and shares by RRI to the Issuer in exchange for certain Equity Interests in the Issuer.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in Houston, Texas or New York, New York are authorized or required by law to remain closed.

“Called Principal” means, with respect to any Note, the amount of principal of such Note that is to be prepaid pursuant to Section 3.03 or Section 3.04 or has become or is declared to be immediately due and payable pursuant to Section 10.02, the context requires.

“Capital Leases” means, in respect of any Person, all leases that are or should be, in accordance with GAAP, recorded as capital leases on the balance sheet of the Person liable (whether contingent or otherwise) for the payment of rent thereunder. Any lease that was treated as an operating lease under GAAP at the time it was entered into that later becomes a capital lease as a result of a change in GAAP during the life of such lease, including any renewals, shall be treated as an operating lease for all purposes under this Agreement, and any lease that was treated as a capital lease under GAAP at the time it was entered into that later becomes an operating lease as a result of a change in GAAP during the life of such lease, including any renewals, shall be treated as a capital lease for all purposes under this Agreement.

“Cash” means money, currency or a credit balance in any demand or deposit account.

“Cash Equivalents” means, at any date, Investments permitted under Sections 9.05(c)-9.05(f).

“Casualty Event” means any loss, casualty or other insured damage to, or any nationalization, taking under power of eminent domain or by condemnation or similar proceeding of, any Property of the Issuer or any of its Subsidiaries; provided, that any such event generating net proceeds of $10,000 or less shall not constitute a Casualty Event hereunder.

“Change in Control” means (a) RRI shall cease to be the sole managing member of the Issuer, (b) RRI shall cease to Control the Issuer, (c) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group, other than Permitted Holders, (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof) of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of RRI, (d) the occupation of a majority of the seats (other than vacant seats) on the board of directors of RRI by Persons who were neither (i) nominated by the board of directors of RRI nor (ii) appointed by directors so nominated or (e) the occurrence of any “change in control” or equivalent term under (i) any Material Indebtedness, (ii) or the Tax Receivables Agreement or (iii) documents governing any of RRI’s Equity Interests.

“Change in Control Offer” has the meaning specified in Section 3.04(f)(ii).

“Change in Control Premium” means one percent (1.00%) of the principal amount of any Note redeemed, repurchased or repaid pursuant to Section 3.04(f).

“Change in Control Redemption Amount” has the meaning specified in Section 3.04(f)(ii)(A).

“Change in Control Redemption Date” has the meaning specified in Section 3.04(f)(ii)(C).

“Change in Law” means the occurrence, after the Effective Date, of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith (whether or not having the force of Law) and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States of America or foreign regulatory authorities (whether or not having the force of Law), in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued, promulgated or implemented.

“Class A Common Stock” means the “Class A Common Stock” as defined in the Issuer LLC Agreement.

“Code” means the Internal Revenue Code of 1986 as amended from time to time and any successor statute, and the regulations promulgated thereunder.

“Collateral” means all Property of the Note Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Instrument (which shall not, in any event, include any Excluded Assets).

“Commitments” means, as to any Holder, the commitment of such Holder to purchase Notes in the manner set forth in Section 2.01. “Commitments” means such commitments of all the Holders in the aggregate. The amount of each Holder’s Commitment is set forth on Annex I.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute and any regulations promulgated thereunder.

“Common Units” means the “Common Units” as defined in the Issuer LLC Agreement.

“Communications” as defined in Section 11.08(a).

“Compliance Certificate” shall have the meaning set forth in Section 8.01(c).

“Confidential Information” has the meaning assigned to such term in Section 12.11(a).

“Consolidated Net Income” means with respect to the Issuer and the Consolidated Subsidiaries, for any period, the aggregate of the net income (or loss) of the Issuer and the Consolidated Subsidiaries after allowances for taxes for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following: (a) the net income of any Person in which the Issuer or any Consolidated Subsidiary has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Issuer and the Consolidated Subsidiaries in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in cash during such period by such other Person to the Issuer or to a Consolidated Subsidiary, as the case may be; (b) the net income (but not loss) during such period of any Consolidated Subsidiary to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Consolidated Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument or Governmental Requirement applicable to such Consolidated Subsidiary or is otherwise restricted or prohibited, in each case determined in accordance with GAAP; (c) the net income (or loss) of any Person acquired in a pooling of interests transaction for any period prior to the date of such transaction; (d) any extraordinary non-cash gains or losses during such period; (e) non-cash gains or losses under FASB ASC Topic 815 resulting from the net change in mark to market portfolio of commodity price risk management activities during that period; and (f) any gains or losses attributable to writeups or writedowns of assets, including ceiling test writedowns.

“Consolidated Subsidiaries” means each Subsidiary of the Issuer (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of the Issuer in accordance with GAAP.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. For the purposes of this definition, and without limiting the generality of the foregoing, any Person that owns directly or indirectly 10% or more of the Equity Interests having ordinary voting power for the election of the directors or other governing body of a Person (other than as a limited partner of such other Person) will be deemed to “control” such other Person. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Party” means the Agent or any Holder.

“Debt” means, for any Person, the sum of the following (without duplication): (a) all obligations of such Person for borrowed money or evidenced by bonds, bankers’ acceptances, debentures, notes or other similar instruments; (b) all obligations of such Person (whether contingent or otherwise) in respect of letters of credit, surety or other bonds and similar instruments; (c) all accounts payable and all accrued expenses, liabilities or other obligations of such Person to pay the deferred purchase price of Property or services that are more than ninety (90) days past the date of invoice other than those which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (d) all obligations of such Person under Capital Leases; (e) all obligations of such Person under Synthetic Leases; (f) all Debt (as defined in the other clauses of this definition) of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) a Lien on any Property of such Person, whether or not such Debt is assumed by such Person; (g) all Debt (as defined in the other clauses of this definition) of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the Debt (howsoever such assurance shall be made) to the extent of the lesser of the amount of such Debt and the maximum stated amount of such guarantee or assurance against loss; (h) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Debt or Property of others; (i) obligations to deliver commodities, goods or services, including Hydrocarbons, in consideration of one or more advance payments, made more than one month in advance of the month in which the commodities, goods or services are to be delivered other than (i) Swap Agreements and (ii) gas balancing arrangements in the ordinary course of business; (j) any Debt of a partnership for which such Person is liable either by agreement, by operation of law or by a Governmental Requirement but only to the extent of such liability; (k) the obligation of such Person in respect of Disqualified Capital Stock; and (l) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment. The Debt of any Person shall include all obligations of such Person of the character described above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is not included as a liability of such Person under GAAP. Debt shall not include liabilities resulting from endorsements of instruments for collection in the ordinary course of business.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Declining Holders” has the meaning assigned to such term in Section 3.04(e).

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Rate” means any interest payable pursuant to Section 3.02(c).

“Discharge of Priority Lien Obligations” means “Discharge of Priority Lien Obligations” as defined in the Intercreditor Agreement.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Disqualified Capital Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is convertible or exchangeable for Debt or redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock) at the option of the holder thereof, in whole or in part, on or prior to the date that is one year after the earlier of (a) the Maturity Date and (b) the date on which there are no Obligations hereunder outstanding and all of the Commitments are terminated; provided, however, that any Equity Interest of a Person that is issued with the benefit of provisions requiring a change in control offer to be made for such Equity Interest in the event of a change in control of such Person will not be deemed to be Disqualified Capital Stock solely by virtue of such provisions (so long as any such provisions are subject to the prior payment of any Obligations pursuant to Section 3.04(f) hereof).

“Dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States of America or any state thereof or the District of Columbia other than (i) a Subsidiary substantially all of the assets (directly or through its Subsidiaries) of which consist of Equity Interests in a Foreign Subsidiary and (ii) a Subsidiary of a Foreign Subsidiary.

“EBITDAX” means, for any period, (a) the sum of Consolidated Net Income for such period plus the following expenses or charges to the extent deducted from Consolidated Net Income in such period: (i) interest, (ii) income and franchise taxes (including Texas margin or gross receipts taxes), (iii) depreciation, depletion, amortization, abandonment and exploration expenses, accretion and impairment of Oil and Gas Properties, (iv) the actual transaction costs, expenses, fees and charges of third parties that are incurred with respect to any acquisition of Property, in an aggregate amount with respect to this clause (iv) not to exceed 5% of the total EBITDAX for such period, (v) one-time costs incurred in connection with the Business Combination Transaction and (vi) other similar noncash charges (including expenses relating to stock based compensation, hedging, ceiling test impairments, etc. and other non-cash charges resulting from the requirements of ASC 410, 718 and 815) minus (b) all noncash income added to Consolidated Net Income. For the avoidance of doubt, EBITDAX shall not include any unrealized mark-to-market hedging gains or losses. For the purposes of calculating EBITDAX for any period for any determination of the financial ratio contained in Section 9.01(a), if at any time during such period the Issuer or any Subsidiary shall have made any Material Disposition or Material Acquisition, EBITDAX for such period shall be calculated after giving pro forma effect thereto as if such Material Disposition or Material Acquisition had occurred on the first day of such period; provided that the calculations of such pro forma adjustments are acceptable to the Requisite Holders in their reasonable discretion.

“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in Section 6.01 are satisfied (or waived in accordance with Section 12.02).

“EIG” means one or more funds, accounts or Persons managed, advised, sub-advised by or affiliated with EIG Management Company, LLC or its Affiliates.

“Eligible Assignee” means (a) any Holder and (b) any Related Fund or Affiliate of a Holder.

“Environmental Laws” means any and all Governmental Requirements pertaining in any way to health and safety (insofar as either may be affected by a Release of, or exposure to, Hazardous Materials) the environment, the preservation or reclamation of natural resources, or the management, Release or threatened Release of any Hazardous Materials, in effect in any and all jurisdictions in which the Issuer or any Subsidiary is conducting, or at any time has conducted, business, or where any Property of the Issuer or any Subsidiary is located, including, the Oil Pollution Act of 1990, as amended, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980, as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 (“RCRA”), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, the Natural Gas Pipeline Safety Act of 1968, as amended, the Hazardous Liquid Pipeline Safety Act of 1979, as amended, and other environmental conservation or protection Governmental Requirements.

“Environmental Permit” means any permit, registration, license, notice, approval, consent, exemption, variance, or other authorization required under or issued pursuant to applicable Environmental Laws.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute.

“ERISA Affiliate” means each trade or business (whether or not incorporated) which together with any Note Party would be deemed to be a “single employer” within the meaning of Section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of Section 414 of the Code.

“ERISA Event” means (a) a Reportable Event with respect to any Plan, (b) the withdrawal of the Issuer or any of its Subsidiaries or ERISA Affiliates from a Plan during a plan year in which it was a “substantial employer” (as defined in Section 4001(a)(2) of ERISA), (c) the filing of a notice of intent to terminate a Plan or the treatment of an amendment to such a Plan as a termination under Section 4041(c) of ERISA, (d) the institution by the PBGC of proceedings to terminate a Plan under Section 4042 of ERISA, (e) any event or condition (i) that provides a basis under Section 4042(a)(1), (2), or (3) of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or (ii) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA, or (f) the incurrence by the Issuer or any of its Subsidiaries or ERISA Affiliates of any liability with respect to the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of the Issuer, any of its Subsidiaries or ERISA Affiliates from a Multiemployer Plan.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” has the meaning assigned to such term in Section 10.01.

“Excepted Liens” means:

(a)    Liens for Taxes, assessments or other governmental charges or levies which are not delinquent or which are being contested in good faith by appropriate action and, in each case, for which adequate reserves have been maintained in accordance with GAAP;

(b)    Liens in connection with workers’ compensation, unemployment insurance or other social security, old age pension or public liability obligations which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP;

(c)    statutory landlord’s liens, operators’, vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, suppliers’, workers’, materialmen’s, construction or other like Liens arising by operation of law or otherwise in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties or Midstream Properties each of which is in respect of obligations that are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP;

(d)    contractual Liens which arise in the ordinary course of business under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements which are usual and customary in the oil and gas business and are for claims which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP, provided that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by any Note Party or materially impair the value of such Property subject thereto;

(e)    Liens arising solely by virtue of any statutory or common law provision or customary deposit account terms relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board and no such deposit account is intended by any Note Party to provide collateral to the depository institution (other than pursuant to the Note Documents);

(f)    zoning and land use requirements, easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any Property of any Note Party for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, that do not secure any monetary obligations and which in the aggregate do not materially impair the use of such Property for the purposes of which such Property is held by any Note Party or materially impair the value of such Property subject thereto;

(g)    Liens on Cash or securities pledged to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, asset sale agreements, leases, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business and not in connection with the borrowing of money;

(h)    judgment and attachment Liens not giving rise to an Event of Default, provided that any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired and no action to enforce such Lien has been commenced;

(i)    royalties, overriding royalties, reversionary interests, production payments and similar lease burdens which (i) are customarily granted in the ordinary course of business in the oil and gas industry, (ii) are deducted in the calculation of discounted present value in the most recent Reserve Reports delivered to the Agent hereunder and (iii) with respect to each Oil and Gas Property, do not operate to reduce any Note Party’s net revenue interest in production for such Oil and Gas Property (if any) below such interests reflected in the most recent Reserve Report or increase the working interest for such Oil and Gas Property (if any) as reflected or warranted in the most recent Reserve Report without a corresponding increase in the corresponding net revenue interest;

(j)    Liens to secure plugging and abandonment obligations;

(k)    Liens arising from precautionary UCC financing statement filings regarding operating leases entered into in the ordinary course of business covering only the Property under such lease; and

(l)    Liens disclosed on Schedule 1.1 and renewals, refinancings and extensions thereof on substantially the same or better terms as in effect on the Effective Date and otherwise in compliance with this Agreement.

provided, further, that Liens described in clauses (a) through (d) shall remain “Excepted Liens” only for so long as no action to enforce such Lien has been commenced, and no intention to subordinate the first priority Lien granted in favor of the Agent and the Holders is to be hereby implied or expressed by the permitted existence of such Excepted Liens.

“Excess Proceeds” has the meaning assigned to such term in Section 3.04(a)(ii).

“Excluded Accounts” means (a) any account exclusively used for payroll, payroll taxes, other employee wage and benefit payments to or for the benefit of any employees of any Note Party, cash collateral, trust or escrow and (b) any other accounts to the extent that the Cash or Cash Equivalent balance of all such other accounts does not at any time exceed $100,000 in the aggregate; provided that, to the extent that any such account is held with either the First Lien Administrative Agent or an Affiliate of the First Lien Administrative Agent, then such account shall not be deemed to be an “Excluded Account” for purposes of clause (b) above.

“Excluded Assets” means:

(a)    any lease, license, contract, property right, agreement or other document of the Note Party to the extent that the grant of a security interest or other Lien by the Note Party hereunder in such lease, license, contract, property right, agreement or other document is prohibited by any Law of a Governmental Authority; and

(b)    any lease, license, contract, property right or agreement to which a Note Party is a party or any of its rights or interests thereunder, including any license hereunder that, if and for so long as the grant of such security interest or other Lien or license would constitute or result in the abandonment, termination pursuant to the terms of, or a breach or default under, any such lease, license, contract, property right or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9.406, 9.407, 9.408 or 9.409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable Law (including any Debtor Relief Law) or principles of equity); provided, however, that such security interest or other Lien shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and to the extent severable, shall attach immediately to any portion of such lease, license, contract, property right or agreement that does not result in any of the consequences specified above. So long as any property of a Note Party is excluded from the security interest or other Lien granted pursuant to the Security Instruments, such property shall be excluded from the term “Collateral” for all purposes hereunder and under any other Note Document; provided, further, that (i) no such lease, license, contract or agreement shall have been entered into for the purpose of creating “Excluded Assets” under this clause (b) and (ii) the total fair market value of all Property with an individual fair market value in excess of $50,000 excluded under this clause (b) shall not exceed $2,000,000 in the aggregate at any time.

“Excluded Swap Obligation” means any obligation of any Guarantor to pay or perform under any Swap Agreement, if, and to the extent that, all or a portion of the guarantee by such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Agreement (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation, or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) or any other applicable Governmental Requirement.

“Excluded Taxes” has the meaning assigned to such term in Section 5.03(b).

“Exposure” means, with respect to any Holder, as of any date of determination, the outstanding principal amount of the Notes held by such Holder.

“FATCA” means Sections 1471 through 1474 of the Code, as of the Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing.

“Fee Letter” means that certain Fee Letter dated as of the Effective Date between the Issuer, EIG and the other parties named therein.

“Financial Officer” means, for any Person, the chief executive officer, chief financial officer, principal accounting officer, treasurer or controller of such Person. Unless otherwise specified, all references herein to a Financial Officer means a Financial Officer of the Issuer.

“First Lien Administrative Agent” means PNC Bank, National Association, as “Administrative Agent” under the First Lien Credit Agreement (or any successor thereto appointed pursuant to Section 11.06 of the First Lien Credit Agreement) or the administrative agent under a Permitted Revolver Refinancing First Lien Credit Agreement, in each case subject to the requirements of Section 9.02(l).

“First Lien Collateral Documents” means the “Security Instruments” as defined in the First Lien Credit Agreement or any functionally equivalent term in a Permitted Revolver Refinancing First Lien Credit Agreement.

“First Lien Credit Agreement” means the Credit Agreement, dated as of April 27, 2017, among the Issuer, as borrower, the First Lien Lenders party thereto, PNC Bank, National Association, as administrative agent, as amended, restated, modified or supplemented from time to time, in each case, subject to the Intercreditor Agreement and the terms hereof.

“First Lien Credit Facility” means the first lien reserve based revolving credit facility established pursuant to the First Lien Credit Agreement or any first lien reserve based credit facility established pursuant to a Permitted Revolver Refinancing First Lien Credit Agreement.

“First Lien Lender” means a “Lender” as defined in the First Lien Credit Agreement or any functionally equivalent term in a Permitted Revolver Refinancing First Lien Credit Agreement.

“First Lien Loan Documents” means the “Loan Documents” as defined in the First Lien Credit Agreement or any functionally equivalent term in a Permitted Revolver Refinancing First Lien Credit Agreement.

“First Lien Secured Obligations” means all “Secured Obligations” (as defined in the First Lien Credit Agreement) or any functionally equivalent term under a Permitted Revolver Refinancing First Lien Credit Agreement that describes obligations thereunder that are secured by a Lien on Collateral that is prior to the Liens on the Collateral securing Notes issued pursuant to this Agreement.

“First Offer” has the meaning assigned to such term in Section 3.04(e).

“First Offer Deadline” has the meaning assigned to such term in Section 3.04(e).

“Fiscal Quarter” means each fiscal quarter ending on the last day of each March, June, September and December.

“Fiscal Year” means each fiscal year of the Issuer and its Subsidiaries for accounting and tax purposes, ending on December 31 of each year.

“Flood Insurance Regulations” means (a) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (b) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (c) the National Flood Insurance Reform Act of 1994 (amending 42 USC § 4001, et seq.), as the same may be amended or recodified from time to time, (d) the Flood Insurance Reform Act of 2004, and (e) the Biggert-Waters Flood Reform Act of 2012, and any regulations promulgated thereunder.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time subject to the terms and conditions set forth in Section 1.05.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Governmental Requirement” means any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, rules of common law, authorization or other directive or requirement, whether now or hereinafter in effect, of any Governmental Authority.

“Guarantors” means each Note Party that guarantees the Obligations pursuant to Section 8.14(b).

“Guaranty Agreement” means a Guaranty Agreement in form and substance acceptable to the Agent and the Requisite Holders made by the Note Parties in favor of the Agent for the benefit of the Secured Parties, as the same may be amended, modified or supplemented from time to time.

“Hazardous Material” means any substance regulated or as to which liability might arise under any applicable Environmental Law including: (a) any chemical, compound, material, product, byproduct, substance or waste defined as or included in the definition or meaning of “hazardous substance,” “hazardous material,” “hazardous waste,” “solid waste,” “toxic waste,” “extremely hazardous substance,” “toxic substance,” “contaminant,” “pollutant,” or words of similar meaning or import found in any applicable Environmental Law; (b) Hydrocarbons, petroleum products, petroleum substances, natural gas, oil, oil and gas waste (including drilling fluids and any produced water), crude oil, and any components, fractions, or derivatives thereof; and (c) radioactive materials, explosives, asbestos or asbestos containing materials, polychlorinated biphenyls, radon, infectious materials or medical wastes.

“Hedge Receipts” means any Cash received by or paid to or for the account of any Note Party pursuant to any final settlement, termination, unwinding or liquidation of any Swap Agreement in respect of commodities after giving effect to any netting agreements, and excluding in any event any regularly scheduled settlement payments and any payments applied towards amounts outstanding under the First Lien Credit Facility to (a) eliminate any Borrowing Base Deficiency, in an amount equal to such Borrowing Base Deficiency or (b) pay other amounts due under the First Lien Credit Facility.

“Hedge Termination” means any final settlement, termination, unwinding or liquidation of any Swap Agreement in respect of commodities, excluding in any event any regularly scheduled settlement payments; provided, that any such transaction generating net proceeds of $10,000 or less shall not constitute a Hedge Termination hereunder.

“Highest Lawful Rate” means, with respect to each Holder, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Notes or on other Obligations under laws applicable to such Holder which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws allow as of the date hereof.

“Holders” means each Person listed on the signature pages hereto as a Holder, and any other Person that becomes a party thereto as a Holder pursuant to an Assignment Agreement, other than any such Person that ceases to be a party hereto as a Holder pursuant to an Assignment Agreement.

“Hydrocarbon Interests” means all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature. Unless otherwise indicated herein, each reference to the term “Hydrocarbon Interests” shall mean Hydrocarbon Interests of the Issuer or any other Note Party, as the context may require.

“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and all products refined or separated therefrom.

“Indemnified Taxes” means Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any Obligation of any Note Party under any Note Document.

“Indemnitee” has the meaning assigned to such term in Section 12.03(b).

“Initial Reserve Report” means, collectively, the report of Ryder Scott Company Petroleum Consultants, L.P. with respect to the Oil and Gas Properties of the Note Parties dated as of June 30, 2017.

“Institutional Investor” means (a) any Holder of a Note on the Effective Date, (b) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, (c) any Related Fund or Affiliate of any Holder of any Note and (d) any other Person that is a Qualified Institutional Buyer (as defined in Rule 144A promulgated under the Securities Act, as presently in effect).

“Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of December 8, 2017, by and among the Issuer, the other Note Parties, the Agent and the First Lien Administrative Agent, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

“Interest” has the meaning assigned to such term in Section 3.02(a).

“Interest Payment Date” means (a) each Quarterly Date and (b) the Maturity Date.

“Investment” means, for any Person: (a) the acquisition (whether for Cash, Property, services or securities or otherwise) of Equity Interests of any other Person or any agreement to make any such acquisition (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale); (b) the making of any deposit with, or advance, loan or capital contribution to, assumption of Debt of, purchase or other acquisition of any other Debt of or equity participation or interest in, or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding ninety (90) days representing the purchase price of goods or services sold by such Person in the ordinary course of business); (c) the purchase or acquisition (in one or a series of transactions) of Property of another Person that constitutes a business unit or any agreement to make any such acquisition; (d) the entering into of any guarantee of, or other contingent obligation (including the deposit of any Equity Interests to be sold) with respect to, Debt or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person or (e) the purchase or acquisition of Oil and Gas Properties.

“IRS” has the meaning assigned to such term in Section 5.03(e).

“Issuer” has the meaning set forth in the preamble hereto.

“Issuer LLC Agreement” means that certain Second Amended and Restated Limited Liability Company Agreement of the Issuer, dated as of the date hereof and as in effect on the Effective Date.

“Issuer Preferred Units” means the Issuer Series A Preferred Units and the Issuer Series B Preferred Units.

“Issuer Series A Preferred Units” means the “Series A Preferred Units” as defined in the Issuer LLC Agreement and issued prior to the Effective Date (or issued at any time as payment in kind), which shall at all times be issued and outstanding in a like number, and with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights, as the Series A Preferred Stock of RRI.

“Issuer Series B Preferred Units” means the “Series B Preferred Units” as defined in the Issuer LLC Agreement, which shall at all times be issued and outstanding in a like number, and with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights, as the Series B Redeemable Preferred Stock of RRI.

“January 1 Reserve Report” has the meaning assigned to such term in Section 8.12(a).

“Law” means any law(s) (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, issued guidance, release, ruling, order, executive order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or any settlement arrangement, by agreement, consent or otherwise, with any Governmental Authority, foreign or domestic.

“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (a) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (b) production payments and the like payable out of Oil and Gas Properties. The term “Lien” shall include easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations that burden Property to the extent they secure an obligation owed to a Person other than the owner of the Property. For the purposes of this Agreement, the Note Parties shall be deemed to be the owner of any

Property which they have acquired or hold subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

“Make-Whole Amount” means, with respect to the Called Principal of any Note, an amount equal to the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note, provided that the Make-Whole Amount shall in no event be less than zero.

“Make-Whole Expiry Date” has the meaning assigned to such term in Section 3.06(g).

“Material Acquisition” means, at any time, any acquisition of Property or series of related acquisitions of Property (including by way of merger or consolidation) that involves the payment of consideration by the Issuer and its Subsidiaries in excess of 5% of the then-existing Borrowing Base.

“Material Adverse Effect” means any event, development or circumstance that has had or could reasonably be expected to have a material adverse effect on (a) the business, operations, Property, assets, liabilities (actual or contingent) or financial condition of the Issuer and the other Note Parties taken as a whole, (b) the ability of the Issuer or any other Note Party to perform any of its obligations under any Note Document to which it is a party, (c) the validity or enforceability of any Note Document, or (d) the rights and remedies of or benefits available to the Agent, any other Agent or any Holder under any Note Document.

“Material Disposition” means, at any time, any disposition of Property or series of related dispositions of Properties that yields gross proceeds to the Issuer or any of its Subsidiaries in excess of 5% of the then-existing Borrowing Base.

“Material Indebtedness” means Debt (other than the Notes), or obligations in respect of one or more Swap Agreements, of any one or more of any Note Party in an aggregate principal amount exceeding $2,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of any Note Party in respect of any Swap Agreement at any time shall be the Swap Termination Value.

“Maturity Date” means January 31, 2023.

“Midstream Properties” means all tangible and intangible Property used in (a) gathering, compressing, treating, processing and transporting Hydrocarbons; (b) fractionating and transporting Hydrocarbons; (c) marketing Hydrocarbons; including, without limitation, gathering lines and gathering systems, pipelines and pipeline systems, storage facilities, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, gas processing plants, saltwater disposal facilities; and (d) any other gathering, transportation, compression, storage, processing, treating, dehydration, fractionation, generation, disposal or other similar assets related to the handling of Hydrocarbons, and together with surface leases, rights-of-way, easements and servitudes related to each of the foregoing. Unless otherwise specified herein, “Midstream Properties” shall be deemed to refer to such properties owned by the Issuer and its Subsidiaries.

“Minimum Mortgage Requirements” has the meaning assigned to such term in Section 8.14(a).

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency.

“Mortgage” means the mortgages and deeds of trusts substantially in the form of Exhibit I or such other form reasonably satisfactory to the Requisite Holders, as they may be amended, restated, supplemented or otherwise modified from time to time.

“Mortgaged Property” means any Property owned by any Note Party which is subject to the Liens existing and to exist under the terms of the Security Instruments.

“Multiemployer Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, that is subject to Title IV of ERISA and to which the Issuer, a Subsidiary or an ERISA Affiliate is making or accruing an obligation to make contributions or was obligated to make contributions within the last six (6) years.

“Net Asset Sale Proceeds” means, with respect to any Asset Sale, an amount equal to: (a) the sum of Cash payments and Cash Equivalents received by the Issuer or any of its Subsidiaries from such Asset Sale (including any Cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received), minus (b) any bona fide costs and expenses (including, without limitation, legal, accounting and investment banking fees, and sales commissions) incurred in connection with such Asset Sale, including income or gains Taxes paid or payable as a result of such Asset Sale (after taking into account any available tax credits or deductions and any tax-sharing arrangements) or reserves taken in respect of Taxes and/or any Permitted Tax Distributions arising as a result thereof, (c) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to seller’s indemnities and representations and warranties to purchaser in respect of such Asset Sale undertaken by the Issuer or any other Note Party in connection with such Asset Sale; provided that upon release of any such reserve, the amount released shall be considered Net Asset Sale Proceeds, (d) any other reasonable fees, costs and expenses payable by the Issuer or any other Note Party in connection with such Asset Sale, (e) payments applied toward amounts outstanding under Debt (other than the Notes and First Lien Credit Facility) to the extent that it is secured by a Lien that is prior to the Lien created by the Security Instruments on the assets that are the subject of such Asset Sale and which must be repaid as a result of such Asset Sale and (f) payments applied towards amounts outstanding under the First Lien Credit Facility to (i) eliminate any Borrowing Base Deficiency, in an amount equal to such Borrowing Base Deficiency or (ii) pay other amounts due under the First Lien Credit Facility.

“Net Insurance/Condemnation Proceeds” means an amount equal to: (a) any Cash payments or Cash proceeds received by the Issuer or any of its Subsidiaries (i) under any casualty, business interruption or “key man” insurance policies in respect of any Casualty Event, or (ii) as a result of a Casualty Event constituting the taking of any assets of the Issuer or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power directly under threat of such a taking in lieu thereof, minus (b)(i) any actual and reasonable costs incurred by the Issuer or any of its Subsidiaries in connection with the adjustment or settlement of any claims of the Issuer or any of its Subsidiaries in respect thereof, (ii) amounts expended to repair and/or replace Property subject to such Casualty Event, (iii) any bona fide direct costs incurred in connection with any sale of such assets as referred to in clause (a)(ii) of this definition, including income or gains Taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax-sharing arrangements) or reserves taken in respect of Taxes and/or any Permitted Tax Distributions arising as a result thereof, (iv) payments applied to any Debt (other than the Notes) which is secured by a Lien upon any of the assets subject to such Casualty Event and which much be repaid as a result of such Casualty Event, (v) payments applied toward amounts outstanding under Debt (other than the Notes and First Lien Credit Facility) to the extent that it is secured by a Lien that is prior to the Lien created by the Security Instruments on the assets that are the subject of such Casualty Event and which must be repaid as a result of such Casualty Event and (vi) payments applied towards amounts outstanding under the First Lien Credit Facility to (i) eliminate any Borrowing Base Deficiency, in an amount equal to such Borrowing Base Deficiency or (ii) pay other amounts due under the First Lien Credit Facility.

“Non-U.S. Holder” has the meaning assigned to such term in Section 5.03(e).

“Note Documents” means this Agreement, the Notes, the Security Instruments and all other certificates, documents, instruments or agreements executed and delivered by a Note Party for the benefit of the Agent or any Holder in connection herewith or pursuant to any of the foregoing. Any reference in this Agreement or any other Note Document to a Note Document shall include all appendices, exhibits and schedules thereto, and all amendments, restatements, waivers, supplements or other modifications thereto.

“Note Party” means the Issuer and each Guarantor.

“Note Purchase” means a purchase by the Holders of Notes pursuant to Section 2.01.

“Note Purchase Notice” means a written notice by the Issuer that it will issue Notes hereunder, which Note Purchase Notice (a) sets forth the principal amount of Notes to be issued, (b) contains the information required by Section 2.03 and (c) is substantially in the form of Exhibit B or such other form satisfactory to the Requisite Holders.

“Notes” means the notes of the Issuer described in Section 2.02 and being substantially in the form of Exhibit A, together with all amendments, modifications, replacements, extensions and rearrangements thereof (such term shall also include any such Notes in substitution therefore pursuant to Section 12.25 of this Agreement).

“NYMEX Pricing” shall mean, as of any date of determination with respect to any month (i) for crude oil, the closing settlement price for the WTI Light, Sweet Crude Oil futures contract for each month, and (ii) for natural gas, the closing settlement price for the Henry Hub Natural Gas futures contract for such month, in each case as published by New York Mercantile Exchange (NYMEX) on its website currently located at www.nymex.com or any successor thereto (as such pricing may be corrected or revised from time to time by the NYMEX in accordance with its rules and regulations).

“Obligations” means all liabilities and obligations of every type of each Note Party from time to time owed to the Agent (including any former Agent), the Holders, any Indemnitee, or any of them, in each case, under any Note Document to which it is a party, whether for principal, interest (including, without limitation, interest accruing at any post-default rate and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), fees, expenses, penalties, make-whole amounts (including the Make-Whole Amount), repayment premiums (including the Repayment Fee), Change in Control premiums (including the Change in Control Premium), reimbursements, indemnification or otherwise and whether primary, secondary, direct, indirect, contingent, fixed or otherwise (including obligations of performance) and all renewals, extensions and/or rearrangements of any of the above.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Oil and Gas Properties” means (a) Hydrocarbon Interests; (b) the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; (c) all presently existing or future unitization agreements,

pooling agreements and declarations of pooled units and the units created thereby (including all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; (d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, transportation, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; (e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; (f) all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests and (g) all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment, rental equipment or other personal Property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, gas processing plants and pipeline systems and any related infrastructure to any thereof, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing; provided that the Oil and Gas Properties shall not include any “building” or “mobile home” (each as defined in Regulation H as promulgated by the Federal Reserve Board under the Flood Insurance Regulations). Unless otherwise indicated herein, each reference to the term “Oil and Gas Properties” means Oil and Gas Properties of the Issuer or any other Note Party, as the context may require.

“Organizational Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to such corporation’s jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means with respect to any Credit Party, Taxes imposed as a result of a present or former connection between such Credit Party and the jurisdiction imposing such Tax (other than connections arising from such Credit Party having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, any Note Document, or sold or assigned an interest in any Note or Note Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Note Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Participant” has the meaning assigned to such term in Section 12.04(c).

“Participant Register” has the meaning assigned to such term in Section 12.04(c).

“Patriot Act” has the meaning assigned to such term in Section 12.16.

“Payment in Full” means (a) the irrevocable payment in full in Cash of all principal, interest (including interest accruing during the pendency of an insolvency or liquidation proceeding, regardless of whether allowed or allowable in such insolvency or liquidation proceeding) and premium, if any, on all Notes outstanding under this Agreement and (b) the irrevocable payment in full in Cash in respect of all other obligations or amounts that are outstanding under this Agreement (other than indemnity obligations for which notice of potential claim has not been given). “Paid in Full” has the correlative meaning thereto.

“PBGC” means the Pension Benefit Guaranty Corporation as defined in Title IV of ERISA, or any successor thereto.

“Permitted Equity Acquisition” means any acquisition by the Issuer or any Guarantor of any Equity Interests of another Person which satisfies and/or is conducted in accordance with the following requirements:

(a)    such acquisition is of a business or Person that owns Oil and Gas Properties;

(b)    the business or Person so acquired shall (x) become a wholly-owned direct Subsidiary of the Issuer or of a Guarantor and the Issuer or the applicable Guarantor shall cause such acquired business or Person to comply with Section 8.14 hereof or (y) provided that the Note Parties continue to comply with Section 8.03 hereof, be merged with and into the Issuer or such a Guarantor (and, in the case of the Issuer, with the Issuer being the surviving entity); and

(c)    after giving effect to such acquisition, the Issuer is in pro forma compliance with the Agreement.

“Permitted Holders” means (a) Tema, (b) KLR Energy Sponsor, LLC and (c) their respective Affiliates.

“Permitted Recipients” has the meaning assigned to such term in Section 12.11(a).

“Permitted Revolver Refinancing” means any Debt in the form of a first lien reserve based credit facility of the Issuer the net proceeds of which are used to refinance or replace a First Lien Credit Facility, in whole only, from time to time; provided that (a) the covenant, default and remedy provisions of such Debt are not materially more restrictive to the Issuer and its Subsidiaries than those imposed by the First Lien Credit Agreement, unless such provisions are proposed by the Issuer to be incorporated into the applicable Note Documents and are so incorporated, (b) the mandatory prepayment, repurchase and redemption provisions of such Debt are not materially more restrictive to the Issuer and its Subsidiaries than those imposed by the First Lien Credit Agreement as in effect on the Effective Date, (c) the make-whole and prepayment premium provisions of such Debt are not more restrictive to the Issuer and its Subsidiaries than those imposed by the First Lien Credit Agreement as in effect on the Effective Date, (d) such Debt is subject to the Intercreditor Agreement, (e) no Subsidiary of the Issuer is required to guarantee or secure such Debt unless such Subsidiary is (or concurrently with any such guarantee becomes) a Guarantor hereunder, (f) such Debt and the terms of such Debt are permitted under Section 9.02(l) and Section 9.23 and (g) such Permitted Revolver Refinancing shall be limited to a reserve-based credit agreement determined or re-determined by the First Lien Lenders, subject to a “borrowing base”.

“Permitted Revolver Refinancing First Lien Credit Agreement” means a credit agreement among the Issuer, as borrower, First Lien Administrative Agent, as administrative agent, and the other lenders and parties party thereto from time to time as amended, restated, modified or supplemented from time to time, in each case, subject to the Intercreditor Agreement and the terms hereof.

“Permitted Tax Distribution” means, with respect to any taxable period during which the Issuer is a pass-through entity for United States federal income tax purposes (including, for the avoidance of doubt, a disregarded entity not treated as separate from its owner) Restricted Payments to holders of equity in the Issuer, made on a pro rata basis in accordance with the number of common units in the Issuer owned by each such holder, in an aggregate amount such that each such equity holder receives an amount of Restricted Payments necessary to enable such equity holder (and its direct and indirect owners) to pay its U.S. federal, state and/or local and non-U.S. income taxes (as applicable) attributable to its direct or indirect ownership of the Issuer with respect to such taxable period (assuming that each such equity holder (or its direct and indirect owners) is subject to tax at the highest combined marginal U.S. federal, state, and/or local income tax rate applicable to any such equity holder (or its direct and indirect owners) for such taxable period (including any tax rate imposed on “net investment income” by Section 1411 of the Code and excluding the deductibility of state and local income taxes for U.S. federal income tax purposes), and taking into account the alternative minimum tax, any cumulative net taxable loss of the Issuer for prior taxable periods to the extent such loss is of a character that would allow such loss to be available to such equity holders (or their direct and indirect owners) to reduce such attributable taxes of such equity holders (or their direct and indirect owners) in the current taxable period (taking into account any limitations on the utilization of such loss by such equity holders to reduce such attributable taxes and assuming such loss had not already been utilized) and the character (e.g., long-term or short-term capital gain or ordinary or exempt) of the applicable income); provided, that if the sum of the amount of U.S. federal, state and local and non-U.S. tax liabilities of RRI for such taxable period and the amount of RRI’s obligations under the Tax Receivable Agreement relating to such taxable period exceeds the amount of Permitted Tax Distributions payable to RRI calculated as set forth above, then the equity holders shall be entitled to receive additional Restricted Payments (each, an “Excess Tax Distribution”), made on a pro rata basis in accordance with the number of common units in the Issuer owned by each such holder, in an aggregate amount such that RRI receives an additional amount of Restricted Payments equal to such excess.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan, as defined in Section 3(2) of ERISA that is subject to Title IV of ERISA but excluding any Multiemployer Plan, which (a) is currently or hereafter sponsored, maintained or contributed to by the Issuer, a Subsidiary or an ERISA Affiliate or (b) was at any time during the six calendar years preceding the date hereof, sponsored, maintained or contributed to by the Issuer or a Subsidiary or an ERISA Affiliate.

“Pro Rata Share” means, as to any Holder, with respect to:

(a)    Section 2.01, the percentage obtained by dividing (i) the Commitments of that Holder by (ii) the aggregate Commitments of all the Holders; and

(b)    all payments, computations and other matters relating to the Notes of any Holder, the percentage obtained by dividing (i) the Exposure of that Holder by (ii) the aggregate Exposure of all the Holders.

“Prohibited Transaction” has the meaning assigned to such term in Section 406 of ERISA and Section 4975(c) of the Code.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Cash, securities, accounts and contract rights.

“Proved Developed Non-Producing Reserves” has the meaning assigned such term in the SPE Definitions.

“Proved Developed Producing Reserves” has the meaning assigned such term in the SPE Definitions.

“Proved Oil and Gas Properties” means, with respect to any Person at the time of determination, the Oil and Gas Properties of such Person constituting Proved Reserves.

“Proved Reserves” has the meaning assigned such term in the SPE Definitions.

“Proved Undeveloped Reserves” has the meaning assigned such term in the SPE Definitions.

“Public Company” has the meaning assigned to such term in Section 12.11(b).

“Public Company Information” has the meaning assigned to such term in Section 12.11(b).

“Purchase Money Security Interest” shall mean Liens upon tangible personal property securing loans to any Note Party or Subsidiary of a Note Party or deferred payments by such Note Party or Subsidiary for the purchase of such tangible personal property.

“PV-9” means (a) prior to the Discharge of First Lien Non-Excluded Obligations, the meaning given to such term in the First Lien Credit Agreement or any functionally equivalent term in a Permitted Revolver Refinancing First Lien Credit Agreement and (b) following the Discharge of First Lien Non-Excluded Obligations, with respect to the Proved Reserves constituting Oil and Gas Properties of the Note Parties, the net present value of future cash flows (discounted at nine percent (9%) per annum) calculated by the Issuer in accordance with its reasonable judgment and consistent with past practice (including using the Strip Price and costs determined in accordance with the definition of Reserve Report) based on the information from the Initial Reserve Report or most recent Reserve Report delivered by the Issuer pursuant to Section 8.12, but provided that each calculation of such expected future cash flow shall be made in accordance with the then existing standards of the Society of Petroleum Engineers, provided that in any event (i) appropriate deductions shall be made for severance and ad valorem taxes, and for operating, gathering, transportation and marketing costs required for the production and sale of such reserves (provided that to the extent consistent with the Initial Reserve Report, certain gathering and transportation costs shall not be subject to a markup and shall be run at cost), (ii) appropriate adjustments to the Strip Price shall be made for commodity and basis hedging activities permitted by this Agreement for the volumes actually hedged and (iii) the cash-flows derived from the pricing assumptions set forth in clause (b) above shall be further adjusted to account for the forward-looking differential.

“Qualified Equity Proceeds” has the meaning assigned to such term in Section 9.05(k).

“Qualified Institutional Buyer” as defined in Section 13.11.

“Quarterly Date” means the last Business Day of each Fiscal Quarter of the Issuer and if such day is not a Business Day, then the next succeeding Business Day.

“RBL Reserve Report” shall mean a “Reserve Report” as defined under the First Lien Credit Agreement or any functionally equivalent term in a Permitted Revolver Refinancing First Lien Credit Agreement.

“RCRA” has the meaning assigned to such term within the definition of “Environmental Laws.”

“Recipient” has the meaning assigned to such term in Section 12.11(a).

“Reclassified Units” has the meaning assigned to such term in Section 7.02(m).

“Redemption” means with respect to any Debt, the repurchase, redemption, prepayment, repayment, defeasance or any other acquisition or retirement for value (or the segregation of funds with respect to any of the foregoing) of such Debt. “Redeem” has the correlative meaning thereto.

“Register” has the meaning assigned to such term in Section 2.04(b).

“Regulation D” means Regulation D of the Board, as the same may be amended, supplemented or replaced from time to time.

“Reinvestment Yield” means, with respect to the Called Principal of any Note, 50 basis points (one-half of one percent) over the yield to maturity implied by (a) the yields reported as of 10:00 a.m. (New York, New York time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1 on Bloomberg) or, if Page PX1 (or its successor screen on Bloomberg) is unavailable, the Telerate Access Service screen which corresponds most closely to Page PX1 for the most recently issued actively traded U.S. Treasury securities having a maturity equal to the Remaining Life of such Called Principal as of such Settlement Date, or (b) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (i) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between (A) the actively traded U.S. Treasury security with the maturity closest to and greater than such Remaining Life and (B) the actively traded U.S. Treasury security with the maturity closest to and less than such Remaining Life. The Reinvestment Yield shall be rounded to two decimal places.

“Related Fund” means, with respect to any Holder that is an investment fund, any other investment fund that invests in similar commercial loans and that is managed, advised or sub-advised by or affiliated with the same investment advisor as such Holder or by an Affiliate of such investment advisor. Related Fund shall, with respect to any Holder, also include any swap, special purpose vehicles purchasing or acquiring security interests in collateralized loan obligations of such Holder or any other vehicle through which such Holder’s investment advisors may leverage its investments from time to time.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors (including attorneys, accountants and experts) of such Person and such Person’s Affiliates.

“Release” means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping, or disposing.

“Remaining Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the Make-Whole Expiry Date.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of Interest in respect of such Called Principal that would be due after the Settlement Date through the Make-Whole Expiry Date with respect to such Called Principal if no payment of such Called Principal were made.

“Remedial Work” has the meaning assigned to such term in Section 8.10(a).

“Repayment Fee” has the meaning assigned to such term in Section 3.06(g).

“Reportable Event” means any of the events described in Section 4043(c) of ERISA and the regulations issued thereunder with respect to a Plan other than a Reportable Event as to which the provision of 30 days’ notice to the PBGC has been waived.

“Requisite Holders” means the Holders having or holding Exposure representing more than fifty percent (50%) of the sum of the aggregate Exposure of all the Holders.

“Reserve Report” means, (a) prior to the Discharge of First Lien Non-Excluded Obligations, an RBL Reserve Report; provided that in addition to the calculations based upon any pricing prescribed by the First Lien Credit Agreement such report shall include parallel calculations based upon the Strip Price, and (b) after the Discharge of First Lien Non-Excluded Obligations, a report, in form, scope and content acceptable to the Requisite Holders, setting forth the updated estimates of Proved Developed Producing Reserves, Proved Developed Non-Producing Reserves, Proved Undeveloped Reserves and projected production profiles and overall economics of the Note Parties’ Oil and Gas Properties, together with a projection of the rate of production and future cash flows as of such date, based on the following pricing assumptions: (i) oil and gas prices will be reasonably determined by the Requisite Holders based on the then current Strip Price, which pricing will be adjusted to reflect location, BTU content and quality differentials and hedging arrangements then in place; (ii) taking into account the Issuer’s or the applicable operator’s actual experiences with leasehold operating expenses and other costs in determining projected leasehold operating expenses and other costs; (iii) identifying and taking into account any “over-produced” or “under-produced” status under gas balancing arrangements; and (iv) the Issuer’s internally prepared Reserve Report will use similar means and methodologies as the Approved Petroleum Engineers.

“Reserve Report Certificate” has the meaning set forth in Section 8.12(b).

“Responsible Officer” means, as to any Person, the chief executive officer, the president or any Financial Officer of such Person. Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of the Issuer.

“Restricted Payment” means any dividend or other distribution or return of capital (whether in cash, securities or other Property) with respect to any Equity Interests in any Person, or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, conversion, cancellation or termination of any such Equity Interests.

“Revolving Credit Exposure” means, with respect to any First Lien Lender at any time, the sum of the outstanding principal amount of such First Lien Lender’s Loans (as defined in the First Lien Credit Agreement or any such functionally equivalent term as defined in any Permitted Revolver Refinancing First Lien Credit Agreement) and its LC Exposure (as defined in the First Lien Credit Agreement or any such functionally equivalent term as defined in any Permitted Revolver Refinancing First Lien Credit Agreement) at such time.

“RRI” has the meaning set forth in the preamble hereto.

“RRI Certificate of Designations” means the Certificate of Designations of the Series B Redeemable Preferred Stock of RRI among RRI and the purchasers party thereto, dated and as in effect as of the Effective Date.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., and any successor thereto that is a nationally recognized rating agency.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (as of the Effective Date, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by OFAC or the U.S. Department of State.

“SEC” means the Securities and Exchange Commission or any successor Governmental Authority.

“Second Offer” has the meaning assigned to such term in Section 3.04(e).

“Second Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Security Instruments, that such Lien (a) is the only Lien to which such Collateral is subject at the time such Lien is created other than (i) subject to the terms of the Intercreditor Agreement, Liens in favor of the First Lien Administrative Agent under the First Lien Collateral Documents and (ii) Excepted Liens and other Liens permitted under Section 9.03 and (b) is contractually subordinated only to the Lien in favor of the First Lien Administrative Agent as set forth in the Intercreditor Agreement.

“Secured Parties” means, collectively, the Agent, each Holder, each Indemnitee, each other Agent, and any other Person owed Obligations and “Secured Party” means any of them individually.

“Securities Act” means the Securities Act of 1933.

“Security Agreement” means a Security Agreement in form and substance acceptable to the Agent and the Requisite Holders made by the Note Parties party thereto in favor of the Agent for the benefit of the Secured Parties, as the same may be amended, restated, modified or supplemented from time to time.

“Security Instruments” means each Account Control Agreement, the Guaranty Agreement, the Mortgages, the Security Agreement, the Intercreditor Agreement and all other instruments, documents and agreements delivered by any Note Party pursuant to this Agreement or any of the other Note Documents in order to (a) grant to the Agent, for the benefit of the Secured Parties, a Lien on any Collateral or (b) set forth the relative priorities of any Lien on any Collateral, as any of the foregoing may be amended, restated, supplemented or otherwise modified from time to time.

“Senior Unsecured Notes” means unsecured senior, senior subordinated or subordinated Debt consisting of notes or bonds issued by the Issuer or a Guarantor, provided that (a) no Default or Event of Default has occurred and is continuing under this Agreement or would result from such incurrence of Debt, (b) the maturity date of such Debt shall not occur before one hundred eighty (180) days after the Maturity Date, (c) there shall be no scheduled principal amortization, prepayments, redemptions, defeasance, tender, sinking fund or repurchase obligations prior to the Maturity Date, and (d) the covenants, events of default, guarantees and other terms of such Debt, taken as a whole, are not more restrictive on the Issuer and its Subsidiaries than the terms of this Agreement (as in effect at the time of such issuance or incurrence); provided that a certificate of a Responsible Officer of the Issuer delivered to the Agent and the Holders at least five Business Days prior to the incurrence or issuance of such Debt, together with a reasonably detailed description of the material terms and conditions of such Debt or drafts of the documentation relating thereto, stating that the Issuer has determined in good faith that such terms and conditions satisfy the foregoing requirements shall be conclusive evidence that such terms and conditions satisfy the foregoing requirements unless the Agent (acting upon the written instruction of the Requisite Holders) notifies the Issuer within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees).

“Senior Unsecured Notes Documents” means, with respect to any Senior Unsecured Notes, each indenture or other agreement pursuant to which such Senior Unsecured Notes is issued or incurred, and any notes, certificates, security agreement, mortgage or other documents made or delivered by the Issuer or any Subsidiary in connection with such Senior Unsecured Notes, as the same may be amended, modified or supplemented in accordance with Section 9.21.

“Series A Preferred Stock” means the 8.000% Series A Cumulative Perpetual Convertible Preferred Stock of RRI.

“Series B Redeemable Preferred Stock” means “Series B Preferred Stock” as defined in the Series B Redeemable Preferred Stock Purchase Agreement.

“Series B Redeemable Preferred Stock Issuance” means the issuance by RRI of its Base Series B Preferred Shares, which issuance is to occur on the terms set forth in the Series B Redeemable Preferred Stock Purchase Agreement as of the Effective Date.

“Series B Redeemable Preferred Stock Purchase Agreement” means that certain Series B Redeemable Preferred Stock Purchase Agreement among RRI and the purchasers party thereto, dated and as in effect as of the Effective Date.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 3.03 or Section 3.04 as the context requires.

“Solvent” means that as of any date of determination, (a) the aggregate assets (after giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement), at a fair valuation, of the Issuer and its Subsidiaries taken as a whole, will exceed the aggregate Debt of the Issuer and its Subsidiaries taken as a whole, as such Debt becomes absolute and matures, (b) none of the Issuer nor any of its Subsidiaries will have incurred or intended to incur, Debt beyond its ability to pay such Debt (after taking into account the timing and amounts of cash to be received by the Issuer or any such Subsidiary and the amounts to be payable on or in respect of its liabilities on a consolidated basis, and giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement) as such Debt becomes absolute and matures and (c) none of the Issuer nor its Subsidiaries will have (and will have no reason to believe that it will have thereafter) unreasonably small capital for the conduct of its business.

“SPE Definitions” means, with respect to any term, the definition thereof adopted by the Board of Directors, Society for Petroleum Engineers (SPE) Inc., March 1997.

“Specified Offer” has the meaning assigned to such term in Section 3.04(a)(ii).

“Strip Price” shall mean, at any time, (a) for the remainder of the current calendar year, the average NYMEX Pricing for the remaining contracts in the current calendar year, (b) for each of the succeeding four complete calendar years, the average NYMEX Pricing for the twelve months in each such calendar year, and (c) for the succeeding fifth complete calendar year, and for each calendar year thereafter, the average NYMEX Pricing for the twelve months in such fifth calendar year.

“Subsidiary” means as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a direct or indirect Subsidiary or Subsidiaries of the Issuer.

“Swap Agreement” means any agreement with respect to any swap, cap, collar, forward, future or derivative transaction or option or similar agreement, whether exchange traded, “over-the-counter” or otherwise, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions (including any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act); provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of any Note Party shall be a Swap Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements, (a) for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Agreements, as determined by the counterparties to such Swap Agreements.

“Synthetic Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, treated as operating leases on the financial statements of the Person liable (whether contingently or otherwise) for the payment of rent thereunder and which were properly treated as indebtedness for borrowed money for purposes of U.S. federal income taxes, if the lessee in respect thereof is obligated to either purchase for an amount in excess of, or pay upon early termination an amount in excess of, 80% of the residual value of the Property subject to such operating lease upon expiration or early termination of such lease.

“Tax Receivable Agreement” means that certain Tax Receivable Agreement dated as of April 27, 2017 by and among RRI, Tema and its successors and permitted assigns, as the “TRA Holders,” and Tema or such other Person designated as the agent under such agreement as the “Agent”.

“Tax on the Overall Net Income” of a Person means any net income (however denominated), franchise or branch profits Tax imposed on a Person by the jurisdiction in which a Person is organized or in which that Person’s applicable principal office (and/or, in the case of a Holder, its Applicable Office) is located or in which that Person (and/or, in the case of a Holder, its Applicable Office) has a connection or is otherwise deemed to be doing business (other than a jurisdiction in which such Person is treated as having a connection or doing business solely as a result of its entering into any Note Document or its participation in the transactions governed thereby).

“Tax Related Person” means any Person (including a beneficial owner of an interest in a pass-through entity) who is required to include in income amounts realized (whether or not distributed) by the Agent, a Holder or any Tax Related Person of any of the foregoing.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed, collected or withheld by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tema” means Tema Oil and Gas Company, a Maryland corporation or its Affiliates.

“Total Funded Debt” means, at any date, all Debt of the Issuer and its Consolidated Subsidiaries on a consolidated basis, excluding all obligations under or in respect of any Issuer Preferred Units so long as such obligations are not classified as debt under GAAP or no mandatory redemption payment is then due.

“Transactions” means, collectively, (a) the execution, delivery and performance by RRI of this Agreement, (b) the execution, delivery and performance by the Issuer of this Agreement, each other Note Document to which it is a party, the sale of the Notes, the use of the proceeds thereof, the Issuer’s grant of the security interests and provision of Collateral under the Security Instruments, and the Issuer’s grant of Liens on Mortgaged Properties (if applicable) and other Properties pursuant to the Security Instruments, (c) the execution, delivery and performance by such Note Party of each Note Document to which it is a party, the guaranteeing of the Obligations and the other obligations under the Guaranty Agreement by such Note Party and such Note Party’s grant of the security interests and provision of Collateral under the Security Instruments, and the grant of Liens by such Guarantor on Mortgaged Properties (if applicable) and other Properties pursuant to the Security Instruments, (d) the Whitehorse Asset Acquisition and (e) the Series B Redeemable Preferred Stock Issuance.

“U.S. Person” means a Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 5.03(e)(iii).

“Whitehorse Acquisition Agreement” means that certain Purchase and Sale Agreement, dated as of October 24, 2017, by and among, Whitehorse Energy, LLC, a Delaware limited liability company, Whitehorse Energy Delaware, LLC, a Delaware limited liability company, Whitehorse Delaware Operating, LLC, Delaware limited liability company, Siltstone Resources II - Permian, LLC, a Delaware limited liability, Siltstone Resources II-B-Permian, LLC, a Delaware limited liability, Rosehill Resources Inc., a Delaware corporation, and the Issuer.

“Whitehorse Asset Acquisition” means the acquisition of the Whitehorse Assets.

“Whitehorse Assets” means the Oil and Gas Properties and other related assets acquired pursuant to the Whitehorse Acquisition Agreement.

“Wholly-Owned Subsidiary” means any Subsidiary of which all of the outstanding Equity Interests (other than any directors’ qualifying shares mandated by applicable law), on a fully-diluted basis, are owned by the Issuer, the Guarantors and/or one or more of the Wholly-Owned Subsidiaries.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.03    [Reserved].

Section 1.04    Terms Generally; Rules of Construction. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, and the word “or” is not exclusive. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, restated or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in the Note Documents), (b) any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained in the Note Documents), (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) with respect to the determination of any time period, the word “from” means “from and including” and the word “to” and “until” means “to but excluding” and the word “through” means “to and including” and (f) any reference herein to Articles, Sections, Annexes, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement. No provision of this Agreement or any other Note Document shall be interpreted or construed against any Person solely because such Person or its legal representative drafted such provision.

Section 1.05    Accounting Terms and Determinations; GAAP. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Agent or the Holders hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the initial financial statements delivered under Section 8.01, except for changes in which RRI’s independent certified public accountants concur and which are disclosed to the Agent on the next date on which financial statements are required to be delivered to the

Holders pursuant to Section 8.01(a); provided that, unless the Issuer and the Requisite Holders shall otherwise agree in writing, no such change shall modify or affect the manner in which compliance with the covenants contained herein is computed such that all such computations shall be conducted utilizing financial information presented consistently with prior periods. Notwithstanding anything in this Agreement or any other Note Document to the contrary, (a) for the purposes of calculating compliance with any covenant in this Agreement or any other Note Document, no effect shall be given to any change in GAAP arising out of a change described in the Proposed Accounting Standards Update to Leases (Topic 840) dated August 17, 2010 or a substantially similar pronouncement and (b) if the Issuer notifies the Agent in writing that the Issuer wishes to amend any financial covenant in Section 9.01, any related definition to eliminate the effect of any change in GAAP occurring after the Effective Date on the operation of such financial covenants (or if the Agent notifies the Issuer in writing that the Requisite Holders wish to amend any financial covenant in Section 9.01, any related definition to eliminate the effect of any such change in GAAP), then the Agent and the Issuer shall negotiate in good faith to amend such ratios or requirements to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Requisite Holders); provided that, until so amended, the Note Parties’ compliance with such covenants shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenants or definitions are amended in a manner satisfactory to the Issuer and the Requisite Holders, and the Note Parties shall provide to the Agent, when they deliver their financial statements pursuant to under Sections 8.01(a) and 8.01(b) of this Agreement, such reconciliation statements as shall be reasonably requested by the Agent or the Requisite Holders.

ARTICLE II

PURCHASE OF THE NOTES

Section 2.01    Note Purchase. Subject to the terms and conditions set forth herein and relying upon the representations and warranties herein set forth, on the Effective Date, the Issuer shall issue to each Holder, and each Holder shall purchase from the Issuer (so long as all conditions precedent required hereby shall have then been satisfied or waived), a Note in the aggregate principal amount equal to such Holder’s Pro Rata Share of $100,000,000, to be purchased net of three percent (3.0%) discount. Such discount shall be treated as original issue discount for U.S. federal income tax purposes.

Section 2.02    The Notes. The obligation of the Issuer to repay to each Holder the aggregate amount of all Notes held by such Holder, together with interest accruing in connection therewith, shall be evidenced by Notes, as applicable, made by the Issuer payable to such Holder or its registered assigns with appropriate insertions. Interest on each Note shall accrue and be due and payable as provided herein. Each Note shall be due and payable as provided herein and shall be due and payable in full on the Maturity Date. The Issuer may not reissue any portion of any Note that has been repaid.

Section 2.03    Request for Notes. The Issuer must give to the Agent written or electronic notice in the form of the Note Purchase Notice (or telephonic notice promptly confirmed in writing in the form of the Note Purchase Notice) of the requested Notes to be issued to, and purchased by, the Holders on the Effective Date. Such Note Purchase Notice must:

(i)    specify the aggregate amount of such Note Purchase (which shall be $100,000,000) and the date on which such Notes are to be purchased;

(ii)    specify the location and number of the Issuer’s account to which funds are to be disbursed; and

(iii)    be received by the Agent no later than 10:00 a.m., New York, New York time, five (5) Business Days prior to the date on which the Notes are to be purchased.

Such written request or confirmation must be made in the form and substance of the Note Purchase Notice, duly completed. A telephonic request (if any) shall be deemed a representation, warranty, acknowledgment and agreement by the Issuer as to the matters that are required to be set out in such written confirmation. Upon receipt of such Note Purchase Notice, the Agent shall give each Holder prompt notice of the terms thereof. If all conditions precedent to such new Notes have been met, each Holder will on the date requested promptly remit to the Agent, at the Agent’s Account, the amount of such Holder’s Note in immediately available funds, and upon receipt of such funds, the Agent shall promptly make such funds available to the Issuer and the Issuer will deliver such Notes to the Agent or counsel for the Holders who shall promptly make such Notes available to each Holder. The failure of any Holder to purchase any Note hereunder shall not relieve any other Holder of its obligation hereunder, if any, to purchase its Note, but no Holder shall be responsible for the failure of any other Holder to purchase any Note hereunder.

Section 2.04    Evidence of Debt; Register; the Holder’s Books and Records; Notes.

(a)    The Holder’s Evidence of Indebtedness. Each Holder shall maintain in its internal records an account or accounts evidencing the Obligations of the Issuer to such Holder, including the amounts of the Notes held by such Holder and each repayment and prepayment in respect thereof. The failure to make any such recordation, or any error in such recordation, shall not affect any Obligations in respect of any applicable Notes. In the event of any inconsistency between the Register and any Holder’s records, the recordations in the Register shall govern.

(b)    Register. The Agent shall maintain at Agent’s Office a register for the recordation of the names and addresses of the Holders and principal amounts (and stated interest) of the Notes owing to, each Holder pursuant to the terms hereof from time to time (the “Register”). The Register shall be available for inspection by the Issuer, and a redacted version of the Register showing the entries with respect to any Holder shall be available for inspection by such Holder, at any reasonable time and from time to time upon reasonable prior notice. The entries in the Register shall be conclusive and binding on the Note Parties, the Agent and each Holder, absent manifest error; provided, failure to make any such recordation, or any error in such recordation, shall not affect the Note Parties’ Obligations in respect of any Note. The Issuer, the Agent and the Holders shall treat each Person in whose name any Note shall be registered as the owner and the Holder thereof for all purposes hereof. The Issuer hereby designates the entity serving as Agent to serve as the Issuer’s agent solely for purposes of maintaining the Register as provided in this Section 2.04(b), and the Agent shall be entitled to all of the rights, privileges and immunities afforded to it hereunder in the performance of such duties.

Article III

Payments of Principal and Interest; Prepayments; Fees

Section 3.01    Repayment of the Notes. If any principal or interest amount payable under the Notes remains outstanding on the Maturity Date, such amount will be paid in full by the Issuer to the Agent on behalf of the Holders in immediately available funds on the Maturity Date, together with any amounts required to be paid pursuant to Section 3.02 and Section 3.06(g).

Section 3.02    Interest; Fees.

(a)    Interest. Each Note shall at all times bear interest at a rate equal to 10.00% per annum (the “Applicable Rate”) (as such amount may be increased pursuant to Section 3.02), paid in cash (“Interest”).

(b)    Interest Payment Dates. Interest on each Note shall be due and payable on each Interest Payment Date to the Holders of record in the Register on such Interest Payment Date; provided that, if Interest on any Note is required to be paid on any Settlement Date pursuant to Section 3.03 or Section 3.04, and such Settlement Date is not a Quarterly Date, then the amount of Interest due and payable on the next succeeding Interest Payment Date will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to such Section 3.03 or Section 3.04. All interest payable hereunder shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)    Default Interest. Notwithstanding the foregoing, (i) if an Event of Default under Sections 10.01(a), (b), (h) or (i) has occurred and is continuing the principal amount of all Notes outstanding and, to the extent permitted by applicable law, any due and unpaid interest payments on the Notes or any fees or other amounts due and owing hereunder (other than default interest occurring under this Section 3.02(c)) shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws, whether or not allowed in such a proceeding) payable in Cash on demand at a rate that is two percent (2.0%) per annum in excess of the interest rate otherwise payable hereunder with respect to the Notes (without giving effect to this Section 3.02(c)) and (ii) if any other Event of Default has occurred and is continuing, and the Requisite Holders so elect, the principal amount of all Notes outstanding and, to the extent permitted by applicable law, any due and unpaid interest payments on the Notes or any fees or other amounts due and owing hereunder (other than default interest occurring under this Section 3.02(c)), shall from the date of occurrence of such Event of Default bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws, whether or not allowed in such a proceeding) payable in Cash on demand at a rate that is two percent (2.0%) per annum in excess of the interest rate otherwise payable hereunder with respect to the Notes (without giving effect to this Section 3.02(c)) (which election may be revoked by the Requisite Holders notwithstanding any provision of Section 12.02(b) requiring the consent of “each Holder that would be affected thereby” for reductions of interest rates on the Notes)). Payment or acceptance of the increased rates of interest provided for in this Section 3.02(c) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Agent or any Holder.

(d)    Agent Fee. The Issuer will pay to the Agent for its own account, a fee as set forth in the Agent Fee Letter.

(e)    Calculations. The Agent shall as soon as practicable (but in any event no later than three (3) Business Days prior to any Interest Payment Date or the date of any other amount payable under this Section 3.02) notify the Issuer and the Holders of the effective date and the amount of each Interest, fee or other payment under this Section 3.02. Each determination of an interest rate, interest payment amount or fee payment amount by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Issuer and the Holders in the absence of manifest error. Concurrent with each notice delivered pursuant to this Section 3.02(e), the Agent shall deliver to the Issuer and each Holder a statement showing the quotations used by the Agent in determining any interest rate, if applicable, and the calculations related to any interest payment amount or fee payment amount.

Section 3.03    Voluntary Prepayments . The Issuer may prepay the Notes on any Business Day in whole or in part (together with any amounts due pursuant to Section 3.02 and Section 3.06(g)) in an aggregate minimum amount equal to (a) if being paid in whole, the Obligations and (b) if being paid in part, $5,000,000 and integral multiples of $1,000,000 in excess of that amount. All such prepayments shall be made upon not less than eight (8) Business Days prior written or telephonic notice, in each case given to the Agent by 12:00 p.m. (New York, New York time) on the date required and, if given by telephone, promptly confirmed in writing to the Agent and which written notice shall be delivered to the Holders by the Agent no later than 12:00 p.m. (New York, New York time) one Business Day following receipt by the Agent thereof. Upon the giving of any such notice, the principal amount of the Notes specified in such notice shall become due and payable on the prepayment date specified therein; provided, that any notice of prepayment described above may provide that such prepayment is conditioned upon the satisfaction of one of more conditions precedent. Any such voluntary prepayment shall be applied as specified in Section 3.05. For the avoidance of doubt, any acceleration, redemption, prepayment, repayment, or payment of the Obligations in or in connection with a Bankruptcy Event shall constitute an optional prepayment thereof under the terms of this Section 3.03.

Section 3.04    Mandatory Prepayments.

(a)    Asset Sales, Hedge Receipts and Casualty Events.

(i)    Other than with respect to Net Asset Sale Proceeds attributable to an Asset Sale permitted by Section 9.11(a) or Section 9.11(c), to the extent that the aggregate Cash consideration in respect of any Asset Sale(s), Hedge Termination(s) and/or Casualty Event(s) is equal to or in excess of $1,000,000 in any transaction or series of related transactions or $1,500,000 in the aggregate during the term of this Agreement, the Issuer will (at its option) apply such Net Asset Sale Proceeds, Hedge Receipts and/or Net Insurance/Condemnation Proceeds (or, in the case of clause (C) elect to apply such Net Asset Sale Proceeds, Hedge Receipts and/or Net Insurance/Condemnation Proceeds) to one or more of the following options within 10 days from the later of the date of such Asset Sale(s), Hedge Termination(s) and/or Casualty Event or the receipt of such Net Asset Sale Proceeds, Hedge Receipts and/or Net Insurance/Condemnation Proceeds:

(A)    to prepay Loans (as defined in the First Lien Credit Agreement or any functionally equivalent term in a Permitted Revolver Refinancing First Lien Credit Agreement); provided that in connection with any such prepayment of Loans under the First Lien Credit Agreement or Permitted Revolver Refinancing First Lien Credit Agreement, the Issuer will cause the related maximum aggregate credit amount, Borrowing Base, and commitments under the First Lien Credit Agreement or Permitted Revolver Refinancing First Lien Credit Agreement, as applicable, to be permanently reduced by an amount equal to the principal amount so retired (for the avoidance of doubt and notwithstanding anything herein to the contrary, these provisions will not prohibit the Issuer and the Note Parties from increasing the maximum aggregate credit amounts, Borrowing Base and commitments under the First Lien Credit Agreement or Permitted Revolver Refinancing First Lien Credit Agreement at a later date); provided, further, that nothing will restrict the Issuer from temporarily prepaying Loans under the First Lien Credit Agreement or Permitted Revolver Refinancing First Lien Credit Agreement pending application of such amounts pursuant to this Section 3.04(a)(i);

(B)    to offer to prepay the Notes outstanding under this Agreement in accordance with Section 3.04(a)(ii);

(C)    so long as no Event of Default has occurred or is continuing at any time from the date of election to the date of reinvestment, to elect to invest in Oil and Gas Properties (including drilling and completion costs of existing Oil and Gas Properties) and make such investments, in each case, to the extent permitted under Section 9.05(k), within 180 days from the later of the date of such Asset Sale(s), Hedge Termination(s) and/or Casualty Event or the receipt of such Net Asset Sale Proceeds, Hedge Receipts and/or Net Insurance/Condemnation Proceeds; provided that (1) Net Asset Sale Proceeds, Hedge Receipts and Net Insurance/Condemnation Proceeds attributable to Collateral may only be invested in assets that are or will become Collateral and any such assets with a fair market value in excess of $2,000,000 must become Collateral concurrently with the acquisition thereof, (2) until such time as the Net Asset Sale Proceeds, Hedge Receipts and/or Net Insurance/Condemnation Proceeds are so reinvested, such amounts shall be maintained in a deposit account subject to an Account Control Agreement or used to temporarily prepay Loans under the First Lien Credit Agreement or Permitted Revolver Refinancing First Lien Credit Agreement, and (3) promptly following any determination by the Issuer of an election to invest Net Asset Sale Proceeds, Hedge Receipts and/or Net Insurance/Condemnation Proceeds pursuant to this Section 3.04(a)(i)(C), the Issuer shall, (x) prior to the initial reinvestment using such Net Asset Sale Proceeds, Hedge Receipts and/or Net Insurance/Condemnation Proceeds and (y) at the time of such reinvestment, deliver to the Agent (for delivery to the Holders) a certificate of a Responsible Officer of the Issuer specifying that the Issuer intends to reinvest such Net Asset Sale Proceeds, Hedge Receipts and/or Net Insurance/Condemnation Proceeds and, in each case, certifying that such reinvestment is otherwise permitted under Section 9.05(k); and/or

(D)    to elect to redeem (concurrently with the delivery of the applicable notice by RRI with respect to its Series B Redeemable Preferred Stock) all or a portion of the Issuer Series B Preferred Units and substantially contemporaneously therewith an equivalent amount of Series B Redeemable Preferred Stock of RRI in accordance with the RRI Certificate of Designations no later than twenty-five (25) days after such election if, and only if, at such time the Series B Redeemable Preferred Stock of RRI is owned in whole or in part by EIG.

(ii)    Any Net Asset Sale Proceeds, Hedge Receipts and/or Net Insurance/Condemnation Proceeds from Asset Sale(s), Hedge Termination(s) and/or Casualty Event that are not applied or invested as required by Section 3.04(a)(i) will be deemed to constitute “Excess Proceeds”. On or before, (x) the 10th day referenced in Section 3.04(a)(i), in the case of Section 3.04(a)(i)(A), 3.04(a)(i)(B) and 3.04(a)(i)(D), and (y) the 180th day in the case of Section 3.04(a)(i)(C), if the Issuer has not earlier made an offer to prepay under Section 3.04(a)(i)(B), the Issuer shall make an offer (a “Specified Offer”) in accordance with Sections 3.04(d) and 3.04(e) to all the Holders to prepay the maximum principal amount of Notes that may be prepaid out of the Excess

Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of the Notes plus other than on account of a prepayment with Net Insurance/Condemnation Proceeds, the Make-Whole Amount and/or Repayment Fee, as applicable, plus accrued and unpaid interest to the date of purchase, in accordance with the procedures established by the Agent for such offer. To the extent that the aggregate amount of Notes so validly offered for prepayment or tendered and not properly withdrawn pursuant to a Specified Offer in accordance with Section 3.04(e) is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for working capital and general corporate purposes and to repay any other Debt, subject to the other covenants contained in this Agreement. If the aggregate principal amount of Notes offered for prepayment or surrendered by the Holders, collectively, exceeds the amount of Excess Proceeds, the Agent shall select the Notes to be prepaid or purchased on a pro rata basis based on the aggregate principal amount of tendered Notes. Upon completion of the Specified Offer, the amount of Excess Proceeds will be reset at zero.

The Issuer shall make each offer for prepayment under this Section 3.04 in accordance with Section 3.04(d) and Section 3.06.

(b)    [Reserved].

(c)    Issuance of Debt. On the date of receipt by or on behalf of the Issuer or any of its Subsidiaries (or any Affiliate on behalf thereof) of any Cash proceeds from the incurrence of any Debt (other than Debt that is permitted hereunder) of such Note Party, the Issuer shall, offer to prepay the Notes in an aggregate amount equal to one hundred percent (100%) of such proceeds (net of (x) any amounts required to be prepaid under the First Lien Credit Facility and (y) any underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses) at an offer price in cash in an amount equal to 100% of the principal amount of the Notes plus the Make-Whole Amount and/or Repayment Fee, as applicable, plus accrued and unpaid interest to the date of purchase. In connection with any prepayment under this Section 3.04(c), the Issuer shall immediately provide to the Agent a prepayment notice in accordance with Section 3.04(d) to prepay the Notes eight (8) Business Days after delivery of such notice.

(d)    Prepayment Notice. In connection with any offer to make prepayment required by Sections 3.04(a) and 3.04(c), the Issuer shall provide prior written or telephonic notice thereof, in each case given to the Agent by 12:00 p.m. (New York, New York time) at least eight (8) Business Days’ prior to the date of such prepayment, if given by telephone, promptly confirmed in writing to the Agent and which written notice shall be delivered to the Holders by the Agent no later than 12:00 p.m. (New York, New York time) one Business Day following receipt by the Agent thereof. Each such notice shall include the calculation of the amount of the applicable proceeds giving rise to the prepayment and the amount that is available to prepay the Notes. In the event that the Issuer shall subsequently determine that the actual amount received exceeded the amount set forth in such notice, the Issuer shall promptly make an additional offer to make prepayment of the Notes in an amount equal to such excess, and the Issuer shall concurrently therewith deliver to the Agent a notice of offer to make such prepayment demonstrating the calculation of such excess.

(e)    Holders’ Right to Waive. Notwithstanding anything in this Agreement to the contrary, each Holder, in its sole discretion, may, but is not obligated to, decline the Issuer’s offer to make any prepayment pursuant to this Section 3.04, in each case, with respect to such Holder’s Pro Rata Share of such prepayment. Promptly after the date of receipt of the notice required by

Section 3.04(d), the Agent shall provide written notice (the “First Offer”) to the Holders of the amount available to prepay the Notes within one (1) Business Day of receipt of the applicable notice. Any Holder declining such prepayment (a “Declining Holder”) shall give written notice thereof to the Agent by 10:00 a.m. New York, New York time no later than five (5) Business Days after the date of such notice from the Agent (the “First Offer Deadline”) and on such date the Agent shall provide notice of the aggregate amount accepted for prepayment pursuant to the First Offer to the Issuer. The Issuer shall prepay the Notes accepted for prepayment pursuant to the First Offer no later than the date specified for such prepayment in the First Offer in the amount set forth in the applicable notice from the Agent. Additionally, on the First Offer Deadline (or earlier if the Agent has received responses from all Holders) the Agent shall then provide written notice (the “Second Offer”) to the Holders other than the Declining Holders (such Holders being the “Accepting Holders”) of the additional amount available (due to such Declining Holders’ declining such prepayment) to prepay Notes owing to such Accepting Holders, such available amount to be allocated on a pro rata basis among the Accepting Holders that accept the Second Offer. Any Holders declining prepayment pursuant to such Second Offer shall give written notice thereof to the Agent by 10:00 a.m. New York, New York time no later than five (5) Business Days after the date of such notice of a Second Offer. The Issuer shall prepay the Notes accepted for prepayment pursuant to the Second Offer within one Business Day after its receipt of notice from the Agent of the aggregate amount of such prepayment. Amounts remaining after the allocation of accepted amounts with respect to the First Offer and the Second Offer to Accepting Holders shall be retained by the Issuer in accordance with Section 3.04.

(f)    Change in Control Offer.

(i)    Upon the occurrence of a Change in Control, each Holder shall have the right to require the Issuer to redeem, repurchase or repay all or any part of such Holder’s Notes (and the Issuer shall have the obligation to so redeem, repurchase and repay such Notes) in accordance with this Section 3.04(f).

(ii)    Upon the occurrence of a Change in Control, except in the event that the Issuer has already exercised its right to redeem, repurchase or repay the Notes in accordance with this Section 3.04(f)(ii) (and have as of the date of such Change in Control made such redemption, repurchase or repayment in accordance with the terms of the applicable Change in Control Offer), and whether or not any Holder has made a demand or request therefor, the Issuer shall on the date of such Change in Control notify the Agent in writing (and the Agent shall promptly deliver such notice to each Holder in accordance with Section 12.01 of the following (such notification, a “Change in Control Offer”):

(A)    that a Change in Control has occurred and that such Holder has the right to require the Issuer to jointly and severally redeem, repurchase or repay such Holder’s Notes in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest through the repayment date plus the Change in Control Premium plus any other Obligations then outstanding (the “Change in Control Redemption Amount” and such amount in the aggregate for all such Notes (or parts thereof) accepting such offer under and in accordance with this Section 3.04(f), the “Aggregate Change in Control Redemption Amount”));

(B)    the circumstances and relevant facts and financial information regarding such Change in Control;

(C)    the redemption, repurchase or repayment date (which shall be no earlier than ten (10) Business Days nor any later than twenty (20) Business Days from the date on which the Agent is notified under Section 3.04(f)(ii)) (the “Change in Control Redemption Date”);

(D)    that unless the Issuer defaults in making the payment, all Notes accepted for redemption, repurchase or repayment pursuant to the Change in Control Offer will cease to accrue interest on the Change in Control Redemption Date;

(E)    that Holders will be required to notify the Agent of their election in accordance with Section 3.04(f)(iii) below prior to the close of business on the third Business Day preceding the Change in Control Redemption Date;

(F)    that the Holders whose Notes are being redeemed, repurchased or prepaid only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered promptly upon the surrender thereof.

(iii)    Each Holder (or its appointee) shall reply to the Agent, pursuant to a writing substantially in the form of Exhibit C (the “Change in Control Election Notice”), indicating that all, part (and, if in part, the amount) or none of such Change in Control Offer is accepted, by no later than 5:00 p.m. (New York, New York time) on the third Business Day immediately preceding the Change in Control Redemption Date; provided, however, that any Holder that fails to provide such Change in Control Election Notice in accordance with the terms hereof shall be conclusively deemed to have accepted such Change in Control Offer in full and shall not be deemed in violation of any provision hereof on account of such failure.

(iv)    On the Business Day immediately preceding the Change in Control Redemption Date, the Issuer shall:

(A)    deposit with the Agent an amount of cash equal to the Aggregate Change in Control Redemption Amount; and

(B)    deliver or cause to be delivered to the Agent (for the benefit of the Agent and the Holders) an officers’ certificate stating the Aggregate Change in Control Redemption Amount and the Change in Control Redemption Amount for each such Note.

(v)    On each Change in Control Redemption Date, (x) the Agent will promptly wire transfer to each accepting Holder a cash payment in the amount of the Change in Control Redemption Amount corresponding to such Notes and (y) the Issuer will promptly issue and send or cause to be sent to each Holder a new Note equal in principal amount to any unpurchased portion of any Notes, if any. Any Note so accepted for redemption, repurchase or repayment will cease to accrue interest on and after the Change in Control Redemption Date, unless the Issuer defaults in paying the applicable Change in Control Redemption Amount.

(vi)    The Issuer shall have the right, at its election, to make a Change in Control Offer in advance of a Change in Control if a definitive agreement is in place for the Change in Control at the time of making the Change in Control Offer; provided, however, such Change in Control Offer shall be conditioned upon the occurrence of such Change in Control.

(vii)    The Change in Control Premium due hereunder shall be calculated by the Agent and such calculation shall be conclusive and final, absent manifest error.

Section 3.05    Application of Payments. Any payment of any Note made pursuant to Sections 3.01, 3.03 or 3.04 shall be applied as follows:

(a)    first, to payment or reimbursement of that portion of the Obligations constituting fees, expenses and indemnities payable to the Agent in its capacity as such;

(b)    second, pro rata to payment or reimbursement of that portion of the Obligations constituting fees, expenses and indemnities payable to the Holders and the other Indemnitees listed under Section 12.03 under the Note Documents;

(c)    third, pro rata to payment of accrued Interest (including interest at the Default Rate, if any) on the Notes;

(d)    fourth, pro rata to pay the Change in Control Premium, Make-Whole Amount, Repayment Fee or other amount due and payable pursuant to Section 3.06(g), if any, on the Notes (including, for the avoidance of doubt, any Change in Control Premium, any Make-Whole Amount, any Repayment Fee or other amount due and payable pursuant to Section 3.06(g) resulting from the prepayment of principal under clause fifth below);

(e)    fifth, pro rata to payment of principal outstanding on the Notes which have not yet been reimbursed by or on behalf of the Issuer at such time;

(f)    sixth, pro rata to any other Obligations; and

(g)    seventh, any excess, after all of the Obligations shall have been Paid in Full in Cash, shall be paid to the Issuer or as otherwise required by any Governmental Requirement.

Section 3.06    General Provisions Regarding Payments.

(a)    All payments by the Issuer of principal, interest, fees and other Obligations shall be made in Dollars in same day funds without recoupment, setoff, counterclaim or other defense, and delivered to the Agent not later than 12:00 p.m. (New York, New York time) on the date due to the Agent’s Account for the account of the Holders; funds received by the Agent after that time on such due date shall be deemed to have been paid by the Issuer on the next Business Day.

(b)    All prepayments in respect of the principal amount of any Note shall be accompanied by payment of accrued interest on the principal amount being repaid or prepaid.

(c)    The Agent shall promptly distribute to each Holder at such address as such Holder shall indicate in writing, such Holder’s applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due thereto, including all fees payable with respect thereto, to the extent received by the Agent.

(d)    Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder.

(e)    The Agent shall deem any payment by or on behalf of the Issuer hereunder that is not made in same day funds at or prior to 12:00 p.m. (New York, New York time) to be a non-conforming payment. Any such payment shall not be deemed to have been received by the Agent until the later of (i) the time such funds become available funds, and (ii) the next Business Day. Interest and fees shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding Business Day) at the applicable rate determined pursuant to Section 3.02(a) from the date such amount was due and payable until the date such amount is paid in full.

(f)    If an Event of Default shall have occurred and not otherwise been waived, all payments or proceeds received by the Agent hereunder in respect of any of the Obligations shall be applied first, to payment or reimbursement of that portion of the Obligations constituting fees, expenses and indemnities payable to the Agent (including any costs and expenses related to foreclosure or realization upon, or protecting, Collateral) in its capacity as such, second, pro rata to payment or reimbursement of that portion of the Obligations constituting fees, expenses and indemnities payable to the Holders and the other Indemnitees listed under Section 12.03 under the Note Documents, third, pro rata to payment of accrued Interest (including interest at the Default Rate, if any) on the Notes, fourth, pro rata to pay the Change in Control Premium, the Make-Whole Amount, Repayment Fee or other amount due and payable pursuant to Section 3.06(g), if any, on the Notes (including, for the avoidance of doubt, any Change in Control Premium, any Make-Whole Amount, any Repayment Fee or other amount due and payable pursuant to Section 3.06(g) resulting from the prepayment of principal under clause fifth below), fifth, pro rata to payment of principal outstanding on the Notes which have not yet been reimbursed by or on behalf of the Issuer at such time, sixth, pro rata to any other Obligations, and seventh, any excess, after all of the Obligations shall have been Paid in Full in cash, shall be paid to the Issuer or as otherwise required by any Governmental Requirement.

(g)    Make Whole Amount; Repayment Fee. Upon any prepayment of the Notes, whether optional or mandatory (other than any prepayments pursuant to Section 3.04(a) solely with Net Insurance/Condemnation Proceeds or Section 3.04(f)), whether such prepayment occurs as a result of an acceleration of the Notes pursuant to Section 10.02 (whether automatic or optional acceleration) following an Event of Default or otherwise or at the Issuer’s option, which the Issuer may, upon notice as provided above, make for all (or any portion) of the Notes, the Issuer shall make an additional payment to the Agent for the account of the Holders in an aggregate amount equal to (x) if such prepayment or acceleration occurs on or prior to the twenty-four (24) month anniversary of the Effective Date (the “Make-Whole Expiry Date”), the Make-Whole Amount determined for the prepayment date with respect to such principal amount plus 3.0% of the principal of such prepaid or accelerated amount plus any accrued and unpaid interest and other amounts due thereon or (y) if such prepayment or acceleration occurs thereafter, a fee (the “Repayment Fee”), in an amount equal to the product of (X) if such prepayment or acceleration occurs following the Make-Whole Expiry Date but on or prior to the thirty-six (36) month anniversary of the Effective Date, 3.0% of the principal of such prepaid or accelerated amount, (Y) if such prepayment occurs following the thirty-six (36) month anniversary of the Effective Date but on or prior to the forty-eighth (48) month anniversary of the Effective Date, 1.5% of the principal of such prepaid or accelerated amount, and (Z) if such prepayment occurs following the forty-eighth (48) month anniversary of the Effective Date, 0.0% of such prepaid or accelerated amount plus in each case, any accrued and unpaid interest and other amounts due thereon.

(h)    Presentment of the Notes by the Holder is not a condition to receipt of payment on the Maturity Date or any earlier redemption.

ARTICLE IV

Payments; Pro Rata Treatment; Sharing of Set-offs

Section 4.01    Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)    Payments by the Issuer. The Issuer shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or of amounts payable under Section 5.01, Section 5.03 or otherwise) prior to 11:00 a.m. (New York, New York time) on the date when due, in immediately available funds, without defense, deduction, recoupment, set-off or counterclaim. Fees, once paid, shall be fully earned and shall not be refundable under any circumstances. Any amounts received after such time on any date shall be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Agent at its offices specified in Section 12.01, except that payments pursuant to Section 5.01, Section 5.03 and Section 12.03 shall be made directly to the Persons entitled thereto. The Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars.

(b)    Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c)    Ratable Sharing. The Holders hereby agree among themselves that, except as otherwise provided in the Security Instruments with respect to amounts realized from the exercise of rights with respect to Liens on the Collateral, if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Notes purchased and applied in accordance with the terms hereof), through the exercise of any right of set off or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Note Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to such Holder hereunder or under the other Note Documents (collectively, the “Aggregate Amounts Due” to such Holder) which is greater than the proportion received by any other Holder in respect of the Aggregate Amounts Due to such other Holder, then the Holder receiving such proportionately greater payment shall (a) notify Agent and each other Holder of the receipt of such payment and (b) apply a portion of such payment to purchase Notes (which it shall be deemed to have purchased from each seller of a Note simultaneously upon the receipt by such seller of its portion of such payment) in the ratable Aggregate Amounts Due to the other Holders so that all such recoveries of Aggregate Amounts Due shall be shared by all

Holders in proportion to the Aggregate Amounts Due to them; provided, that if all or part of such proportionately greater payment received by such purchasing Holder is thereafter recovered from such Holder upon the bankruptcy or reorganization of the Issuer or otherwise, those purchases to that extent shall be rescinded and the purchase prices paid for such Notes shall be returned to such purchasing Holder ratably to the extent of such recovery, but without interest. The Issuer expressly consents to the foregoing arrangement and agrees that any Holder of a Note so purchased may exercise any and all rights of banker’s lien, set off or counterclaim with respect to any and all monies owing by the Issuer to that Holder with respect thereto as fully as if that Holder were owed the amount of the Note held by that Holder.

Section 4.02    [Reserved].

Section 4.03    [Reserved].

Section 4.04    Disposition of Proceeds. The Security Instruments contain an assignment by the Issuer and/or the Guarantors unto and in favor of the Agent for the benefit of the Secured Parties of all of the Issuer’s or each Guarantor’s interest in and to production and all proceeds attributable thereto which may be produced from or allocated to the Mortgaged Property. The Security Instruments further provide in general for the application of such proceeds to the satisfaction of the Obligations and other obligations described therein and secured thereby. Notwithstanding the assignment contained in such Security Instruments, until the occurrence of an Event of Default, (a) the Agent agrees that it will neither notify the purchaser or purchasers of such production nor take any other action to cause such proceeds to be remitted to the Agent, but the Agent will instead permit such proceeds to be paid to the Issuer and its Subsidiaries and (b) the Holders hereby authorize the Agent to take such actions as may be necessary to cause such proceeds to be paid to the Issuer and/or such Subsidiaries.

ARTICLE V

Increased Costs; Taxes

Section 5.01    Increased Costs. Subject to the provisions of Section 5.03 (which shall be controlling with respect to the matters covered thereby), in the event that any Holder shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any Governmental Requirement, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or Governmental Authority, in each case that becomes effective after the date hereof, or compliance by such Holder with any guideline, request or directive issued or made after the date hereof by any central bank or other Governmental Authority or quasi-Governmental Authority (whether or not having the force of law): (a) subjects such Holder (or its Applicable Office) to any additional Tax (other than any Indemnified Tax or any Excluded Tax) with respect to this Agreement or any of the other Note Documents or any of its obligations hereunder or thereunder or any payments to such Holder (or its Applicable Office) of principal, interest, fees or any other amount payable hereunder or its deposits, reserves or capital attributable thereto; (b) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Holder; or (c) imposes any other condition (other than with respect to a Tax matter) on or affecting such Holder (or its Applicable Office) or its obligations hereunder; and the result of any of the foregoing is to increase the cost to such Holder of agreeing to purchase, purchasing or maintaining Notes hereunder or to reduce any amount received or receivable by such Holder (or its Applicable Office) with respect thereto; then, in any such case, Issuer shall promptly pay to such Holder, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Holder shall reasonably determine) as may be necessary to compensate such Holder for any such increased cost or reduction in amounts received or receivable hereunder. Such Holder shall deliver to Issuer (with a copy to the Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Holder under this Section 5.01, which statement shall be conclusive and binding upon all parties hereto absent manifest error

Section 5.02    [Reserved].

Section 5.03    Taxes.

(a)    Payments Free of Taxes. All sums payable by or on account of any Note Party hereunder and under the other Note Documents shall (except to the extent otherwise required by law) be paid free and clear of, and without any deduction or withholding on account of, any Taxes.

(b)    Withholding of Taxes. If any Note Party or the Agent is required by law to make any deduction or withholding for or on account of any Tax from any sum paid or payable under any of the Note Documents: (i) the Issuer shall notify the Agent of any such requirement or any change in any such requirement as soon as the Issuer becomes aware of it; (ii) the Issuer or the Agent shall be entitled to make such deduction or withholding and shall pay (or cause to be paid) any such Tax to the relevant Governmental Authority before the date on which penalties attach thereto; (iii) if such Tax is an indemnified Tax, the sum payable by such Note Party in respect of which the relevant deduction or withholding is required shall be increased to the extent necessary to ensure that after any such deduction or withholding of Indemnified Tax, Agent or such Holder, as the case may be, and each of their Tax Related Persons receives on the due date a net sum equal to what it would have received had no such deduction or withholding been made; and (iv) within thirty (30) days after making any such deduction or withholding, the Issuer shall deliver to the Agent evidence satisfactory to the other affected parties of such deduction or withholding and of the remittance thereof to the relevant taxing or other authority; provided, that for the avoidance of doubt, no such additional amount shall be required to be paid to any Holder or Agent under clause (iii) above for, and Indemnified Taxes shall not include, any of the following Taxes, (A)any U.S. federal withholding Tax in effect and applicable as of the date hereof (in the case of each Holder listed on the signature pages hereof on the Effective Date) or on the effective date of the Assignment Agreement pursuant to which such Holder became a Holder (in the case of each other Holder) or on the date the Holder changes its Applicable Office, except to the extent that, pursuant to Section 5.03, amounts with respect to such U.S. federal withholding Taxes were payable (1) to such Holder’s assignor (including each of their Tax Related Persons) immediately before such Holder becomes a party hereto or (2) such Holder immediately before such Holder changed its Applicable, (B) any Tax on the Overall Net Income of the Holder or its Tax Related Persons, (C) any U.S. federal withholding Tax imposed under FATCA or (D) any Tax attributable to the Holder’s failure to comply with Section 5.03(e) (all such amounts described in clause (A), (B), (C) and (D), “Excluded Taxes”).

(c)    Other Taxes. In addition, the Note Parties shall pay all Other Taxes to the relevant Governmental Authorities in accordance with applicable law. The Note Parties shall deliver to the Agent official receipts or other evidence of such payment reasonably satisfactory to the Requisite Holders in respect of any Taxes or Other Taxes payable hereunder promptly after payment of such Taxes or Other Taxes.

(d)    Indemnification by the Holders. The Note Parties shall indemnify Agent and each Holder, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes paid or incurred by the Agent or such Holder or their respective Tax Related Persons, as the case may be, relating to, arising out of, or in connection with any Note Document or any payment or transaction contemplated hereby or thereby, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority, and all reasonable expenses and costs arising therefrom or with respect thereto; provided, however, that the Note Parties shall not be required to indemnify Agent and Holders in duplication of Indemnified Taxes covered by Section 5.03(b) or 5.03(c). Notwithstanding the foregoing, any indemnification under this Section 5.03(d) shall be made on an after-Tax basis (including any Tax on the Overall Net Income), such that after all required deductions and payments of all Taxes and any expenses and costs, each of the Agent, the Holders and each of their respective Tax Related Persons receives and retains an amount equal to the sum it would have received and retained had it not paid or incurred or been subject to such Taxes or expenses and costs. A certificate as to the amount of such payment or liability delivered to the Issuer by a Holder (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Holder, shall be conclusive absent manifest error.

(e)    Administrative Requirements; Forms Provision. Each Holder that is a U.S. Person for U.S. federal income tax purposes shall deliver to the Issuer and the Agent, on or prior to the Effective Date (in the case of each Holder listed on the signature pages hereof on the Effective Date) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Holder (in the case of each other Holder), and at such other times as may be necessary in the determination of the Issuer or Agent (each in the reasonable exercise of its discretion), two executed copies of Internal Revenue Service (the “IRS”) Form W-9 establishing an exemption from a U.S. federal backup withholding Tax. Each Holder that is not a U.S. Person for U.S. federal income tax purposes (a “Non-U.S. Holder”) shall, to the extent it is legally entitled to do so, deliver to the Agent and the Issuer, on or prior to the Effective Date (in the case of each Holder listed on the signature pages hereof on the Effective Date) or on or prior to the date of the Assignment Agreement or joinder agreement pursuant to which it becomes a Holder (in the case of each other Holder), and at such other times as may be necessary in the determination of the Issuer or Agent (each in the reasonable exercise of its discretion), whichever of the following described in clauses (i) through (iv) below is applicable, accurately completed and in a manner reasonably acceptable to the Issuer:

(i)    in the case of a Non-U.S. Holder claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Note Document, two executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty, and (y) with respect to any other applicable payments under any Note Document, two executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii)    two executed copies of IRS Form W-8ECI;

(iii)    in the case of a Non-U.S. Holder claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (1) a certificate substantially in the form of Exhibit H-1 to the effect that such Non-U.S. Holder is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Issuer within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (2) two executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(iv)    to the extent a Non-U.S. Holder is not the beneficial owner of a Note, two executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Holder is a partnership and one or more direct or indirect partners of such Non-U.S. Holder are eligible to claim the portfolio interest exemption, such Non-U.S. Holder shall provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner.

Each Holder required to deliver any forms, certificates or other evidence with respect to U.S. federal income tax withholding matters pursuant to this Section 5.03(e) hereby agrees, from time to time after the initial delivery by such Holder of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms certificates or other evidence obsolete or inaccurate in any material respect, that such Holder shall promptly deliver to the Agent and the Issuer two new executed copies of IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8IMY or IRS Form W-8ECI (or any successor form(s) of any of the foregoing), and as applicable, a U.S. Tax Compliance Certificate properly completed and duly executed by such Holder, and such other documentation required under the Code and reasonably requested by the Issuer to confirm or establish that such Holder is not subject to deduction or withholding of U.S. federal income Tax with respect to payments to such Holder under the Note Documents or is subject to deduction or withholding at a reduced rate, or notify the Agent and the Issuer of its inability to deliver any such forms, certificates or other evidence. Nothing in this Section 5.03 shall be construed to require a Holder (or any Tax Related Person of any Holder) to provide any forms or documentation that it is not legally entitled to provide.

On or before the date on which Agent (and any successor replacement Agent) becomes the Agent, it shall deliver to the Issuer two executed copies of IRS Form W-9 establishing an exemption from U.S. federal backup withholding Tax. The Agent (or, upon assignment or replacement, any assignee or successor) agrees that if any form or certification it previously delivered expires or becomes obsolete, it shall update such form or certification or promptly notify the Issuer in writing of its inability to do so.

(f)    If a payment made to a Holder under any Note Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Holder were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Holder shall deliver to the Issuer and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Issuer or the Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Issuer or the Agent as may be necessary for the Issuer and the Agent to comply with their obligations under FATCA and to determine that such Holder has complied with such Holder’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 5.03(f), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

ARTICLE VI

Conditions Precedent

Section 6.01    Effective Date. The obligations of the Holders to purchase their respective Notes hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02):

(a)    The Agent shall have received from each party hereto counterparts (in such number as may be requested by the Agent) of this Agreement signed on behalf of such party and duly executed Notes payable to each Holder that requested a Note.

(b)    The Agent shall have received from each party thereto duly executed counterparts (in such number as may be requested by the Agent) of the Security Instruments, including the Guaranty Agreement, the Security Agreement, the Mortgages, the Account Control Agreements and except in cases where no signature is required, the other Security Instruments described on Exhibit F. In connection with the execution and delivery of the Security Instruments, the Requisite Holders shall be reasonably satisfied that the Security Instruments create Second Priority Liens that may be perfected upon recordation of properly completed financing statements and the Security Instruments in the appropriate filing offices therefor (except Liens permitted by Section 9.03 may exist) on at least such property satisfying the Minimum Mortgage Requirements.

(c)    The Agent shall have received a certificate of a Responsible Officer of each of RRI and each Note Party setting forth (i) resolutions of its board of directors or other appropriate governing body with respect to the authorization of such Person to execute and deliver the Note Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of such Person (y) who are authorized to sign the Note Documents to which such Person is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of such authorized officers, and (iv) the articles or certificate of incorporation and by-laws or other applicable Organizational Documents of such Person, certified as being true and complete. The Agent and the Holders may conclusively rely on such certificate until the Agent receives notice in writing from such Person to the contrary.

(d)    The Agent shall have received certificates of the appropriate State agencies, as requested by the Requisite Holders, with respect to the existence, qualification and good standing of RRI and each Note Party in each jurisdiction where any such Person is organized or owns Borrowing Base Properties, except where the failure to so qualify could not reasonably be expected to result in a Material Adverse Effect.

(e)    The Agent shall have received a certificate of a Responsible Officer of the Issuer in form and substance reasonably satisfactory to the Requisite Holders certifying that (i) all representations and warranties of the Note Parties set forth in this Agreement are true and correct in all material respects, (ii) no Event of Default or Default exists and (iii) no Material Adverse Effect has occurred since December 31, 2016.

(f)    The Agent shall have received (i) copies of the audited consolidated financial statements, prepared in accordance with GAAP, of the Issuer and its Subsidiaries for the Fiscal Year ended December 31, 2016, (ii) copies of the unaudited consolidated financial statements, prepared in accordance with GAAP, of the Issuer and its Subsidiaries for the Fiscal Quarters

ended March 31, 2017, June 30, 2017 and September 30, 2017 and (iii) pro forma projections (including a pro forma closing balance sheet, pro forma statements of operations and cash flow) for the years 2018 through 2023 and quarterly projections through 2018 and yearly thereafter, including assumptions used in preparing the forecast financial statements, satisfactory to the Requisite Holders.

(g)    [Reserved].

(h)    The Agent shall have received evidence that adequate insurance, if applicable, required to be maintained in accordance with Section 7.12 is in full force and effect, with additional insured, mortgagee and lender loss payable special endorsements attached thereto in form and substance satisfactory to the Agent and the Requisite Holders and their counsel naming the Agent as additional insured, mortgagee, lender or loss payee, as applicable.

(i)    The Agent shall have received a certificate of a Responsible Officer of the Issuer substantially in the form of Exhibit E certifying that, after giving effect to the consummation of the Transactions, the Note Parties are and will be Solvent.

(j)    The Agent shall have received the Initial Reserve Report accompanied by a certificate covering the matters described in Section 8.12(b)(i)-(iii).

(k)    The Agent shall have received, at least five (5) days prior to the Effective Date, all documentation and other information previously requested and required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act.

(l)    The Agent shall have received an opinion of Vinson & Elkins LLP, special counsel for the Note Parties, in form and of substance reasonably acceptable to the Requisite Holders.

(m)    The Agent and the Holders shall have received all fees and other amounts required to be paid under this Agreement or the other Note Documents due and payable on or prior to the Effective Date and, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Issuer hereunder, including all fees and amount required to be paid under the Fee Letter and the Agent Fee Letter.

(n)    [Reserved].

(o)    The Agent shall have received title information as the Requisite Holders may reasonably require satisfactory to the Requisite Holders setting forth the status of title to at least 85% of the PV-9 of the Oil and Gas Properties evaluated in the Initial Reserve Report.

(p)    In order to create in favor of the Agent, for the benefit of the Secured Parties, a valid and, subject to any filing and/or recording referred to herein, perfected Second Priority security interest satisfying at least the Minimum Mortgage Requirements (after giving effect to the acquisition of the Whitehorse Assets being acquired pursuant to the Whitehorse Acquisition Agreement on and as of the Effective Date), the Agent (for delivery to the Holders) shall have received the following in the forms reasonably satisfactory to the Agent and the Requisite Holders:

(i)    fully executed and notarized Mortgages for recording in all appropriate places in all applicable jurisdictions, encumbering such Oil and Gas Properties and Midstream Properties (excluding, for the avoidance of doubt, any Midstream Properties constituting Excluded Assets); and

(ii)    an amount necessary to cover all recording, stamp and similar taxes (including mortgage recording and intangible taxes) payable in connection with recording the Mortgages for such Oil and Gas Properties and Midstream Properties in the appropriate real estate records.

(q)    In order to create in favor of the Agent, for the benefit of the Secured Parties, a valid, perfected Second Priority security interest in substantially all personal property Collateral of the Note Parties, the Agent shall have received:

(i)    evidence reasonably satisfactory to the Agent and the Requisite Holders of the compliance by each Note Party of its respective obligations under the Guaranty Agreement and the other Security Instruments to which it is party (including its obligation to deliver UCC financing statements); and

(ii)    (A) the results of a recent search satisfactory to the Requisite Holders, of all effective UCC financing statements made with respect to any personal or mixed property of each Note Party in the applicable jurisdictions, together with copies of all such filings disclosed by such search that will not be terminated on the Effective Date and (B) UCC termination statements for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements disclosed in such search that do not constitute Excepted Liens or any other Liens permitted under Section 9.03.

(r)    The corporate, capital and ownership structure of the Issuer and its Subsidiaries upon the Effective Date shall be reasonably satisfactory to Requisite Holders.

(s)    The Agent (for delivery to the Holders) shall have received certified copies of the First Lien Credit Agreement and, to the extent requested by the Requisite Holders, any other First Lien Loan Documents, in each case including all amendments thereto, fully executed by the parties thereto, each of which shall be in form and substance reasonably satisfactory to the Requisite Holders.

(t)    Except as provided in Section 8.18, the Agent shall have received copies of any ISDA schedules and credit support annexes and any other agreements evidencing collateral arrangements with any Approved Counterparties, which shall be in form and substance reasonably acceptable to the Requisite Holders.

(u)    The Agent shall have received such other certificates, documents, instruments and agreements as the Requisite Holders shall reasonably request in connection with the transactions contemplated by this Agreement and the other Note Documents.

(v)    [Reserved].

(w)    The Agent shall have received at least two (2) Business Days prior to the Effective Date (or such shorter time period that is acceptable to the Agent and the Requisite Holders) a funds flow memorandum, in form and substance reasonably satisfactory to the Requisite Holders.

(x)    The Agent shall have received a fully-executed Note Purchase Notice.

(y)    The Requisite Holders shall be satisfied that the Note Parties have no outstanding Debt except for Debt permitted pursuant to Section 9.02 and the Note Parties shall not be in default with respect to such Debt.

(z)    The Agent and the Requisite Holders shall have received lease operating statements for September 30, 2017 reasonably satisfactory to the Requisite Holders.

(aa)    The Notes shall be purchased net of the original issue discount described in Section 2.01.

(bb)    The representations and warranties of the Issuer set forth in this Agreement shall be true and correct in all material respects on and as of the Effective Date except to the extent any representation or warranty set forth in this Agreement contains qualifiers such as “material”, “in all material respects,” “except as could not reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect” or similar qualifying language or similar qualifiers, then such representation or warranty shall be true and correct as of such date (unless such representations and warranties are stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

(cc)    At the time of and immediately after giving effect to the issuance of such Notes, (i) no Default or Event of Default shall have occurred and be continuing and (ii) no Default (as defined in the First Lien Credit Agreement) or Event of Default (as defined in the First Lien Credit Agreement) has occurred and is continuing.

(dd)    The “Closing” (as defined in the Whitehorse Acquisition Agreement) shall have occurred (or shall occur substantially concurrently with the purchase and sale of the Notes under this Agreement) on the Effective Date in accordance with the terms and conditions of the Whitehorse Acquisition Agreement, without giving effect to any modifications, amendment, waiver, supplement, addition or consent that is materially adverse to the Holders (as reasonably determined by the Requisite Holders).

(ee)    The Series B Redeemable Preferred Stock Issuance shall have occurred (or shall occur substantially simultaneously with the purchase of the Notes hereunder) in accordance with the terms of the Series B Redeemable Preferred Stock Purchase Agreement.

The Agent shall notify the Issuer and the Holders of the Effective Date, and such notice shall be conclusive and binding.

ARTICLE VII

Representations and Warranties

The Issuer (and RRI, in the case of Section 7.01, Section 7.02, Section 7.03, Section 7.09 and Section 7.11) represents and warrants to the Holders that:

Section 7.01    Organization; Powers. Each of RRI and each Note Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority, and has all governmental licenses, authorizations, consents and approvals necessary, to own its assets and to carry on its business as now conducted, and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where failure to have such licenses, authorizations, consents, approvals and foreign qualifications could not reasonably be expected to have a Material Adverse Effect.

Section 7.02    Authority; Enforceability. The Transactions are within RRI’s and each Note Party’s corporate powers and have been duly authorized by all necessary corporate and, if required, owner action. Each Note Document to which RRI and each Note Party is a party has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, as applicable, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 7.03    Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including holders of its Equity Interests or any class of directors, managers or supervisors, as applicable, whether interested or disinterested, of RRI, the Issuer and any other Person), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of any Note Document or the consummation of the transactions contemplated thereby, except such as have been obtained or made and are in full force and effect other than (i) the recording and filing of financing statements and the Security Instruments as required by this Agreement, (ii) those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder, could not reasonably be expected to have a Material Adverse Effect, or do not have an adverse effect on the enforceability of the Note Documents and (iii) those third party authorizations, approvals or consents that are customarily obtained following closing, (b) will not violate (i) in any material respect, any applicable law or regulation or any order of any Governmental Authority or (ii) the Organizational Documents of any Note Party, (c) will not violate or result in a default under any indenture, note, credit agreement or other similar instrument binding upon any Note Party or its Properties, or give rise to a right thereunder to require any payment to be made by any Note Party and (d) will not result in the creation or imposition of any Lien on any Property of any Note Party (other than the Liens created by the Note Documents and the First Lien Loan Documents).

Section 7.04    Financial Condition; No Material Adverse Change.

(a)    Since December 31, 2016 and after giving effect to the Transactions (i) there has been no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect and (ii) the business of the Issuer and the Note Parties has been conducted only in the ordinary course consistent with past business practices.

(b)    Neither the Issuer nor any other Note Party has on the date of this Agreement, after giving effect to the Transactions, any material Debt (including Disqualified Capital Stock) other than the Obligations, the First Lien Secured Obligations, obligations under the Issuer Preferred Units (to the extent constituting Debt) or any contingent liabilities, off-balance sheet liabilities or partnerships, liabilities for taxes, or unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments.

Section 7.05    Litigation.

(a)    Except as set forth on Schedule 7.05, there are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Issuer, threatened in writing against any Note Party that (i) are not fully covered by insurance (except for normal deductibles) as to which there is a reasonable possibility of an adverse determination that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) involve any Note Document or the Transactions.

(b)    Since the date of this Agreement, there has been no change in the status of the matters disclosed in Schedule 7.05 that, individually or in the aggregate, has resulted in a Material Adverse Effect.

Section 7.06    Environmental Matters. Except for such matters as set forth on Schedule 7.06 or that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect (or for each Note Party’s Oil and Gas Properties where another party other than such Note Party is the operator, to the knowledge of the Issuer could not reasonably be expected to have a Material Adverse Effect):

(a)    While the Note Parties have operated Properties, the Note Parties and each of their respective Properties and operations thereon are, and within all applicable statute of limitation periods have been, in compliance with all applicable Environmental Laws;

(b)    the Note Parties have obtained all Environmental Permits required for their respective operations and each of their Properties, with all such Environmental Permits being currently in full force and effect, and no Note Party has received any written notice that any such existing Environmental Permit will be revoked or that any application for any new Environmental Permit or renewal of any existing Environmental Permit will be denied;

(c)    the Note Parties have not received any written claims, demands, suits, orders, inquiries, or proceedings concerning any violation of, or any liability (including as a potentially responsible party) under, any applicable Environmental Laws that is pending or, to the Issuer’s knowledge, threatened against any Note Party or any of their respective Properties or as a result of any operations at the Properties;

(d)    none of the Note Parties owns or operates a treatment, storage, or disposal facility requiring a permit under the RCRA, regulations thereunder or any comparable state delegated Resource Conservation and Recovery Act program;

(e)    except as permitted under applicable laws, there has been no Release or, to the Issuer’s knowledge, threatened Release, of Hazardous Materials attributable to the operations of any Note Party at, on, under or from any Note Party’s Properties and there are no investigations, remediations, abatements, removals of Hazardous Materials required under applicable Environmental Laws relating to such Releases or threatened Releases or at such Properties and, to the knowledge of the Issuer, none of such Properties are adversely affected by any Release or threatened Release of a Hazardous Material originating or emanating from any other real property;

(f)    no Note Party has received any written notice asserting an alleged liability or obligation under any Environmental Laws with respect to the investigation, remediation, abatement, removal, or monitoring of any Hazardous Materials, including at, under, or Released or threatened to be Released from any real properties offsite the Note Party’s Properties and there are no conditions or circumstances that would reasonably be expected to result in the receipt of such written notice;

(g)    to the Note Party’s knowledge, there has been no exposure of any Person or Property to any Hazardous Materials as a result of or in connection with the operations and businesses of any Note Party or relating to any of their Properties that would reasonably be expected to form the basis for a claim against any Note Party for damages or compensation and, to the Issuer’s knowledge, there are no conditions or circumstances that would reasonably be expected to result in the receipt of notice regarding such exposure;

(h)    no Note Party has assumed or retained any liability of another Person under Environmental Law or relating to Hazardous Materials, and, to the Issuer’s knowledge, no Note Party otherwise has any liability under any Environmental Laws or relating to Hazardous Materials; and

(i)    the Note Parties have provided to the Holders complete and correct copies of all environmental site assessment reports, investigations, studies, analyses, and correspondence on environmental matters (including matters relating to any alleged non-compliance with or liability under Environmental Laws) that are in any Note Party’s possession or control and relating to their respective Properties or operations thereon.

Section 7.07    Compliance with the Laws and Agreements; No Defaults.

(a)    Each Note Party is in compliance with all Governmental Requirements applicable to it or its Property and all agreements and other instruments binding upon it or its Property, and possesses all licenses, permits, franchises, exemptions, approvals and other governmental authorizations necessary for the ownership of its Property and the conduct of its business, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b)    No Note Party is in default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default or would require such Note Party to Redeem or make any offer to Redeem all or any portion of any Debt outstanding under any indenture, note, credit agreement or other similar instrument pursuant to which any Material Indebtedness is outstanding or by which the Note Parties or any of their Properties is bound.

(c)    No Default has occurred and is continuing.

Section 7.08    Investment Company Act. No Note Party is an “investment company” or a company “controlled” by an “investment company,” within the meaning of, or subject to regulation under, the Investment Company Act of 1940, as amended.

Section 7.09    Taxes. RRI and each Note Party has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which RRI or the applicable Note Party has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect. To the knowledge of RRI or the Issuer, no material proposed Tax assessment is being asserted with respect to RRI or any Note Party.

Section 7.10    ERISA. Except for matters that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect:

(a)    Each Plan is, and has been, operated, administered and maintained in substantial compliance with, and the Issuer and each ERISA Affiliate have complied with ERISA, the terms of the applicable Plan and, where applicable, the Code.

(b)    No act, omission or transaction has occurred that could result in imposition on the Issuer or any ERISA Affiliate (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to subsections (c), (i) or (l) of Section 502 of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under Section 409 of ERISA.

(c)    No liability to the PBGC (other than for the payment of current premiums which are not past due) by the Issuer or any ERISA Affiliate has been or is reasonably expected by any Note Party or any ERISA Affiliate to be incurred with respect to any Plan.

(d)    No ERISA Event with respect to any Plan has occurred that has resulted or could reasonably be expected to result in liability of the Issuer under Title IV of ERISA to the Plan or the PBGC.

(e)    The actuarial present value of the benefit liabilities under each Plan does not, as of the end of the Issuer’s most recently ended Fiscal Year, exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term “actuarial present value of the benefit liabilities” shall have the meaning specified in Section 4041 of ERISA.

(f)    Neither the Issuer nor any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the six-year period preceding the date hereof sponsored, maintained or contributed to, or had any actual liability to any Multiemployer Plan.

Section 7.11    Disclosure; No Material Misstatements. RRI and the Issuer have disclosed to the Agent and the Holders all agreements, instruments and corporate or other restrictions to which RRI, the Issuer or any other Note Party is subject, and all other existing facts and circumstances applicable to RRI, the Issuer or any other Note Party known to RRI or the Issuer, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of RRI, the Issuer or any other Note Party to the Agent or any Holder or any of their Affiliates in connection with the negotiation of this Agreement or any other Note Document or delivered hereunder or under any other Note Document (as modified or supplemented by other information so furnished) contain any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial or other information, RRI, the Issuer and the other Note Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. There are no statements or conclusions in any Reserve Report which are based upon or include misleading information or fail to take into account material information regarding the matters reported therein, it being understood that projections concerning volumes attributable to the Oil and Gas Properties and production and cost estimates contained in each Reserve Report are necessarily based upon professional opinions, estimates and projections and RRI, the Issuer and the other Note Parties do not warrant that such opinions, estimates and projections will ultimately prove to have been accurate.

Section 7.12    Insurance. For the benefit of each Note Party, the Issuer has (a) all insurance policies sufficient for the compliance by the Note Parties with all material Governmental Requirements and all material agreements and (b) insurance coverage, or self-insurance, in at least such amounts and against such risk (including public liability) that are usually insured against by companies similarly situated and engaged in the same or a similar business for the assets and operations of the Note Parties. Schedule 7.12, as of the date hereof, sets forth a list of all insurance maintained by the Issuer. The Agent, as the Agent for the benefit of the Secured Parties, has been named as additional insureds in respect of such liability insurance policies and the Agent, as the Agent for the benefit of the Secured Parties, has been named as loss payee with respect to Property loss insurance.

Section 7.13    Restriction on Liens. Neither the Issuer nor any Note Party is a party to any material agreement or arrangement (other than (x) the First Lien Loan Documents and (y) Purchase Money Security Interests and Capital Leases creating Liens permitted by Section 9.03(c), but then only on the Property subject of such Purchase Money Security Interests or Capital Lease), or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to the Agent and the Holders on or in respect of their Properties to secure the Obligations and the Note Documents.

Section 7.14    Note Parties. Except as set forth on Schedule 7.14 or as disclosed in writing to the Agent (which shall promptly furnish a copy to the Holders), which shall be a supplement to Schedule 7.14, there are no other Note Parties.

Section 7.15    Foreign Operations. The Issuer and the other Note Parties do not own any Oil and Gas Properties not located within the geographical boundaries of the United States.

Section 7.16    Location of Business and Offices. The Issuer’s jurisdiction of organization is Delaware; the name of the Issuer as listed in the public records of its jurisdiction of organization is Rosehill Operating Company, LLC; and the organizational identification number of the Issuer in its jurisdiction of organization is 6199183 (or, in each case, as set forth in a notice delivered to the Agent pursuant to Section 8.01(l) in accordance with Section 12.01). The Issuer’s principal place of business and chief executive offices are located at the address specified in Section 12.01 (or as set forth in a notice delivered pursuant to Section 8.01(l) and Section 12.01(c)). Each Note Party’s jurisdiction of organization, name as listed in the public records of its jurisdiction of organization, organizational identification number in its jurisdiction of organization, and the location of its principal place of business and chief executive office is stated on Schedule 7.14 (or as set forth in a notice delivered pursuant to Section 8.01(l)).

Section 7.17    Properties; Defensible Title, Etc.

(a)    Each Note Party has good and defensible title to the Oil and Gas Properties evaluated in the most recently delivered Reserve Report and good title to all its personal Properties other than Properties sold in compliance with Section 9.11 from time to time, in each case, free and clear of all Liens except Liens permitted by Section 9.03. After giving full effect to Liens permitted by Section 9.03, the Note Party specified as the owner owns the net interests in production attributable to the Hydrocarbon Interests as reflected in the most recently delivered Reserve Report, and except as otherwise provided by statute, regulation or the standard and customary provisions of any applicable joint operating agreement, the ownership of such Properties shall not in any material respect obligate the Note Party to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of the working interest of each Property set forth in the most recently delivered Reserve Report that is not offset by a corresponding proportionate increase in the Note Party’s net revenue interest in such Property.

(b)    All material leases and agreements necessary for the conduct of the business of the Note Parties are valid and subsisting, in full force and effect, and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, which could reasonably be expected to have a Material Adverse Effect.

(c)    The rights and Properties presently owned, leased or licensed by the Note Parties including all easements and rights of way, include all rights and Properties necessary to permit the Note Parties to conduct their business in all material respects in the same manner as its business is conducted on the date hereof.

(d)    Each Note Party owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual Property material to its business, and the use thereof by the Note Party does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Note Parties either own or have valid licenses or other rights to use all databases, geological data, geophysical data, engineering data, seismic data, maps, interpretations and other technical information used in their businesses as presently conducted, subject to the limitations contained in the agreements governing the use of the same, which limitations are customary for companies engaged in the business of the exploration and production of Hydrocarbons, with such exceptions as could not reasonably be expected to have a Material Adverse Effect.

Section 7.18    Maintenance of Properties. Except for such acts or failures to act as could not be reasonably expected to have a Material Adverse Effect, the Oil and Gas Properties (and Properties unitized therewith) of the Note Parties have been maintained, operated and developed in a reasonably prudent manner and in conformity with all Governmental Requirements and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Oil and Gas Properties of the Note Parties. Specifically in connection with the foregoing, except for those as could not be reasonably expected to have a Material Adverse Effect, (i) no Oil and Gas Property of the Note Parties is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) and (ii) none of the wells comprising a part of the Oil and Gas Properties (or Properties unitized therewith) of the Note Parties is deviated from the vertical more than the maximum permitted by Governmental Requirements, and such wells are bottomed under and are producing from, and the well bores are wholly within, the Oil and Gas Properties (or in the case of wells located on Properties unitized therewith, such unitized Properties) of the Note Parties. All pipelines, wells, gas processing plants, platforms and other material improvements, fixtures and equipment owned in whole or in part by the Note Parties that are necessary to conduct normal operations are being maintained in a state adequate to conduct normal operations, and with respect to such of the foregoing which are operated by the Note Parties, in a manner consistent with the Note Parties’ past practices (other than those the failure of which to maintain in accordance with this Section 7.18 could not reasonably be expected to have a Material Adverse Effect).

Section 7.19    Gas Imbalances; Prepayments. Except as set forth on Schedule 7.19 or on the most recent certificate delivered pursuant to Section 8.12(b), on a net basis there are no gas imbalances take or pay or other prepayments which would require any Note Party to deliver Hydrocarbons produced from their Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor exceeding two percent (2.0%) of the aggregate volumes of natural gas (on an Mcf basis) listed in the most recent Reserve Report.

Section 7.20    Marketing of Production. Except for contracts listed and in effect on the date hereof on Schedule 7.20, and thereafter either disclosed in writing to the Agent or included in the most recently delivered Reserve Report, (a) the Note Parties are receiving a price for all production sold thereunder which is computed substantially in accordance with the terms of the relevant contract and are not having deliveries curtailed substantially below the subject Property’s delivery capacity and (b) no material agreements exist which are not cancelable on 90 days’ notice or less without penalty or detriment for the sale of production from the Note Parties’ Hydrocarbons (including calls on or other rights to purchase, production, whether or not the same are currently being exercised) that (i) pertain to the sale of production at a fixed price and (ii) have a maturity or expiry date of longer than six (6) months from the date hereof.

Section 7.21    Security Documents. The Security Instruments are effective to create in favor of the Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Mortgaged Property and Collateral and proceeds thereof. The Obligations are and shall be at all times secured by a legal, valid and enforceability perfected Second Priority Liens in favor of the Agent, covering and encumbering the Mortgaged Properties and other Collateral, to the extent perfection has occurred or will occur, by the recording of a mortgage, the filing of a UCC financing statement or, with respect to Equity Interests represented by certificates, by possession (in each case, to the extent available in the applicable jurisdiction); provided that, except in the case of pledged Equity Interests or as otherwise provided herein, Liens permitted by Section 9.03 may exist.

Section 7.22    Swap Agreements and Eligible Contract Participant. Schedule 7.22 sets forth a true and complete list of all Swap Agreements of the Note Parties as of the date hereof. After the date hereof, each report required to be delivered by the Issuer pursuant to Section 8.01(d) sets forth a true and complete list of all Swap Agreements of the Note Parties, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the estimated net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied, but excluding the Security Instruments) and the counterparty to each such agreement.

Section 7.23    Use of Proceeds . The proceeds of the Notes shall be used (i) finance a portion of the purchase price of the Whitehorse Asset Acquisition, (ii) to provide funds for working capital, (iii) to finance capital expenditures, (iv) for the acquisition and development by the Issuer and its Subsidiaries of Oil and Gas Properties permitted hereunder and (v) for general corporate purposes of the Issuer and its Subsidiaries. No Note Party is engaged principally, or as one of its or their important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Board). No part of the proceeds of any Note will be used for any purpose which violates the provisions of Regulations T, U or X of the Board.

Section 7.24    Solvency. After giving effect to the Transactions, (a) the aggregate assets (after giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement), at a fair valuation, of the Note Parties, taken as a whole, will exceed the aggregate Debt of the Note Parties on a consolidated basis, as the Debt becomes absolute and matures, (b) each Note Party will not have incurred or intended to incur, and will not believe that it will incur, Debt beyond its ability to pay such Debt (after taking into account the timing and amounts of cash to be received by it and the amounts to be payable on or in respect of its liabilities, and giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement) as such Debt becomes absolute and matures and (c) each Note Party will not have (and will have no reason to believe that it will have thereafter) unreasonably small capital for the conduct of its business.

Section 7.25    Anti-Corruption Laws; Sanctions; OFAC.

(a)    The Issuer has implemented and maintains in effect policies and procedures designed to ensure compliance by the Issuer, its Subsidiaries and their respective directors, officers, employees and agents with applicable Anti-Corruption Laws and applicable Sanctions.

(b)    The Issuer, its Subsidiaries, their respective officers and employees and, to the knowledge of the Issuer, its directors and agents are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in any Note Party being designated as a Sanctioned Person.

(c)    None of (i) the Issuer, any Subsidiary or any of their respective directors, officers or employees, or (ii) to the knowledge of the Issuer, any agent of the Issuer that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. The Issuer will not directly or, to its knowledge, indirectly use the proceeds from the Notes or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, for the purpose of financing the activities of any Person currently subject to any applicable Sanctions.

Section 7.26    EEA Financial Institution. No Note Party is an EEA Financial Institution.

Section 7.27    Private Offering. Neither the Issuer nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Holders and not more than ten (10) other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Issuer nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

ARTICLE VIII

Affirmative Covenants

Until Payment in Full, the Issuer (and in the case of Sections 8.01(a), (b), (c), (f), and (g) and Section 8.04, RRI) covenants and agrees with the Holders that:

Section 8.01    Financial Statements; Other Information. The Issuer will furnish to the Agent and each Holder:

(a)    Annual Financial Statements. As soon as available, but in any event in accordance with then applicable law and not later than 90 days after the end of each Fiscal Year of RRI, the audited consolidating and consolidated balance sheet for RRI and its Consolidated Subsidiaries and related statements of operations, members’ equity, as applicable, and cash flows as of the end of and for such year, setting forth in comparative form the figures for the previous Fiscal Year, all reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of RRI and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied; provided, that the foregoing requirements shall be deemed satisfied by delivery of the audited financial statements of RRI for such fiscal year that are filed by RRI with the SEC (so long as the same are so filed within the 90-day period specified above and otherwise delivered by email to the Agent and the Requisite Holders).

(b)    Quarterly Financial Statements. As soon as available, but in any event in accordance with then applicable law and not later than 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of RRI, the unaudited consolidating and consolidated balance sheet for RRI and its Consolidated Subsidiaries and related statements of operations, members’ equity, as applicable, and cash flows as of the end of and for such Fiscal Quarter and the then elapsed portion of the Fiscal Year, setting forth in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous Fiscal Year, all certified by a Responsible Officer of RRI as presenting fairly in all material respects the financial condition and results of operations of RRI and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes; provided, that the foregoing requirements shall be deemed satisfied by delivery of the unaudited financial statements of RRI for such fiscal quarter that are filed by RRI with the SEC (so long as the same are so filed within the 45-day period specified above and otherwise delivered by email to the Agent and the Requisite Holders).

(c)    Certificate of Responsible Officer – Compliance. Concurrently with any delivery of financial statements under Section 8.01(a) or Section 8.01(b), a certificate of a Responsible Officer of each of RRI and the Issuer in substantially the form of Exhibit D hereto (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 9.01 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the most recently delivered financial statements referred to in Section 8.01(a) and (b) and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate (the “Compliance Certificate”).

(d)    Certificate of Responsible Officer – Swap Agreements. Concurrently with any delivery of financial statements under Section 8.01(b), a certificate of a Responsible Officer, in form and substance satisfactory to the Requisite Holders, setting forth as of the last Business Day of the period covered by such financial statements, a true and complete list of all Swap Agreements of each Note Party, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), any new credit support agreements relating thereto (other than Security Instruments) not listed on Schedule 7.22, any margin required or supplied under any credit support document, and the counterparty to each such agreement.

(e)    Certificate of Insurer – Insurance Coverage. Concurrently with any delivery of financial statements under Section 8.01(a), and within ten (10) Business Days following each change in the insurance maintained in accordance with Section 8.07, certificates of insurance coverage with respect to the insurance required by Section 8.07, in form and substance satisfactory to the Requisite Holders, and, if requested by the Agent or any Holder, all copies of the applicable policies.

(f)    Other Accounting Reports. Promptly upon receipt thereof, a copy of each other report or letter submitted to RRI or any Note Party by independent accountants in connection with any annual, interim or special audit made by them of the books of any such Person, and a copy of any response by such Person, or the board of directors or other appropriate governing body of such Person, to such letter or report.

(g)    SEC and Other Filings; Reports to Shareholders. Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by RRI or any Note Party with the SEC or with any national securities exchange.

(h)    Notices Under Material Instruments. Promptly after the furnishing thereof, copies of any financial statement, report or notice furnished to or by any Person pursuant to the terms of any preferred stock designation, indenture, loan or credit or other similar agreement, other than this Agreement and not otherwise required to be furnished to the Holders pursuant to any other provision of this Section 8.01.

(i)    Lists of Purchasers. Concurrently with the delivery of any Reserve Report to the Agent pursuant to Section 8.12, a list of all Persons purchasing Hydrocarbons from any Note Party (or, with respect to Oil and Gas Properties that are not operated by a Note Party, a list of the operators of such properties).

(j)    Notice of Sales of Borrowing Base Properties and Unwinds of Swap Agreements. In the event the Issuer or any of its Subsidiaries intends to sell, transfer, assign, or otherwise dispose of Oil and Gas Properties (or any Equity Interest of any Note Party that owns Oil and Gas Properties) or terminate, unwind, cancel or otherwise dispose of or monetize Swap Agreements which would, in the aggregate with all sales or dispositions of Oil and Gas Properties or terminations or monetizations of Swap Agreements since the most recent redetermination or adjustment to the Borrowing Base under the First Lien Credit Agreement or any other provision under the First Lien Credit Agreement which requires or permits the amount of the Borrowing Base to be adjusted (or any functionally equivalent provision under a Permitted Revolver Refinancing Credit Agreement) constitute a Material Disposition (as defined in the First Lien Credit Agreement or any functionally equivalent term under a Permitted Revolver Refinancing Credit Agreement), written notice of such disposition, termination, unwind or cancellation (and in any event within five Business Days following any such event, or by such other date as shall be reasonably acceptable to the Requisite Holders in their sole discretion), the price thereof and the anticipated date of closing and any other details thereof reasonably requested by the Agent or any Holder.

(k)    Notice of Casualty Events. Prompt written notice, and in any event within ten Business Days, of the occurrence of any Casualty Event to any Property having a fair market value in excess of $1,000,000 or the commencement of any condemnation or eminent domain action or proceeding that could reasonably be expected to result in such a Casualty Event.

(l)    Information Regarding Issuer and Guarantors. Prompt written notice of (and in any event within ten (10) days prior thereto or such other time as the Requisite Holders may agree) any change (i) in a Note Party’s corporate name or in any trade name used to identify such Person in the conduct of its business or in the ownership of its Properties, (ii) in the location of the Note Party’s chief executive office or principal place of business, (iii) in the Note Party’s identity or corporate structure or in the jurisdiction in which such Person is incorporated or formed, (iv) in the Note Party’s jurisdiction of organization or such Person’s organizational identification number in such jurisdiction of organization, and (v) in the Note Party’s federal taxpayer identification number.

(m)    Production Report and Lease Operating Statements. Concurrently with the delivery of any financial statements pursuant to Section 8.01(a) or (b), a report setting forth, for each Fiscal Quarter during the then current Fiscal Year to date, the volume of production and sales attributable to production (and the prices at which such sales were made and the revenues derived from such sales) for each such Fiscal Quarter from the Oil and Gas Properties, and setting forth the related ad valorem, severance and production taxes, lease operating expenses and capital expenditures attributable thereto and incurred for each such Fiscal Quarter.

(n)    Annual Budget and Projections. As soon as available, but in any event not later than 30 days after the end of each Fiscal Year of the Issuer, the annual budget and any forecasts or projections of the Issuer.

(o)    Patriot Act. Promptly upon request, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act.

(p)    Notices of Certain Changes. Promptly, but in any event within five (5) Business Days after the execution thereof, copies of any amendment, modification or supplement to any of the Senior Unsecured Notes Documents or the Organizational Documents of the Issuer or any Subsidiary.

(q)    Senior Unsecured Notes Incurrence. Written notice that it is considering incurring Senior Unsecured Notes at least five (5) Business Days prior to the proposed incurrence of such Senior Unsecured Notes. In connection therewith the Issuer will from time to time provide to the Agent copies of existing drafts of the Senior Unsecured Notes Documents as requested by the Agent or the Requisite Holders, and the Issuer will also promptly deliver to the Agent and the Holders copies, certified by a Responsible Officer as true and complete, of each Senior Unsecured Notes Document following the incurrence of any Senior Unsecured Notes.

(r)    Other Requested Information. Promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Issuer or any Subsidiary (including any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA), or compliance with the terms of this Agreement or any other Note Document, as the Agent or any Holder may reasonably request.

(s)    First Lien Loan Document Information. Promptly, but in any event within five (5) Business Days after the furnishing or receipt thereof (provided that any material amendments or written modifications contemplated in clause (iii) below shall be provided one (1) Business Day before their execution), copies of (i) any notice of a redetermination or adjustment of the Borrowing Base pursuant to the First Lien Credit Facility, (ii) any notice of a Borrowing Base Deficiency, any notice of default or any notice related to the exercise of remedies, in each case pursuant to the First Lien Credit Facility, (iii) any amendment or other written modification of the First Lien Credit Facility and (iv) copies of any material notices, reports or other written information provided under the terms of the First Lien Credit Facility, in each case not otherwise required to be furnished to the Agent or the Holders pursuant to any other provisions of the Note Documents.

Section 8.02    Notices of Material Events. The Issuer will furnish to the Agent and each Holder prompt written notice of the following:

(a)    the occurrence of any Default;

(b)    the filing or commencement of, or the threat in writing of, any action, suit, proceeding, investigation or arbitration by or before any arbitrator or Governmental Authority against or affecting the Note Parties thereof not previously disclosed in writing to the Holders or any material adverse development in any action, suit, proceeding, investigation or arbitration (whether or not previously disclosed to the Holders) that, in either case, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c)    the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; and

(d)    the occurrence of any Material Adverse Effect.

Each notice delivered under this Section 8.02 shall be accompanied by a statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 8.03    Existence; Conduct of Business. The Issuer will, and will cause each Note Party to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business and maintain, if necessary, its qualification to do business in each other jurisdiction in which its Oil and Gas Properties is located or the ownership of its Properties requires such qualification, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 9.10.

Section 8.04    Payment of Obligations. The Issuer will, and will cause each other Note Party to, pay its obligations, including Tax liabilities of each Note Party and RRI will pay its Tax liabilities, in each case, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Note Party or RRI, as the case may be, has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

Section 8.05    Performance of Obligations under Note Documents. The Issuer will pay the Notes according to the terms hereof, and cause each other Note Party to, do and perform every act and discharge all of the obligations to be performed and discharged by them under the Note Documents, including this Agreement, at the time or times and in the manner specified.

Section 8.06    Operation and Maintenance of Properties. The Issuer, at its own expense, will, and will cause each other Note Party to:

(a)    operate its Oil and Gas Properties and other material Properties or cause such Oil and Gas Properties and other material Properties to be operated in as a reasonably prudent operator in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance with all applicable Governmental Requirements, including applicable pro ration requirements and Environmental Laws, and all applicable laws, rules and regulations of every other Governmental Authority from time to time constituted to regulate the development and operation of its Oil and Gas Properties and the production and sale of Hydrocarbons and other minerals therefrom, except, in each case, where the failure to comply could not reasonably be expected to have a Material Adverse Effect.

(b)    maintain and keep in good repair, working order and efficiency (ordinary wear and tear excepted) all of its material Oil and Gas Properties and other Properties necessary to the conduct of its business, including all equipment, machinery and facilities as would a reasonably prudent operator.

(c)    promptly pay and discharge, or use commercially reasonable efforts to cause to be paid and discharged, all material delay rentals, royalties, expenses and indebtedness accruing under the leases or other agreements affecting or pertaining to its Oil and Gas Properties and will do all other things necessary, in accordance with industry standards, to keep unimpaired their rights with respect thereto and prevent any forfeiture thereof or default thereunder.

(d)    promptly perform or use commercially reasonable efforts to cause to be performed, in accordance with industry standards, the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its Oil and Gas Properties and other material Properties.

Section 8.07    Insurance. The Issuer will maintain, with financially sound and reputable insurance companies, insurance covering all Note Parties, in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. The loss payable clauses or provisions in the applicable insurance policy or policies insuring any of the Collateral for the Notes shall be endorsed in favor of and made payable to the Agent as a “lender loss payee” or other formulation acceptable to the Requisite Holders and such liability policies shall name the Agent, as the Agent for the benefit of the Secured Parties, as “additional insured”. The Issuer shall cause such policies to also provide that the insurer will endeavor to give at least 30 days prior notice of any cancellation to the Agent (or 10 days in the case of non-payment).

Section 8.08    Books and Records; Inspection Rights. The Issuer will, and will cause each other Note Party to, keep proper books of record and account in accordance with GAAP. The Issuer will, and will cause each other Note Party to, permit any representatives designated by the Agent or any Holder, upon reasonable prior notice, to visit and inspect its Properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided that each Holder shall provide the Issuer and the Agent with reasonable notice prior to any visit or inspection. In the event any Holder desires to conduct an audit of any Note Party, such Holder shall make a reasonable effort to conduct such audit contemporaneously with any audit to be performed by the Agent. The Issuer shall reimburse the Agent and the Holders for all costs incurred in connection with such visitations and inspections; provided, however that prior to the occurrence of an Event of Default, the Issuer shall only be obligated to reimburse the Agent and the Holders for all costs incurred in connection with one (1) such visitation and inspection per year.

Section 8.09    Compliance with Laws. The Issuer will, and will cause each Note Party to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its Property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Issuer will maintain in effect and enforce policies and procedures designed to ensure compliance by the Note Parties and their respective directors, officers, employees and agents with applicable Anti-Corruption Laws and applicable Sanctions.

Section 8.10    Environmental Matters.

(a)    The Issuer shall: (i) comply, and shall cause its Properties and operations and each other Note Party and each other Note Party’s Properties and operations to comply, with all applicable Environmental Laws, except to the extent any breach thereof could not be reasonably expected to have a Material Adverse Effect; (ii) not dispose of or otherwise Release, and shall cause each other Note Party not to dispose of or otherwise Release, any Hazardous Material, or solid waste on, under, about or from any of the Issuer’s or the other Note Parties’ Properties or any other Property to the extent caused by the Issuer’s or any of the other Note Parties’ operations except in compliance with applicable Environmental Laws, the disposal or Release of which could reasonably be expected to have a Material Adverse Effect; (iii) timely obtain or file, and shall cause each other Note Party to timely obtain or file, all notices, and Environmental Permits, if any, required under applicable Environmental Laws to be obtained or filed in connection with the operation or use of the Issuer’s or the other Note Parties’ Properties, which failure to obtain or file could reasonably be expected to have a Material Adverse Effect; (iv) promptly commence and diligently prosecute to completion, and shall cause each of other Note Party to promptly commence and diligently prosecute to completion, any assessment, evaluation, investigation, monitoring, containment, cleanup, removal, repair, restoration, remediation or other remedial obligations (collectively, the “Remedial Work”) in the event any Remedial Work is required or reasonably necessary under applicable Environmental Laws because of or in connection with the actual or suspected past, present or future disposal or other Release of any Hazardous Materials on, under, about or from any of the Issuer’s or the other Note Parties’ Properties, which failure to commence and diligently prosecute to completion could reasonably be expected to have a Material Adverse Effect; (v) conduct, and cause each other Note Party to conduct, their respective operations and businesses in a manner that will not expose any Property or Person to Hazardous Materials that could reasonably be expected to form the basis for a claim for damages or compensation, which claim could reasonably be expected to have a Material Adverse Effect; and (vi) establish and implement, and shall cause each other Note Party to establish and implement, such procedures as may be necessary to continuously determine and assure that the Issuer’s and the other Note Parties’ obligations under this Section 8.10(a) are timely and fully satisfied, which failure to establish and implement could reasonably be expected to have a Material Adverse Effect.

(b)    The Issuer will promptly, but in no event later than five Business Days of the Issuer becoming aware thereof, notify the Agent and the Holders in writing of any threatened action, investigation or inquiry by any Governmental Authority or any demand or lawsuit by any landowner or other third party threatened in writing against the Issuer or the other Note Parties or their Properties of which the Issuer has knowledge in connection with any Environmental Laws (excluding routine testing and corrective action) if the Issuer reasonably anticipates that such action will result in liability (whether individually or in the aggregate) in excess of $1,000,000, not fully covered by insurance, subject to normal deductibles.

(c)    If an Event of Default has occurred and is continuing, the Agent may (but shall not be obligated to), at the expense of the Issuer and to the extent that the Issuer has the right to do so, conduct such Remedial Work as it deems appropriate to determine the nature and extent of any noncompliance with applicable Environmental Laws, the nature and extent of the presence of any Hazardous Material and the nature and extent of any other environmental conditions that may exist at or affect any of the Mortgaged Properties, and the Note Parties shall cooperate with the Agent in conducting such Remedial Work. Such Remedial Work may include a detailed visual inspection of the Mortgaged Properties, including all storage areas, storage tanks, drains and dry wells and other structures and locations, as well as the taking of soil samples, surface water samples, and ground water samples and such other investigations or analyses as the Agent deems appropriate. The Agent and its officers, employees, the Agents and contractors shall have and are hereby granted the right to enter upon the Mortgaged Properties for the foregoing purposes, provided that any such representative of the Agent shall comply with the Issuer’s safety, health and environmental policies and shall carry and maintain adequate insurance coverages appropriate or customary for the tasks to be performed.

Section 8.11    Further Assurances.

(a)    The Issuer at its sole expense will, and will cause each other Note Party to, promptly execute and deliver to the Agent all such other documents, agreements and instruments reasonably requested by the Agent or the Requisite Holders to comply with, cure any defects or accomplish the conditions precedent, covenants and agreements of any Note Party, as the case may be, in the Note Documents or to further evidence and more fully describe the collateral intended as security for the Obligations, or to correct any omissions in this Agreement or the Security Instruments, or to state more fully the obligations secured therein, or to perfect, protect or preserve any Liens created pursuant to this Agreement or any of the Security Instruments or the priority thereof, or to make any recordings, file any notices or obtain any consents, all as may be reasonably necessary or appropriate, in the sole discretion of the Requisite Holders, in connection therewith.

(b)    The Issuer hereby authorizes the Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Mortgaged Property without the signature of the Issuer or any other Note Party where permitted by law. A carbon, photographic or other reproduction of the Security Instruments or any financing statement covering the Mortgaged Property or any part thereof shall be sufficient as a financing statement where permitted by law.

Section 8.12    Reserve Reports.

(a)    On or before March 1st and September 1st of each year, commencing March 1, 2018, the Issuer shall furnish to the Agent and the Holders a Reserve Report evaluating the Oil and Gas Properties of the Issuer and the other Note Parties as of the immediately preceding January 1st and July 1st, as applicable. The Reserve Report as of January 1st and delivered on or before March 1st of each year (the “January 1 Reserve Report”) shall be prepared by one or more Approved Petroleum Engineers, and each other Reserve Report of each year may be prepared by one or more Approved Petroleum Engineers or internally under the supervision of the reservoir engineering manager of the Issuer who shall certify such Reserve Report to be true and accurate in all material respects and, except as otherwise specified therein, to have been prepared in accordance with the procedures used in the immediately preceding January 1 Reserve Report. In addition, the Issuer shall furnish to the Agent (for delivery to the Holders) each Reserve Report (together with any certifications) provided to the First Lien Administrative Agent under the First Lien Credit Facility.

(b)    With the delivery of each Reserve Report, the Issuer shall provide to the Agent and the Holders a certificate (a “Reserve Report Certificate”) from a Responsible Officer certifying that in all material respects: (i) the information contained in the Reserve Report and any other information delivered in connection therewith is true and correct, (ii) the Issuer or the other Note Parties own good and defensible title to the Oil and Gas Properties evaluated in such Reserve Report and such Properties are free of all Liens except for Liens permitted by Section 9.03, (iii) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take or pay or other prepayments in excess of the volume specified in Section 7.19 with respect to its Oil and Gas Properties evaluated in such Reserve Report which would require the Issuer or any other Note Party to deliver Hydrocarbons either generally or produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, (iv) none of their Oil and Gas Properties evaluated in the immediately previous Reserve Report have been sold since the date of the last Borrowing Base determination except as set forth on an exhibit to the certificate, which exhibit shall list all of its Oil and Gas Properties sold and in such detail as reasonably required by the Agent, (v) attached to the certificate is a list of all marketing agreements entered into by a Note Party subsequent to the later of the date hereof or the most recently delivered Reserve Report which the Issuer could reasonably be expected to have been obligated to list on Schedule 7.20 had such agreement been in effect on the date hereof and (vi) attached thereto is a schedule of the Oil and Gas Properties evaluated by such Reserve Report that are Mortgaged Properties and demonstrating the percentage of the Oil and Gas Properties that the value of such Mortgaged Properties represent and that such percentage is in compliance with Section  8.14(a).

Section 8.13    Title Information.

(a)    (i) Prior to Discharge of First Lien Non-Excluded Obligations, concurrently with delivery thereof to the First Lien Administrative Agent or (ii) upon Discharge of First Lien Non-Excluded Obligations, on or before delivery to the Agent (for delivery to the Holders) of each Reserve Report required by Section 8.12(a), the Issuer will deliver title information to the Agent (for delivery to the Holders) in form and substance acceptable to the Requisite Holders (provided that prior to Discharge of First Lien Non-Excluded Obligations, title information acceptable to the First Lien Administrative Agent shall be deemed acceptable to the Requisite Holders) covering enough of the Oil and Gas Properties evaluated by such Reserve Report that were not included in the immediately preceding Reserve Report (which may be the Initial Reserve Report), so that the Agent shall have received, together with title information previously delivered to the Agent, satisfactory title information on at least 85% of the PV-9 of the Oil and Gas Properties evaluated by such Reserve Report.

(b)    If the Issuer has provided title information for additional Properties under Section 8.13(a), the Issuer shall, within 60 days after notice from the Agent or the Holders, which notice must be delivered no later than 60 days after receipt of such title information by the Agent, that title defects or exceptions exist with respect to such additional Properties, unless, prior to Discharge of First Lien Non-Excluded Obligations, such title information had previously been determined to be acceptable by the First Lien Administrative Agent, either (i) cure any such title defects or exceptions (including defects or exceptions as to priority) which are not permitted by Section 9.03 raised by such information, (ii) substitute Collateral acceptable to the Requisite Holders (provided that, prior to Discharge of First Lien Non-Excluded Obligations, substitute Collateral acceptable to the First Lien Administrative Agent shall be deemed acceptable to the Holders) which constitutes Oil and Gas Properties with no title defects or exceptions except for Liens permitted under Section 9.03 having an equivalent or greater value or (iii) deliver title information in form and substance acceptable to the Requisite Holders (provided that, prior to Discharge of First Lien Non-Excluded Obligations, title information acceptable to the First Lien Administrative Agent shall be deemed acceptable to the Requisite Holders) so that the Agent shall have received, together with title information previously delivered to the Agent, satisfactory title information on at least 85% of the PV-9 of the Oil and Gas Properties evaluated by such Reserve Report.

Section 8.14    Additional Collateral; Additional Guarantors.

(a)    In connection with each redetermination of the Borrowing Base and at any other times reasonably elected by the Agent or the Requisite Holders, the Issuer shall review the Reserve Report and the list of current Mortgaged Properties (as described in Section 8.12(b)) to ascertain whether the Mortgaged Properties represent at least (i) 95% of the PV-9 of the Proved Reserves evaluated in the most recent Reserve Report, (ii) 95% of the PV-9 of the Proved Developed Producing Reserves evaluated in the most recent Reserve Report, (iii) 100% of the total gross acreage of the Note Parties on the Effective Date, (iv) 90% of the total gross acreage of the Note Parties at any time after the Effective Date, (v) substantially all of the Note Parties’ Midstream Properties and any infrastructure or related Oil and Gas Property (excluding, for the avoidance of doubt, any Midstream Properties constituting Excluded Assets), (vi) all of the Whitehorse Assets acquired on the Effective Date and (vii) any other of the Note Parties’ Oil and Gas Properties requested by the Agent of the Requisite Holders from time to time with a fair market value in excess of $2,000,000, in each case, after giving effect to exploration and production activities, acquisitions (including the Whitehorse Asset Acquisition), dispositions and production (collectively, the “Minimum Mortgage Requirements”). In the event that the Mortgaged Properties do not satisfy the Minimum Mortgage Requirements, then the Issuer shall, and shall cause the other Note Parties to, grant, within thirty (30) days of delivery of the certificate required under Section 8.12(b) (or, in the case of clause (vii) above, within thirty (30) days of the Agent’s or Requisite Holders’ written request), to the Agent as security for the Obligations, a Second Priority Lien (provided that Liens permitted by Section 9.03 may exist) on additional Oil and Gas Properties, Midstream Properties (excluding, for the avoidance of doubt, any Midstream Properties constituting Excluded Assets) and properties described in the definition of Minimum Mortgage Requirements not already subject to a Lien of the Security Instruments such that after giving effect thereto, the Mortgaged Properties will satisfy the Minimum Mortgage Requirements. All such Liens will be created and perfected by and in accordance with the provisions of deeds of trust, security agreements and financing statements or other Security Instruments, all in form and substance reasonably satisfactory to the Requisite Holders and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes. In order to comply with the foregoing, if any Domestic Subsidiary grants a Lien on its Oil and Gas Properties pursuant to Section 8.14(a) and such Domestic Subsidiary is not a Guarantor, then it shall become a Guarantor and comply with Section 8.14(b).

(b)    The Issuer shall promptly cause each newly created or acquired Domestic Subsidiary that is a Wholly-Owned Subsidiary to guarantee the Obligations pursuant to the Guaranty Agreement and to grant a lien and security interest in all of its Collateral (as defined in the applicable security agreement, but which shall in no event include Excluded Assets) pursuant to a security agreement. In connection with any such guaranty, the Issuer shall, or shall cause (i) such Domestic Subsidiary to execute and deliver the Guaranty Agreement (or a supplement thereto, as applicable) and a security agreement (or a supplement thereto, as applicable) and (ii) the owners of the Equity Interests of such Domestic Subsidiary to pledge all of the Equity Interests of such new Domestic Subsidiary (including delivery of original stock certificates evidencing the Equity Interests of such Subsidiary, together with an appropriate undated stock powers for each certificate duly executed in blank by the registered owner thereof) and to execute and deliver such other additional closing documents, legal opinions and certificates as shall reasonably be requested by the Requisite Holders.

(c)    In the event that any Note Party becomes the owner of a Domestic Subsidiary, then the Note Party shall (i) pledge 100% of all the Equity Interests of such Domestic Subsidiary, in each case, that are owned by such Note Party and to the extent such pledge does not occur automatically under the Guaranty Agreement (including, in each case, delivery of original stock certificates, if any, evidencing such Equity Interests, together with appropriate stock powers for each certificate duly executed in blank by the registered owner thereof) and (ii) (along with such Domestic Subsidiary) execute and deliver such other additional closing documents and certificates as shall reasonably be requested by the Requisite Holders.

(d)    The Issuer hereby guarantees the payment of all Obligations of each Note Party (other than the Issuer) and absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time to each Note Party (other than the Issuer) in order for such Note Party to honor its obligations under its respective Guaranty Agreement and other Security Instruments including obligations with respect to Swap Agreements (provided, however, that the Issuer shall only be liable under this Section 8.14(d) for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 8.14(d), or otherwise under this Agreement or any Note Document, as it relates to such other Note Parties, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of the Issuer under this Section 8.14(d) shall remain in full force and effect until the Commitments have expired or terminated and the principal of and interest on each Note and all fees payable hereunder and all other amounts payable under the Note Documents have been paid in full.

Section 8.15    ERISA Compliance. The Issuer will promptly furnish and will cause its Subsidiaries and any ERISA Affiliate to promptly furnish to the Agent (i) upon becoming aware of the occurrence of any ERISA Event or of any Prohibited Transaction, in each case, that could reasonably be expected to result in a Material Adverse Effect, in connection with any Plan or any trust created thereunder, a written notice of the Issuer or Subsidiary of the Issuer, as the case may be, specifying the nature thereof, what action such Person is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto, and (ii) upon receipt thereof, copies of any notice of the PBGC’s intention to terminate or to have a trustee appointed to administer any Plan. Promptly following receipt of a reasonable request by the Agent, the Issuer will furnish and will cause each Subsidiary to promptly furnish to the Agent copies of any documents described in Sections 101(k) or 101(l) of ERISA that any Note Party may request with respect to any Multiemployer Plan; provided, that if the Note Parties have not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, then, upon reasonable request of the Agent, the Note Parties shall promptly make a request for such documents or notices from such administrator or sponsor and the Issuer shall provide copies of such documents and notices to the Agent promptly after receipt thereof.

Section 8.16    Account Control Agreements; Location of Proceeds of the Notes.

(a)    All of the Note Parties’ Accounts other than Excluded Accounts shall at all times be subject to an Account Control Agreement, except that in the case of any newly established Account, any Account that ceases to be an Excluded Account or any Account acquired pursuant to an acquisition permitted under Section 9.05 (and which was not formed by any then-existing Note Party in contemplation of such acquisition), so long as the Issuer provides the Agent with written notice of the existence of such Account within five (5) Business Days following the date of such establishment, change of status or acquisition (or such later date as the Agent and the Requisite Holders may agree in their sole discretion), the Issuer will have thirty (30) days following the date of such establishment, change of status or acquisition (or such later date as the Agent and the Requisite Holders may agree in their sole discretion) to subject such account to an Account Control Agreement. No Note Party will deposit the proceeds of the Notes in an Account that is not subject to an Account Control Agreement.

(b)    The Issuer will, and will cause each Note Party to, until the proceeds of any Notes are transferred to a third party in a transaction not prohibited by the Note Documents, hold the proceeds of any Notes purchased under this Agreement in an Account that is subject to an Account Control Agreement.

Section 8.17    EEA Financial Institution. No Note Party is an EEA Financial Institution.

Section 8.18    Minimum Hedging Volumes. The Issuer and/or other Note Parties will (a) within 45 days after the Effective Date (or such later date with the consent of the Requisite Holders in their sole discretion), enter into Swap Agreements reasonably satisfactory to the Requisite Holders with Approved Counterparties pursuant to which the Note Parties have hedged notional volumes of not less than (x) 85% of the reasonably anticipated projected production (based on the Initial Reserve Report updated by the Issuer to include wells brought into production prior to the Effective Date) of crude oil and natural gas, calculated separately, from Proved Developed Producing Reserves of Oil and Gas Properties of the Note Parties for each month during the subsequent thirty-six (36) calendar month period immediately following the Effective Date and (y) 60% of the reasonably anticipated projected production (based on the Initial Reserve Report updated by the Issuer to include wells brought into production prior to the Effective Date) of crude oil and natural gas, calculated separately, from Proved Developed Producing Reserves of Oil and Gas Properties of the Note Parties for each month during the thirty-seven (37) to sixty (60) calendar month period immediately following the Effective Date and (b) maintain at all times Swap Agreements reasonably satisfactory to the Requisite Holders with Approved Counterparties pursuant to which the Note Parties shall hedge notional volumes of not less than 85% of the reasonably anticipated projected production (based on the then most recently delivered Reserve Report hereunder) of crude oil and natural gas, calculated separately, from Proved Developed Producing Reserves of Oil and Gas Properties of the Note Parties for each calendar quarter during the subsequent thirty-six (36) calendar month period immediately following any date of determination (in each case, as forecasted based upon the most recent Reserve Report delivered pursuant hereto (after, for the avoidance of doubt, giving effect to the acquisition of the Whitehorse Assets being acquired pursuant to the Whitehorse Acquisition Agreement on and as of the Effective Date)); provided, that to the extent the delivery of a new Reserve Report hereunder results in a failure to satisfy the requirements of this clause (b), the Note Parties shall have thirty (30) days following the delivery of such Reserve Report (or such later date with the consent of the Requisite Holders in their sole discretion) to enter into additional Swap Agreements to the extent necessary to satisfy the requirements of this clause (b).

ARTICLE IX

Negative Covenants

Until Payment in Full, the Issuer (and in the case of Sections 9.19 and 9.24, RRI) covenants and agrees with the Holders that:

Section 9.01    Financial Covenant.

(a)    Ratio of Total Funded Debt to EBITDAX. The Issuer will not, as of the last day of any Fiscal Quarter, commencing with the Fiscal Quarter ending December 31, 2017, permit its ratio of Total Funded Debt as of such time to EBITDAX for the four Fiscal Quarters ending on the last day of the Fiscal Quarter immediately preceding the date of determination for which financial statements are available to be greater than 4.0 to 1.0.

Section 9.02    Debt. The Issuer will not, and will not permit any other Note Party to, incur, create, assume or suffer to exist any Debt, except:

(a)    the Notes or other Obligations arising under the Note Documents or any guaranty of or suretyship arrangement for the Notes or other Obligations arising under the Note Documents;

(b)    Debt of any Note Party under Purchase Money Security Interests and Capital Leases not to exceed $2,000,000;

(c)    Debt associated with worker’s compensation claims, bonds or surety obligations required by Governmental Requirements or by third parties in the ordinary course of business in connection with the operation of, or provision for the abandonment and remediation of, the Oil and Gas Properties;

(d)    (i) Debt between the Issuer and its Subsidiaries that are Note Parties, (ii) Debt between the Subsidiaries of the Issuer which are Note Parties, and (iii) Debt extended to the Issuer and its Subsidiaries which are Note Parties by any other Note Party; provided that (1) such Debt is not held, assigned, transferred, negotiated or pledged to any Person other than a Note Party, and (2) any such Debt owed by either the Issuer or a Guarantor shall be subordinated to the Obligations on terms set forth in the Guaranty Agreement;

(e)    endorsements of negotiable instruments for collection in the ordinary course of business;

(f)    obligations to royalty, overriding and working interest owners, joint interest obligations, trade payables and other lease operating expenses incurred in the ordinary course of business which are not more than ninety (90) days past due;

(g)    Debt associated with appeal bonds and bonds or sureties provided to any Governmental Authority or to any other Person in connection with the operation of the Oil and Gas Properties, including with respect to plugging, facility removal and abandonment of the Oil and Gas Properties;

(h)    Debt in respect of Senior Unsecured Notes; provided that (i) after giving effect to the incurrence or issuance thereof, the Issuer shall be in compliance on a pro forma basis with the financial covenant set forth in Section 9.01 and (ii) the Issuer shall only be permitted to incur such Senior Unsecured Notes if the net cash proceeds thereof (other than up to $10,000,000 in excess proceeds incurred as a result of good-faith rounding and estimation in determining the issuance amount of such Senior Unsecured Notes) are used solely to redeem in full the Issuer Series B Preferred Units and substantially contemporaneously therewith an equivalent amount of Series B Redeemable Preferred Stock of RRI in full in accordance with the RRI Certificate of Designations no later than twenty-five (25) days after the date of incurrence of such Senior Unsecured Notes if, and only if, at such time the Series B Redeemable Preferred Stock of RRI is owned in whole or in part by EIG (it being agreed and understood that if EIG does not own the Series B Redeemable Preferred Stock in whole or in part at such time, no Senior Unsecured Notes may be incurred hereunder); provided that until the redemption of the Issuer Series B Preferred Units and the Series B Redeemable Preferred Stock of RRI, such net cash proceeds received from the issuance of the Senior Unsecured Notes shall be held in a deposit account subject to an Account Control Agreement;

(i)    to the extent constituting Debt, obligations in respect of Swap Agreements;

(j)    other Debt, not to exceed $3,000,000 in the aggregate at any one time outstanding;

(k)    any guarantee of any other Debt permitted to be incurred hereunder;

(l)    Debt in respect of the First Lien Credit Facility that is subject to the terms of the Intercreditor Agreement; provided that (i) such Debt is a single conforming commercial banking revolving facility for oil and gas secured loan transactions with no differentiation among the First Lien Lenders and all such Debt is pari passu in right of payment, pricing, maturity, security and liquidation thereof, (ii) the Person selected to be the administrative agent thereunder is PNC Bank, National Association or another administrative agent recognized as being an established administrative agent for commercial banking borrowing base lending facilities for oil and gas secured transactions and (iii) the First Lien Lenders are commercial banking institutions that invest in conforming revolving borrowing base facilities of such type in the ordinary course of business; and

(m)    obligations in respect of any Issuer Preferred Units so long as such obligations are not classified as debt under GAAP or no mandatory redemption payment is then due; provided, however, even if such Issuer Preferred Units are classified as debt under GAAP or a mandatory redemption payment is due thereunder (“Reclassified Units”), such Reclassified Units shall still be deemed permitted under this Section 9.02 as long as the Borrower is in pro forma compliance with Section 9.01 measured upon giving effect to such Reclassified Units.

Section 9.03    Liens. The Issuer will not, and will not permit any other Note Party to, create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:

(a)    Liens securing the payment of any Obligations;

(b)    Excepted Liens;

(c)    Liens securing Purchase Money Security Interests and Capital Leases permitted by Section 9.02(b) but only on the Property that is the subject of any such purchase money financing or such lease, accessions and improvements thereto, insurance thereon, and the proceeds of the foregoing;

(d)    Liens securing the First Lien Secured Obligations, subject to the Intercreditor Agreement; and

(e)    other Liens on Property not constituting Collateral not to exceed $3,000,000 in the aggregate at any one time outstanding.

Section 9.04    Restricted Payments. The Issuer will not, and will not permit any of the other Note Party to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except

(a)    the Issuer may make Restricted Payments with respect to its Equity Interests payable solely in additional shares of its Equity Interests (other than Disqualified Capital Stock);

(b)    Subsidiaries may declare and pay dividends and other Restricted Payments to the Issuer and any other Note Party;

(c)    so long as no Default or Event of Default exists or would result therefrom, the Issuer may make Permitted Tax Distributions; provided that in the case of an Excess Tax Distribution, the Issuer may only make such distribution so long as both before and immediately after giving effect to such Excess Tax Distribution (i) the unused total Commitments (as such term is defined in the First Lien Credit Facility or a substantively equivalent term is defined under the First Lien Credit Facility outstanding at such time) then in effect shall be equal to or greater than 20% of such total Commitments then in effect and (ii) the Issuer’s ratio of Total Funded Debt to EBITDAX is not greater than 3.50 to 1.00 (using (x) Total Funded Debt outstanding on such date after giving effect to such Restricted Payment and (y) EBITDAX for the four Fiscal Quarters ending on the last day of the Fiscal Quarter immediately preceding such date for which financial statements are available);

(d)    (i) with respect to Issuer Preferred Units other than the Issuer Series B Preferred Units, the Issuer may make Cash distributions in an amount not to exceed $8,000,000 in any Fiscal Year of the Issuer to promptly fund dividends or distributions on any such Issuer Preferred Units (for the purpose of allowing RRI to make subsequent equivalent dividends or distributions on the corresponding preferred Equity Interests of RRI); provided that any such Issuer Preferred Units issued after the Effective Date shall be on the same terms and conditions as those governing the Issuer Series A Preferred Units issued by the Issuer prior to the Effective Date or on terms and conditions otherwise acceptable to the Required Holders; and provided, further, that both before and immediately after giving effect to such Restricted Payment (A) no Default or Event of Default exists and (B) the Issuer’s ratio of Total Funded Debt to EBITDAX is not greater than 3.50 to 1.00 (using (x) Total Funded Debt outstanding on such date after giving effect to such Restricted Payment and (y) EBITDAX for the four Fiscal Quarters ending on the last day of the Fiscal Quarter immediately preceding such date for which financial statements are available); and (ii) with respect to the Issuer Series B Preferred Units, the Issuer may make Cash distributions in an amount not to exceed the sum of (1) $25,000,000 in any Fiscal Year of the Issuer to promptly fund dividends or distributions on the Issuer Series B Preferred Units (for the purpose of allowing RRI to make subsequent equivalent dividends or distributions on the corresponding Series B Redeemable Preferred Stock of RRI), which may be carried over to subsequent Fiscal Years to the extent that any portion of such dividend or distribution that was required to be paid in such Fiscal Year otherwise went unpaid during such Fiscal Year, and (2) any corresponding default premiums or penalties incurred in respect of the failure to timely pay dividends or distributions on the Issuer Series B Preferred Units, so long as both before and immediately after giving effect to such Restricted Payment (A) no Default or Event of Default exists and (B) the Issuer’s ratio of Total Funded Debt to EBITDAX is not greater than 3.50 to 1.00 (using (x) Total Funded Debt outstanding on such date after giving effect to such Restricted Payment and (y) EBITDAX for the four Fiscal Quarters ending on the last day of the Fiscal Quarter immediately preceding such date for which financial statements are available));

(e)    the Issuer may make redemptions of the Issuer Series B Preferred Units (for the purpose of the substantially contemporaneous redemption of an equivalent amount of Series B Redeemable Preferred Stock of RRI) with the cash proceeds of Senior Unsecured Notes permitted under Section 9.02(h) or from the cash proceeds of the issuance of Equity Interests (other than Disqualified Capital Stock) of RRI that are contributed by RRI to the Issuer to the extent that such cash proceeds are contributed in the form of common equity and (x) held in an account that is subject to an Account Control Agreement until applied towards such redemption of the Issuer Series B Preferred Units and (y) otherwise applied towards such redemption of the Issuer Series B Preferred Units within twenty-five (25) days; and

(f)    the Issuer may make Restricted Payments to holders of the Issuer’s Common Units in connection with any exchange of Common Units of the Issuer for Class A Common Stock of RRI pursuant to Section 4.6 of the Issuer LLC Agreement payable in Equity Interests of RRI or in cash, in each case, to the extent that the Equity Interests and cash is received by the Issuer from RRI substantially contemporaneously therewith.

Section 9.05    Investments, Loans and Advances. The Issuer will not, and will not permit any other Note Party to, make or permit to remain outstanding any Investments in or to any Person, except that the foregoing restriction shall not apply to:

(a)    Investments which are disclosed to the Holders in Schedule 9.05;

(b)    accounts receivable arising in the ordinary course of business;

(c)    direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of acquisition thereof;

(d)    commercial paper maturing within one year from the date of acquisition thereof rated in one of the two highest grades by S&P or Moody’s;

(e)    deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, any Holder or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $500,000,000 (as of the date of such bank or trust company’s most recent financial reports) and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by S&P or Moody’s, respectively;

(f)    Investments in money market or similar funds with assets of at least $1,000,000,000 and rated Aaa by Moody’s or AAA by S&P;

(g)    Investments (i) made by the Issuer in or to its Subsidiaries that are Note Parties or (ii) made by Note Parties to each other or the Issuer; provided, that, as a condition thereto, the Issuer and Note Parties have taken all such actions to the satisfaction of the Agent and Requisite Holders necessary to maintain the Agent’s perfected second lien priority lien on the Property subject to such Investment;

(h)    Investments in direct ownership interests in additional Oil and Gas Properties and gas gathering systems related thereto or related to farm-out, farm-in, joint operating, joint venture or area of mutual interest agreements, participation agreements, gathering systems, pipelines or other similar arrangements which are usual and customary in the oil and gas exploration and production business located within the geographic boundaries of the United States of America;

(i)    Investments pursuant to Swap Agreements or hedging agreements otherwise permitted under this Agreement;

(j)    Investments constituting deposits made in connection with the purchase of goods or services in the ordinary course of business;

(k)    (A) Permitted Equity Acquisitions and (B) the purchase or acquisition of Oil and Gas Properties by the Issuer or any Guarantor made (i) in the case of clauses (A) and (B), from the identifiable cash proceeds of the issuance of Equity Interests (other than Disqualified Capital Stock) by RRI that are (w) contributed to the Issuer on account of the Issuer’s common Equity Interests, (x) designated by the Issuer to be used for Permitted Equity Acquisitions or the purchase or acquisition of Oil and Gas Properties in a writing delivered to the Agent and Requisite Holders or in a public filing with the SEC prior to or promptly following such contribution or issuance, (y) held in a segregated account that is otherwise subject to an Account Control Agreement until applied towards such Permitted Equity Acquisition or acquisition and (z) otherwise applied towards such Permitted Equity Acquisition or acquisition within 270 days of receipt (“Qualified Equity Proceeds”) or (ii) in the case of clauses (A) and (B), from any other sources (Net Asset Sale Proceeds, Hedge Receipts and/or Net Insurance/Condemnation Proceeds to the extent permitted under Section 3.04(a)(i)(C)) in an amount not to exceed (solely with respect to this clause (ii)) $15,000,000 for all such Permitted Equity Acquisitions and acquisitions during any Fiscal Year and $40,000,000 in the aggregate for all such Permitted Equity Acquisitions and acquisitions during the term of this Agreement; provided that no Note Party shall be permitted to make a Permitted Equity Acquisition or purchase or acquisition of Oil and Gas Properties under this clause (k) to the extent that a Default or an Event of Default has occurred or is continuing unless (1) in the event such Permitted Equity Acquisition or purchase or acquisition of Oil and Gas Properties is funded solely with Qualified Equity Proceeds, such Note Party entered into a binding agreement to make such Permitted Equity Acquisition or purchase or acquisition of Oil and Gas Properties when no Default or Event of Default had occurred and was continuing and, at such time, no Default or Event of Default was projected in good faith to occur either immediately before or immediately after giving effect to the consummation of such Permitted Equity Acquisition or purchase of Oil and Gas Properties or (2) in the event such Permitted Equity Acquisition or purchase or acquisition of Oil and Gas Properties is funded solely with Qualified Equity Proceeds such Default or Event of Default could be cured as a result of making such Permitted Equity Acquisition or purchase or acquisition of Oil and Gas Properties;

(l)    Investments pursuant to Swap Agreements not prohibited under Section 9.17;

(m)    the Whitehorse Asset Acquisition;

(n)    the trade or exchange of nonproducing Oil and Gas Properties for Oil and Gas Properties customary in the oil and gas business to the extent otherwise permitted under Section 9.11(h); and

(o)    other Investments not to exceed $1,000,000 in the aggregate at any one time outstanding.

Section 9.06    Nature of Business; No International Operations. The Issuer will not allow any material change to be made in the character of its business as an independent oil and gas exploration and production company. The Note Parties will not (i) acquire or make any other expenditures (whether such expenditure is capital, operating or otherwise) in or related to, any Oil and Gas Properties not located within the geographical boundaries of the United States or (ii) acquire or create any Foreign Subsidiary.

Section 9.07    Proceeds of the Notes. The Issuer will not permit the proceeds of the Notes to be used for any purpose other than those permitted by Section 7.23. No Note Party nor any Person acting on behalf of the Issuer has taken or will take any action which causes any of the Note Documents to violate Regulations T, U or X or any other regulation of the Board or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect. If requested by the Agent or the Requisite Holders, the Issuer will furnish to the Agent and each Holder FR Form U-1 or such other form referred to in Regulation U, Regulation T or Regulation X of the Board, as the case may be. The Issuer will not issue any Note, and the Issuer shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Note:

(a)    in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws,

(b)    for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country to the extent such activities, businesses or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or,

(c)    in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Section 9.08    ERISA Compliance. Except as could not reasonably be expected to result in a Material Adverse Effect, the Issuer will not, and will not permit any other Note Party to, at any time:

(a)    Allow any ERISA Event to occur; or

(b)    Contribute to or assume an obligation to contribute to, or permit any Subsidiary to contribute to or assume an obligation to contribute to, any Multiemployer Plan.

Section 9.09    Sale or Discount of Receivables. Except for receivables obtained by the Note Parties out of the ordinary course of business or the settlement of joint interest billing accounts in the ordinary course of business or discounts granted to settle collection of accounts receivable or the sale of defaulted accounts arising in the ordinary course of business in connection with the compromise or collection thereof and not in connection with any financing transaction, the Issuer will not, and will not permit any other Note Party to, discount or sell (with or without recourse) any of its notes receivable or accounts receivable.

Section 9.10    Mergers, Etc. Neither the Issuer nor any other Note Party will merge into or with or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property to any other Person, (whether now owned or hereafter acquired) (any such transaction, a “consolidation”), or liquidate or dissolve, except that (a) any Note Party may consolidate with or into the Issuer (provided the Issuer shall be the continuing or surviving entity) and (b) any Note Party (other than the Issuer) may consolidate with any other Note Party.

Section 9.11    Sale of Properties and Termination of Hedging Transactions. The Issuer will not, and will not permit any other Note Party to, sell, assign, farm-out, convey or otherwise transfer any Property (subject to Section 9.10) or otherwise monetize any Swap Agreement in respect of commodities, in each case, except for:

(a)    the sale of inventory (including Hydrocarbons) in the ordinary course of business;

(b)    farmouts in the ordinary course of business of undeveloped acreage or undrilled depths to which no Proved Reserves were attributable to in the most recent Reserve Report delivered to the Agent and the Requisite Holders and assignments in connection with such farmouts; provided that (i) this clause (b) shall not permit farmouts of undeveloped acreage or undrilled depths in respect of either the Wolfcamp or Bone Spring formations owned by the Issuer on the Effective Date and (ii) farmouts made pursuant to this clause (b) in respect of undeveloped acreage or undrilled depths acquired pursuant to the Whitehorse Asset Acquisition shall not exceed 1,000 acres in the aggregate;

(c)    the sale or transfer of equipment that is no longer necessary for the business of the Issuer or such other Note Party or are replaced by equipment of at least comparable value and use;

(d)    to the extent approved by the Requisite Holders in connection with Permitted Equity Acquisition;

(e)    the pooling or unitization of Oil and Gas Properties to which no material Proved Reserves are attributed in the ordinary course of business, so long as, after giving effect to the disposition and the concurrent payment of Debt under the First Lien Credit Facility and the Notes, no Event of Default or Borrowing Base Deficiency would exist or result therefrom (after giving pro forma effect to any concurrent repayment of Debt under the First Lien Credit Facility with the cash proceeds of such disposition);

(f)    the sale or other disposition of any Oil and Gas Property or Midstream Property or any interest therein (including all but not less than all of Equity Interests in any Note Party that owns Oil and Gas Property or any Midstream Property), or the termination, unwinding, cancellation or other disposition of Swap Agreements having a fair market value not to exceed $15,000,000 in any Fiscal Year for all such sales, dispositions, terminations, unwinds or cancellations and $40,000,000 in the aggregate for all such sales, dispositions, terminations, unwinds or cancellations over the term of this Agreement; provided that:

(i)    no Default exists, and no Borrowing Base Deficiency is increased by or results from, such sale or disposition of Oil and Gas Property or Midstream Property or the termination or monetization of any Swap Agreement in respect of commodities (after giving effect to any simultaneous prepayments);

(ii)    100% of the consideration received in respect of such sale or other disposition or termination shall be cash or other Oil and Gas Properties or Midstream Property acceptable to the Requisite Holders in their discretion;

(iii)    the consideration received in respect of such sale or other disposition or termination or monetization of any Swap Agreement in respect of commodities shall be equal to or greater than the fair market value of the Oil and Gas Property or Midstream Property, interest therein or Subsidiary subject of such sale or other disposition, or Swap Agreement which is the subject of such termination or monetization (as reasonably determined by the Issuer); and

(iv)    the Issuer shall make payments, if any, required under Section 3.04 pursuant to the terms therein;

(g)    transfers of Properties from any Note Party to the Issuer or any other Note Party; provided, that, as a condition thereto, the Issuer and Note Parties have taken all such actions to the satisfaction of the Agent and Requisite Holders necessary to maintain the Agent’s perfected second lien priority lien on the Property subject to such transfer;

(h)    the non-cash trade or exchange of Oil and Gas Properties to the extent constituting undeveloped acreage or undrilled depths to which no Proved Reserves were attributable to in the most recent Reserve Report delivered to the Agent and the Requisite Holders for Oil and Gas Properties in the ordinary course of business and customary in the oil and gas business; provided that, (A) the fair market value and quality of the Oil and Gas Properties obtained by the Issuer or any Subsidiary shall be at least as great as the fair market value and quality of the Oil and Gas Properties relinquished by the Issuer or any Subsidiary; (B) the Oil and Gas Properties obtained in such trade or exchange shall be made subject to a Mortgage in favor of the Agent concurrently with such trade or exchange; (C) the Oil and Gas Properties obtained by the Issuer or any Subsidiary shall be located in the Delaware Basin; (D) the Oil and Gas Properties obtained by the Issuer or any Subsidiary shall be subject to no Liens other than Liens permitted under Section 7.03; and (E) the aggregate acreage of Oil and Gas Properties disposed of pursuant to this clause (h) without obtaining Requisite Holders’ prior written consent shall be no greater than 1,000 net mineral acres in the aggregate for all such trades or exchanges; and

(i)    Casualty Events.

Section 9.12    Sales and Leasebacks. The Issuer will not, and will not permit any other Note Party to enter into any arrangement with any Person providing for the leasing by any Note Party of real or personal property that has been or is to be sold or transferred by such Note Party to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Note Party.

Section 9.13    Environmental Matters. The Issuer will not, and will not permit any other Note Party to, (a) cause or knowingly permit any of its Property to be in violation of, or (b) do anything or knowingly permit anything to be done which will subject any such Property to any Remedial Work (other than Remedial Work done in the ordinary course of business) under, any Environmental Laws that could reasonably be expected to have a Material Adverse Effect; it being understood that clause (b) above will not be deemed as limiting or otherwise restricting any obligation to disclose any relevant facts, conditions and circumstances pertaining to such Property to the appropriate Governmental Authority.

Section 9.14    Transactions with Affiliates. The Issuer will not, and will not permit any other Note Party to, enter into any transaction, including any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate unless such transactions are otherwise permitted under this Agreement and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate; provided that the foregoing shall not apply to (a) transactions among the Issuer or its Affiliates, on the one hand, and any Holder or Person affiliated therewith, on the other hand, in connection with the Series B Redeemable Preferred Stock Issuance, the Notes or the Note Documents, (b) transactions among the Issuer and its Affiliates entered into in connection with the Business Combination Transaction, including the Crude Oil Gathering Agreement, the Gas Gathering Agreement, the Transition Services Agreement and the Contribution Agreement (in each case as defined in the Business Combination Agreement), (c) transactions between the Issuer or its Affiliates with RRI or its Affiliates for financial advisory, underwriting, capital raising, and other services, (d) transactions between the Issuer and the Note Parties and (e)  any transactions pursuant to the Tax Receivable Agreement.

Section 9.15     Negative Pledge Agreements; Dividend Restrictions. The Issuer will not, and will not permit any other Note Party to, create, incur, assume or suffer to exist any contract, agreement or understanding which in any way prohibits or restricts (a) the granting, conveying, creation or imposition of any Lien on any of its Property to secure the Obligations or which requires the consent of other Persons in connection therewith or (b) the Issuer or any other Note Party from paying dividends or making distributions to any Note Party or receiving any money in respect of Debt or other obligations owed to it, or which requires the consent of or notice to other Persons in connection therewith; provided that (i) the foregoing shall not apply to restrictions and conditions under the Note Documents and the First Lien Documents, (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of any asset or another Note Party pending such sale; provided such restrictions and conditions apply only to the asset or other Note Party that is to be sold and such sale is permitted hereunder, and (iii) clause (a) of the foregoing shall not apply to (A) restrictions or conditions imposed by any agreement relating to purchase money Liens or Capital Leases permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such purchase money Liens or Capital Leases and (B) customary provisions in leases restricting the assignment thereof, (C) customary provisions restricting assignment of any licensing agreement (in which a Note Party or its Subsidiaries are the licensee) with respect to a contract entered into by a Note Party or its Subsidiaries in the ordinary course of business and (D) customary provisions restricting subletting, sublicensing or assignment of any intellectual property license or any lease governing any Oil and Gas Properties of a Note Party and its Subsidiaries.

Section 9.16    Take-or-Pay or Other Prepayments. The Issuer will not, and will not permit any other Note Party to, allow take-or-pay or other prepayments with respect to the Oil and Gas Properties of the Issuer or any other Note Party that would require the Issuer or such other Note Party to deliver Hydrocarbons at some future time without then or thereafter receiving full payment therefor to exceed $1,000,000 in the aggregate.

Section 9.17    Swap Agreements. The Issuer will not, and will not permit any other Note Party to, enter into any Swap Agreements with any Person other than:

(a)    Swap Agreements in respect of commodities (i) with an Approved Counterparty, (ii) which have a tenor not greater than five (5) years and (iii) the notional volumes for which (when aggregated and netted with other commodity Swap Agreements then in effect other than basis differential swaps on volumes already hedged pursuant to other Swap Agreements) do not exceed, as of the date such Swap Agreement is executed and at any time thereafter (such notional volumes to be based upon the projections contained in the then-most recently delivered Reserve Report), for the sixty (60) month period from the date such Swap Agreement (including each trade or transaction) is executed, 100% of the reasonably anticipated projected production (as such production is projected in the most recent Reserve Report (which may be the Initial Reserve Report) delivered pursuant to the terms of this Agreement) from Proved Oil and Gas Properties of the Note Parties for each of crude oil, natural gas and natural gas liquids, calculated separately; provided that (1) in no event shall any Swap Agreement contain any requirement, agreement or covenant for any Note Party to post collateral or margin to secure their obligations under such Swap Agreement or to cover market exposures (other than under the Security Instruments), other than cash or letters of credit in an aggregate amount at any time not to exceed $2,500,000, (2) Swap Agreements shall only be entered into in the ordinary course of business (and not for speculative purposes), and (3) no Swap Agreement in respect of commodities shall be terminated, unwound, cancelled or otherwise disposed of except to the extent permitted by Section 9.11; and

(b)    Swap Agreements in respect of interest rates with an Approved Counterparty, the notional amounts of which, when aggregated with all other interest rate Swap Agreements of the Issuer and the Note Parties then in effect, do not exceed 75% of the then outstanding principal amount of the Issuer’s and the Note Party’s aggregate Debt for borrowed money; provided that in no event shall any Swap Agreement contain any requirement, agreement or covenant for the Issuer or any Note Party to post collateral or margin to secure their obligations under such Swap Agreement or to cover market exposures other than collateral provided for in, and upon the terms and conditions set forth in, this Agreement and the relevant Security Instruments.

Section 9.18    Amendments to Organizational Documents and Material Contracts. The Issuer shall not, and shall not permit any other Note Party to, (a) amend, supplement or otherwise modify (or permit to be amended, supplemented or modified) its Organizational Documents, the Crude Oil Gathering Agreement, the Gas Gathering Agreement, the Transition Services Agreement or the Contribution Agreement (in each case as defined in the Business Combination Agreement) and the Tax Receivable Agreement, in any material respect that could reasonably be expected to be adverse to the interests of the Agent or the Holders without the consent of the Agent (not to be unreasonably withheld or delayed), other than (i) amendments that delete or reduce any fees payable by any Note Party to a Person other than the Agent or any Holder, (ii) the termination of services provided under the Transition Services Agreement as contemplated therein or (iii) the extension of services under the Transition Services Agreements on substantially similar commercial terms, or (b) (i) amend, supplement or otherwise modify (or permit to be amended, supplemented or modified) any agreement to which it is a party, (ii) terminate, replace or assign any of the Note Party’s interests in any agreement or (iii) permit any agreement not to be in full force and effect and binding upon and enforceable against the parties thereto, in each case if such occurrence could be reasonably expected to result in a Material Adverse Effect. Notwithstanding the foregoing, the Issuer shall not, and shall not permit any other Note Party to, amend, supplement or otherwise modify (or permit to be amended, supplemented or modified) any provision of its Organizational Documents with respect to preferred Equity Interests, including ownership, issuance or distributions with respect thereto, without the consent of the Agent; provided, that such amendments, supplements or modifications may be undertaken in order to authorize additional Equity Interests in order to make Restricted Payments in Equity Interests contemplated under Section 9.04(a).

Section 9.19    Changes in Fiscal Periods. RRI and the Issuer shall not, and shall not permit any other Note Party to have its Fiscal Year end on a date other than December 31 or change the its method of determining Fiscal Quarters.

Section 9.20    No Subsidiaries. The Issuer shall not permit, and shall not permit the other Note Parties to own or create directly or indirectly any Subsidiaries other than any Subsidiary formed after the Effective Date that joins this Agreement as a Guarantor in accordance with Section 8.14(b).

Section 9.21    Redemption of Senior Unsecured Notes; Amendment of Senior Unsecured Notes Documents. The Issuer will not, and will not permit the other Note Parties to:

(a)    prior to the Maturity Date call, make or offer to make any optional or voluntary Redemption of or otherwise optionally or voluntarily Redeem (whether in whole or in part) any Senior Unsecured Notes; provided that, so long as no Event of Default or Borrowing Base Deficiency shall have occurred and be continuing or would result therefrom, the Issuer may optionally prepay Senior Unsecured Notes, in whole or in part, with the proceeds of Senior Unsecured Notes;

(b)    in the case of Senior Unsecured Notes or any Senior Unsecured Notes Documents related thereto, amend, modify, waive or otherwise change, consent or agree to any amendment, modification, waiver or other change to, any of the terms of any such Senior Unsecured Notes or any Senior Unsecured Notes Document related thereto if the effect thereof would be cause such Debt no longer to qualify as Senior Unsecured Notes pursuant to the definition thereof; or

(c)    designate any Debt (other than obligations of the Issuer and the Subsidiaries pursuant to the Note Documents) as “Specified Senior Indebtedness” or “Specified Guarantor Senior Indebtedness” or give any such other Debt any other similar designation.

Section 9.22    Marketing Activities. The Issuer will not, and will not permit any of the other Note Parties to, engage in marketing activities for any Hydrocarbons or enter into any contracts related thereto other than (i) contracts for the sale of Hydrocarbons scheduled or reasonably estimated to be produced from their Proved Oil and Gas Properties during the period of such contract, (ii) contracts for the sale of Hydrocarbons scheduled or reasonably estimated to be produced from Proved Oil and Gas Properties of third parties during the period of such contract associated with the Oil and Gas Properties of the Issuer and the other Note Parties that the Issuer or one of the other Note Parties has the right to market pursuant to joint operating agreements, unitization agreements or other similar contracts that are usual and customary in the oil and gas business and (iii) other contracts for the purchase and/or sale of Hydrocarbons of third parties (A) which have generally offsetting provisions (i.e. corresponding pricing mechanics, delivery dates and points and volumes) such that no “position” is taken and (B) for which appropriate credit support has been taken to alleviate the material credit risks of the counterparty thereto.

Section 9.23    Amendments to Senior Debt; Collateral; Borrowing Base.

(a)    The Issuer and Note Parties shall not amend, waive, modify or supplement and shall not consent to any amendment, waiver, modification or supplement to the First Lien Documents (as defined in the Intercreditor Agreement) or incur, create, assume or suffer to exist any First Lien Obligations (as defined in the Intercreditor Agreement), including pursuant to any Permitted Revolver Refinancing, under any First Lien Documents, if the effect thereof would be to (i) prohibit or restrict any payment of principal, interest or otherwise with respect to the Obligations in a manner that is more restrictive than as of the Effective Date, (ii)(A) subordinate in right of payment any First Lien Obligations to any other Debt or subordinate the Liens securing First Lien Obligations to any other Lien or (B) other than by operation of law, permit any Debt (other than the First Lien Obligations) to be senior in right of payment or senior or pari passu in right of Lien priority to the Obligations (for avoidance of the doubt, the foregoing shall preclude the ‘layering’ of Debt of the type set forth in clause (a) of the definition of Debt that is senior in right of payment, or senior or pari passu in right of Lien priority to the Obligations), (iii) increase the “Applicable Margin” or any component of yield under the First Lien Loan Documents in effect on the Effective Date (excluding increases resulting from the accrual of interest at the default rate not to exceed 2.00% per annum) such that the all-in yield would exceed the Priority Debt All-In Yield Cap (as defined in the Intercreditor Agreement), (iv) for the Borrowing Base to not be subject to a scheduled redetermination at least twice in each twelve (12) calendar month period subject to good-faith delays in the ordinary course of making any such scheduled redetermination, (v) shorten the scheduled maturity or termination date or (vi) contravene the Intercreditor Agreement; and

(b)    Issuer will not, and will not permit any Subsidiary, to grant a Lien on any Property to secure obligations outstanding under the First Lien Credit Facility without substantially contemporaneously granting to the Agent, as security for the Obligations, a Second Priority Lien on the same property pursuant to the Security Instruments (it being understood that if any Security Instruments need to be executed to grant such Lien they shall be in form and substance reasonably satisfactory to the Requisite Holders (provided that, prior to Discharge of First Lien Non-Excluded Obligations, such documentation when entered into shall be substantially similar to the applicable corresponding First Lien Collateral Document(s))).

Section 9.24    Negative Pledge; Restrictions on Guarantees.

(a)    RRI will not create, incur or permit to exist, will defend, at its sole cost and expense, its Equity Interests in the Issuer against, and will take all such other action as is necessary to remove, any Lien or claim on, in or to its Equity Interests in the Issuer.

(b)    RRI will not be permitted to incur any Debt (other than, to the extent constituting Debt, obligations in respect of any Series A Preferred Stock or Series B Redeemable Preferred Stock) or provide a guaranty in respect of Debt of any other Person unless RRI first becomes a Guarantor and party to the Guaranty Agreement.

ARTICLE X

Events of Default; Remedies

Section 10.01    Events of Default. One or more of the following events shall constitute an “Event of Default”:

(a)    the Issuer shall fail to (i) pay any principal of any Note when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof, by acceleration, mandatory prepayment or otherwise or (ii) make by the time required under the terms of Section 3.04 a Change in Control Offer or other mandatory prepayment offer;

(b)    the Issuer shall fail to pay any interest on any Note or any fee or any other amount (other than an amount referred to in Section 10.01(a)) payable under any Note Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days;

(c)    any representation or warranty made or deemed made by or on behalf of RRI, the Issuer or any other Note Party in or in connection with any Note Document or any amendment or modification of any Note Document or waiver under such Note Document, or in any report, notice, certificate, financial statement or other document furnished pursuant to or in connection with any Note Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made (or, to the extent that any such representation and warranty is qualified by materiality, such representation and warranty (as so qualified) shall prove to have been incorrect in any respect when made or deemed made);

(d)    RRI, the Issuer or any other Note Party shall fail to observe or perform any covenant, condition or agreement contained in Section 8.02, Section 8.03, Section 8.14, Section 8.16, Section 8.17, Section 8.18 or in Article IX;

(e)    RRI, the Issuer or any other Note Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in Section 10.01(a), Section 10.01(b), Section 10.01(c) or Section 10.01(d)) or any other Note Document, and such failure shall continue unremedied for a period of 30 days after the earlier to occur of (A) notice thereof from the Agent to the Issuer (which notice will be given at the request of any Holder) or (B) a Responsible Officer of RRI, the Issuer or such other Note Party otherwise becoming aware of such default;

(f)    the Issuer or any other Note Party shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness (including any Debt under the First Lien Credit Facility), when and as the same shall become due and payable after giving effect to any grace periods applicable thereto;

(g)    (i) any event or condition occurs that results in any Debt under the First Lien Credit Facility becoming due prior to its scheduled maturity (with or without the giving of notice, the lapse of time or both) or subject to a mandatory prepayment to be made in respect thereof, prior to its scheduled maturity; provided, however that this clause (g)(i) shall not apply to Debt under the First Lien Credit Facility that becomes due as a result of (x) any Borrowing Base Deficiency or (y) the sale, transfer or other disposition of property or assets securing such Debt permitted under the terms thereof or (ii) any event or condition occurs that results in any Material Indebtedness (other than Debt under the First Lien Credit Facility) becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of such Material Indebtedness or any trustee or agent on its or their behalf to cause such Material Indebtedness to become due, or to require the Redemption thereof or any offer to Redeem to be made in respect thereof, prior to its scheduled maturity or require the Issuer or any other Note Party to make an offer in respect thereof;

(h)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of RRI or any Note Party, or its or their debts, or of a substantial part of its or their assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for RRI, the Issuer or any other Note Party or for a substantial part of its or their assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)    RRI, the Issuer or any other Note Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 10.01(h), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for RRI, the Issuer or any other Note Party or for a substantial part of its or their assets, (iv) file an answer admitting the material allegations of a petition filed against it or them in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) take any action for the purpose of effecting any of the foregoing; or (vii) become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(j)    one or more judgments for the payment of money in an aggregate amount in excess of $2,000,000 (to the extent not covered by independent third party insurance as to which the insurer does not dispute coverage and is not subject to an insolvency proceeding) shall be rendered against any Note Party or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Note Party to enforce any such judgment;

(k)    the Note Documents (including the Intercreditor Agreement) after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms against RRI, the Issuer or any other Note Party thereto or, in the case of the Intercreditor Agreement, against any other party thereto, or shall be repudiated by any of them or cease to create valid and perfected Liens of the priority required thereby on the Collateral purported to be covered thereby, except to the extent permitted by the terms of this Agreement, or RRI, the Issuer or any other Note Party or any of their Affiliates shall so state in writing; and

(l)    (i) an ERISA Event occurs with respect to a Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect, or (ii) the Issuer or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

Section 10.02    Remedies.

(a)    In the case of an Event of Default (other than one described in Section 10.01(h) or Section 10.01(i)), at any time thereafter during the continuance of such Event of Default, the Agent may with the consent of the Requisite Holders or shall at the request of the Requisite Holders, by notice to the Issuer, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) by written notice to the Issuer, declare the Notes then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Notes so declared to be due and payable, together with accrued interest thereon and all fees, premiums and other obligations of the Note Parties accrued and payable hereunder and under the Notes and the other Note Documents, shall become due and payable immediately, without presentment, demand (other than written notice), protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by each Note Party; and in case of an Event of Default described in Section 10.01(h) or Section 10.01(i), the Commitments shall automatically terminate and the Notes and the principal of the Notes then outstanding, together with accrued interest thereon and all fees and the other obligations of the Issuer and the other Note Parties accrued hereunder and under the Notes and the other Note Documents Note Documents (including the amounts set forth in clause (b)), shall automatically and immediately become due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration, or other notice of any kind, all of which are hereby waived by each Note Party.

(b)    If the maturity of the Notes shall be accelerated (under any provision of this Article X or otherwise) (whether by notice or automatically) a premium equal to the Make-Whole Amount or Repayment Fee (in each case, determined as if the Notes were repaid at the time of such acceleration at the option of the Issuer pursuant to Section 3.06(g)) shall become automatically and immediately due and payable, and Issuer will pay such premiums, as compensation to the Holders for the loss of their investment opportunity and not as a penalty, whether or not a Bankruptcy Event has commenced, and (if a Bankruptcy Event has commenced) without regard to whether such Bankruptcy Event is voluntary or involuntary, or whether payment occurs pursuant to a motion, plan of reorganization, or otherwise, and without regard to whether the Notes and other Obligations are satisfied or released by foreclosure (whether or not by power of judicial proceeding), deed in lieu of foreclosure or by any other means. Without limiting the foregoing, any acceleration, redemption, prepayment, repayment, or payment of the Obligations in or in connection with a Bankruptcy Event shall constitute an optional prepayment thereof under the terms of Section 3.03 and require the immediate payment of the Make-Whole Amount and Repayment Fee. Any premium payable pursuant to this Article X shall be presumed to be the liquidated damages sustained by each Lender as a result of the early redemption and the Credit parties agreed that it is reasonable under the circumstances currently existing.

(c)    In the case of the occurrence of an Event of Default, the Agent and the Holders will have all other rights and remedies available at law and equity.

(d)    All proceeds realized from the liquidation or other disposition of collateral or otherwise received after maturity of the Notes, whether by acceleration or otherwise, shall be applied:

(i)    first, to payment or reimbursement of that portion of the Obligations constituting fees, expenses and indemnities payable to the Agent in its capacity as such (including any costs and expenses related to foreclosure or realization upon, or protecting, Collateral);

(ii)    second, pro rata to payment or reimbursement of that portion of the Obligations constituting fees, expenses and indemnities payable to the Holders and the other Indemnitees under Section 12.03;

(iii)    third, pro rata to payment of accrued Interest (including interest at the Default Rate, if any) on the Notes;

(iv)    fourth, pro rata to pay the Change in Control Premium, Make-Whole Amount, Repayment Fee or other amount due and payable pursuant to Section 3.06(g), if any, on the Notes (including, for the avoidance of doubt, any Change in Control Premium, Make-Whole Amount, any Repayment Fee or other amount due and payable pursuant to Section 3.06(g) resulting from the prepayment of principal under clause fifth below);

(v)    fifth, pro rata to payment of principal outstanding on the Notes which have not yet been reimbursed by or on behalf of the Issuer at such time;

(vi)    sixth, pro rata to any other Obligations; and

(vii)    seventh, any excess, after all of the Obligations shall have been Paid in Full in cash, shall be paid to the Issuer or as otherwise required by any Governmental Requirement.

Notwithstanding the foregoing, amounts received from the Issuer or any Guarantor that is not an “eligible contract participant” under the Commodity Exchange Act shall not be applied to any Excluded Swap Obligations (it being understood, that in the event that any amount is applied to Obligations other than Excluded Swap Obligations as a result of this this clause, the Agent shall make such adjustments as it determines are appropriate to distributions pursuant to clause fourth above from amounts received from “eligible contract participants” under the Commodity Exchange Act to ensure, as nearly as possible, that the proportional aggregate recoveries with respect to Obligations described in clause fourth above by the holders of any Excluded Swap Obligations are the same as the proportional aggregate recoveries with respect to other Obligations pursuant to clause fourth above).

ARTICLE XI

The Agent

Section 11.01    Appointment; Powers. U.S. Bank National Association is hereby appointed the Agent hereunder and under the other Note Documents and each Holder hereby authorizes U.S. Bank National Association, in such capacity, to act as its agent (including as collateral agent) in accordance with the terms hereof and the other Note Documents. The Agent hereby agrees to act upon the express conditions contained herein and the other Note Documents, as applicable. The provisions of this Section 11.01 are solely for the benefit of the Agent and the Holders and no Note Party shall have any rights as a primary or third party beneficiary of any of the provisions thereof, except as expressly set forth herein. In performing its functions and duties hereunder, the Agent shall act solely as an agent of the Holders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for any Note Party or any Affiliate thereof.

Section 11.02    Duties and Obligations of the Agent. Each Holder irrevocably authorizes the Agent to take such action on such Holder’s behalf and to exercise such powers, rights and remedies and perform such duties hereunder and under the other Note Documents as are specifically delegated or granted to the Agent by the terms hereof and thereof, together with such actions, powers, rights and remedies as are reasonably incidental thereto. The Agent shall have only those duties and responsibilities that are expressly specified herein and the other Note Documents. Without limiting the generality of the foregoing, the Agent shall not have or be deemed to have, by reason hereof or any of the other Note Documents, a fiduciary relationship in respect of any Holder; and nothing herein or any of the other Note Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect hereof or any of the other Note Documents except as expressly set forth herein or therein.

Section 11.03    General Immunity.

(a)    No Responsibility for Certain Matters. The Agent shall not be responsible to any Holder for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Note Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by the Agent to the Holders or by or on behalf of any Note Party to the Agent or any Holder in connection with the Note Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Note Party or any other Person liable for the payment of any Obligations, nor shall Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Note Documents or as to the use of the proceeds of the Notes or as to the existence or possible existence of any Event of Default or Default or to make any disclosures with respect to the foregoing. The Agent shall not be responsible for the satisfaction of any condition set forth in Article VI or elsewhere in any Note Document, other than to confirm receipt of items expressly required to be delivered to the Agent. The Agent will not be required to take any action that is contrary to applicable law or any provision of this Agreement or any Note Document. Anything contained herein to the contrary notwithstanding, the Agent shall not have any liability arising from confirmations of the amount of outstanding Notes or the component amounts thereof.

(b)    Exculpatory Provisions. Subject to clause (b)(ii) hereof further limiting the liability of the Agent, neither the Agent nor any of its officers, partners, directors, employees or agents shall be liable to the Holders for any action taken or omitted by the Agent under or in connection with any of the Note Documents, except to the extent caused by the Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, nonappealable order. The Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Note Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder, except powers and authority expressly contemplated hereby or thereby, unless and until the Agent shall have received written instructions in respect thereof from Requisite Holders (or the Holders as may be required to give such instructions under Section 12.02) or in accordance with the applicable Security Instrument, and, upon receipt of such instructions from Requisite Holders (or the Holders, as the case may be), or in accordance with the other applicable

Security Instrument, as the case may be, the Agent shall act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected and free from liability in relying on opinions and judgments of attorneys (who may be attorneys for the Note Parties), accountants, experts and other professional advisors selected by it; and (ii) no Holder shall have any right of action whatsoever against Agent as a result of the Agent acting or (where so instructed) refraining from acting hereunder or any of the other Note Documents in accordance with the instructions of Requisite Holders (or the Holders as may be required to give such instructions under Section 12.02) or in accordance with the applicable Security Instrument. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Note Document unless Agent shall first receive such advice or concurrence of the Holders (as required by this Agreement) and until such instructions are received, the Agent shall act, or refrain from acting, as it deems advisable. If the Agent so requests, it shall first be indemnified to its reasonable satisfaction by the Holders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Note Document in accordance with a request or consent of the Requisite Holders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Holders. No provision of this Agreement or any other Note Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby shall require Agent to: (i) expend or risk its own funds or provide indemnities in the performance of any of its duties hereunder or the exercise of any of its rights or power or (ii) otherwise incur any financial liability in the performance of its duties or the exercise of any of its rights or powers. The Agent shall not be responsible for (i) perfecting, maintaining, monitoring, preserving or protecting the security interest or lien granted under this Agreement, any other Note Document or any agreement or instrument contemplated hereby or thereby, (ii) the filing, re-filing, recording, re- recording or continuing of any document, financing statement, mortgage, assignment, notice, instrument of further assurance or other instrument in any public office at any time or times, or (iii) providing, maintaining, monitoring or preserving insurance on or the payment of taxes with respect to any of the Collateral. The actions described in items (i) through (iii) of the immediately preceding sentence shall be the responsibility of the Holders and the Note Parties. The Agent shall not be required to qualify in any jurisdiction in which it is not presently qualified to perform its obligations as the Agent. The Agent has accepted and is bound by the Note Documents executed by the Agent as of the date of this Agreement and, as directed in writing by the Requisite Holders, the Agent shall execute additional Note Documents delivered to it after the date of this Agreement; provided, however, that such additional Note Documents do not adversely affect the rights, privileges, benefits and immunities of the Agent. The Agent will not otherwise be bound by, or be held obligated by, the provisions of any loan agreement, indenture or other agreement governing the Obligations (other than this Agreement and the other Note Documents to which such Agent is a party). No written direction given to the Agent by the Requisite Holders or any Note Party that in the sole judgment of the Agent imposes, purports to impose or might reasonably be expected to impose upon Agent any obligation or liability not set forth in or arising under this Agreement and the other Note Documents will be binding upon Agent unless Agent elects, at its sole option, to accept such direction. The Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement or the other Note Documents arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics;

riots; business interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action. Beyond the exercise of reasonable care in the custody of the Collateral in the possession or control of the Agent or its bailee, the Agent will not have any duty as to any other Collateral or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto. The Agent will be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and Agent will not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Agent in good faith. The Agent will not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Agent, as determined by a court of competent jurisdiction in a final, nonappealable order, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of any grantor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Agent hereby disclaims any representation or warranty to the present and future holders of the Obligations concerning the perfection of the Liens granted hereunder or in the value of any of the Collateral. In the event that Agent is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in Agent’s sole discretion may cause Agent to be considered an “owner or operator” under any Environmental Laws or otherwise cause Agent to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, the Agent reserves the right, instead of taking such action, either to resign as the Agent or to arrange for the transfer of the title or control of the asset to a court appointed receiver. As between the Issuer and the Agent, or with respect to any matters related to this agreement, the Issuer agrees that the Agent should not be liable to any person for any environmental liability or any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Agent’s actions and conduct as authorized, empowered and directed hereunder or relating to any kind of Release or threatened Release of any Hazardous Materials into the environment. Each Holder authorizes and directs Agent to enter into this Agreement and the other Note Documents to which it is a party. Each Holder agrees that any action taken by the Agent or Requisite Holders in accordance with the terms of this Agreement or the other Note Documents and the exercise by the Agent or Requisite Holders of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Holders.

(c)    Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to Events of Default in the payment of principal, interest and fees required to be paid to the Agent for the account of the Holders, unless Agent shall have received written notice from a Holder or the Issuer in accordance with the notice requirements of Section 12.01 herein referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” Agent will notify the Holders of its receipt of any such notice, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Holders.

Section 11.04    Action by the Agent. The Agent shall have no duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Note Documents that the Agent is required to exercise in writing as directed by the Requisite Holders (or such other number or percentage of the Holders as shall be necessary under the circumstances as provided in Section 12.02) and in all cases the Agent shall be fully justified in failing or refusing to act hereunder or under any other Note Documents unless it shall (a) receive written instructions from the Requisite Holders or the Holders, as applicable, (or such other number or percentage of the Holders as shall be necessary under the circumstances as provided in Section 12.02) specifying the action to be taken and (b) be indemnified to its satisfaction by the Holders against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action. The instructions as aforesaid and any action taken or failure to act pursuant thereto by the Agent shall be binding on all of the Holders. If a Default has occurred and is continuing, then the Agent shall take such action with respect to such Default as shall be directed by the requisite Requisite Holders in the written instructions (with indemnities) described in this Section 11.04 provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Holders. In no event, however, shall the Agent be required to take any action which, in its opinion, or the opinion of its counsel, exposes the Agent to liability or which is contrary to this Agreement, the Note Documents or applicable law, including, for the avoidance of doubt, any action that may be in violation of the automatic stay under any Debtor Relief Law. If a Default has occurred and is continuing, no Agent shall have any obligation to perform any act in respect thereof. The Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Requisite Holders or the Holders (or such other number or percentage of the Holders as shall be necessary under the circumstances as provided in Section 12.02), and otherwise the Agent shall not be liable for any action taken or not taken by it hereunder or under any other Note Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith INCLUDING ITS OWN ORDINARY NEGLIGENCE, except for its own gross negligence or willful misconduct.

Section 11.05    The Holders’ Representations, Warranties and Acknowledgement.

(a)    Each Holder represents and warrants to the Agent that it has made its own independent investigation of the financial condition and affairs of each Note Party, without reliance upon the Agent or any other Holder and based on such documents and information as it has deemed appropriate, in connection with Note Purchases hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of each Note Party. The Agent shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of the Holders or to provide any Holder with any credit or other information with respect thereto, whether coming into its possession before the purchase of the Notes or at any time or times thereafter, and the Agent shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to the Holders.

(b)    Each Holder, by delivering its signature page to this Agreement or a joinder agreement and funding its Note, shall be deemed to have acknowledged receipt of, and consented to and approved, each Note Document and each other document required to be approved by the Agent, Requisite Holders or the Holders, as applicable.

Section 11.06    Successor Agent.

(a)    Subject to the appointment and acceptance of a successor Agent as provided in this Section 11.06, the Agent may resign at any time by giving thirty (30) days’ prior written notice thereof to the Requisite Holders, and the Issuer. The Agent may be removed as the Agent at the request of the Requisite Holders. Upon any such notice of resignation or removal, Requisite Holders shall have the right (in consultation with the Issuer unless an Event of Default shall have occurred and is continuing), to appoint a successor Agent. If no successor shall have been so appointed by the Requisite Holders and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its resignation, then the retiring Agent’s resignation shall nevertheless thereupon become effective and the Requisite Holders shall perform all of the duties of the Agent, as applicable, hereunder until such time, if any, as the Requisite Holders appoint a successor Agent as provided for above. In such case, the Requisite Holders shall appoint one Person to act as the Agent for purposes of any communications with the Issuer, and until the Issuer shall have been notified in writing of such Person and such Person’s notice address as provided for in Section 12.01, the Issuer shall be entitled to give and receive communications to/from the resigning Agent. Upon the acceptance of any appointment as the Agent hereunder by a successor Agent and the payment of the outstanding fees and expenses of the resigning or removed Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent and the retiring or removed Agent shall promptly (i) transfer to such successor Agent all sums and other items of Collateral held under the Security Instruments, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Agent under the Note Documents, and (ii) execute and deliver to such successor Agent such amendments to financing statements, and take such other actions, as may be reasonably requested in connection with the assignment to such successor Agent of the security interests created under the Security Instruments (the reasonable out-of-pocket expenses of which shall be borne by the Issuer), whereupon such retiring or removed Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent’s resignation or any Agent’s removal hereunder as Agent, the provisions of this Section 11.06 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent hereunder.

(b)    The Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Note Document by or through any one or more sub-agents appointed by the Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The Agent shall not be responsible for the acts or omissions of its sub-agents so long as they are appointed with due care. The exculpatory, indemnification and other provisions of Section 11.03 shall apply to any Affiliates of the Agent and shall apply to their respective activities in connection with the syndication of the Notes issued hereby. All of the rights, benefits and privileges (including the exculpatory and indemnification provisions) of Section 12.11(a) shall apply to any such sub-agent and to the Affiliates of any such sub-agent, and shall apply to their respective activities as sub-agent.

Section 11.07    Security Instruments.

(a)    Agent under Security Instruments; Releases. Each Holder and other Secured Party hereby irrevocably authorizes the Agent, on behalf of and for the benefit of the Holders and the other Secured Parties, to be the agent for and representative of the Holders and the other Secured Parties with respect to the Security Instruments and to enter into such other agreements with respect to the Collateral (including intercreditor agreements) as it may deem necessary with the consent of the Requisite Holders. The Agent is expressly authorized to execute any documents or instruments or take other actions necessary to (i) release any Lien (x) encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted hereby or (y) with respect to which release the Requisite Holders (or the Holders as may be required to give such consent under Section 12.02) have consented to, or (ii) release any Guarantor from the guarantee pursuant to the Guaranty Agreement with respect to (x) any Person that no longer constitutes a Subsidiary as a result of a transaction permitted hereby or (y) which release the Requisite Holders (or such other Holders as may be required to give such consent under Section 12.02) have consented to.

(b)    Right to Realize on Collateral and Enforce Guaranty. Anything contained in any of the Note Documents to the contrary notwithstanding, the Issuer, the Agent and each Holder hereby agree that (i) no Holder shall have any right individually to realize upon any of the Collateral or to enforce any guaranty or exercise any other remedy provided under the Note Documents (other than the right of set-off), it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Agent (acting at the written direction of the Requisite Holders), on behalf of the Holders in accordance with the terms hereof and all powers, rights and remedies under this Agreement and the Security Instruments may be exercised solely by the Agent (acting at the written direction of the Requisite Holders), and (ii) in the event of a foreclosure by the Agent on any of the Collateral pursuant to a public or private sale, the Agent or its nominee may be the purchaser of any or all of such Collateral at any such sale and Agent, as the Agent for and representative of the Holders (but not any Holder or the Holders in its or their respective individual capacities unless the Requisite Holders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations arising under the Note Documents as a credit on account of the purchase price for any collateral payable by the Agent at such sale.

Section 11.08    Posting of Approved Electronic Communications.

(a)    Delivery of Communications. Each Note Party hereby agree, unless directed otherwise by the Agent or unless the electronic mail address referred to below has not been provided by the Agent to such Person, that it will provide to the Agent all information, documents and other materials that it is obligated to furnish to the Agent or to the Holders pursuant to the Note Documents, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) is or relates to a Note Purchase Notice, (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default or Event of Default under this Agreement or any other Note Document, or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Note or other Note Purchase hereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium that is properly identified in a format acceptable to the Issuer and Agent to an electronic mail address as directed by the Agent. In addition, each Note Party agrees to continue to provide the Communications to the Agent or the Holders, as the case may be, in the manner specified in the Note Documents.

(b)    No Prejudice to Notice Rights. Nothing herein shall prejudice the right of the Agent or any Holder to give any notice or other communication pursuant to any Note Document in any other manner specified in such Note Document.

Section 11.09    Agent May File Proofs of Claim. The Holders and each Note Party hereby agree that after the occurrence of an Event of Default pursuant to Section 10.01(h) or Section 10.01(i), in case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Note Party, the Agent (irrespective of whether the principal of any Note shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Agent shall have made any demand on any Note Party) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)    to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Notes and any other Obligations that are owing and unpaid and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Holders, the Agent and other agents (including any claim for the reasonable compensation, expenses, disbursements and advances of the Holders, the Agent and other agents and their agents and counsel and all other amounts due the Holders, the Agent and other agents hereunder) allowed in such judicial proceeding; and

(b)    to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, interim trustee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Agent and, in the event that Agent shall consent to the making of such payments directly to the Holders, to pay to the Agent any amount due for the compensation, expenses, disbursements and advances of the Agent and its agents and counsel, and any other amounts due Agent and other agents hereunder. Nothing herein contained shall be deemed to authorize Agent to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Holders or to authorize Agent to vote in respect of the claim of any Holder in any such proceeding. Further, nothing contained in this Section 11.09 shall affect or preclude the ability of any Holder to (i) file and prove such a claim in the event that Agent has not acted within ten (10) days prior to any applicable bar date and (ii) require an amendment of the proof of claim to accurately reflect such Holder’s outstanding Obligations.

Section 11.10    Intercreditor Agreement. Each Holder (and each Person that becomes a Holder hereunder pursuant to Section 12.04) hereby authorizes the Agent to enter into, join or otherwise become party to the Intercreditor Agreement on behalf of such Holder, in each case, as needed to effectuate the transactions permitted by this Agreement and agrees that the Agent may take such actions on its behalf as is contemplated by the terms of Intercreditor Agreement. Without limiting the provisions of Sections 9.02, 11.01 and 12.03, each Holder hereby consents to the Agent and any successor serving in such capacity and agrees not to assert any claim (including as a result of any conflict of interest) against the Agent, or any such successor, arising from the role of the Agent or such successor under the Note Documents or any such intercreditor agreement so long as it is either acting in accordance with the terms of such documents and otherwise has not engaged in gross negligence or willful misconduct (as determined in a final and non-appealable judgment by a court of competent jurisdiction). In addition, the Agent, or any such successor, shall be authorized, with the consent of the Requisite Holders, to execute or to enter into amendments of, and amendments and restatements of, the Security Instruments, the Intercreditor Agreement and any additional and replacement intercreditor agreements, as is contemplated by the terms of the Intercreditor Agreement.

ARTICLE XII

Miscellaneous

Section 12.01    Notices.

(a)    Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to Section 12.01(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

(i)    if to RRI or the Issuer, as set forth on Annex II;

(ii)    if to the Agent, as set forth on Annex II;

(iii)    if to any other Holder, as set forth on Annex II.

(b)    Notices and other communications to the Holders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Agent; provided that the foregoing shall not apply to notices pursuant to Article II, Article III, Article IV and Article V unless otherwise agreed by the Agent and the applicable Holder. The Agent or the Issuer may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c)    Any party hereto may change its address or fax number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt or upon confirmed receipt of fax transmission (which confirmation shall be made by telephone call by the sender to the Agent, confirmation by electronic messaging shall not be deemed to be confirmation of receipt).

Section 12.02    Waivers; Amendments.

(a)    No failure on the part of the Agent, any other Agent or Holder to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege, or any abandonment or discontinuance of steps to enforce such right, power or privilege, under any of the Note Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Note Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Agent, each other Agent and the Holders hereunder and under the other Note Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Note Document or consent to any departure by RRI or any Note Party therefrom shall in any event be effective unless the same shall be permitted by Section 12.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the purchase of any Note shall not be construed as a waiver of any Default, regardless of whether the Agent, any other Agent or any Holder may have had notice or knowledge of such Default at the time.

(b)    Neither this Agreement nor any provision hereof nor any Note Document nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Issuer and/or the other applicable Note Parties and the Requisite Holders or by the Issuer and/or the other applicable Note Parties and the Agent with the consent of the Requisite Holders; provided that no such agreement shall (i) increase the Commitment of any Holder without the written consent of such Holder, (ii) [reserved], (iii) reduce the principal amount of any Note or reduce the rate of interest thereon, or reduce any fees payable hereunder, or reduce any other Obligations hereunder or under any other Note Document, without the written consent of each Holder affected thereby, (iv) postpone the scheduled date of payment or prepayment of the principal amount of any Note, or any interest thereon, or any fees payable hereunder, or any other Obligations hereunder or under any other Note Document, or reduce the amount of, waive or excuse any such payment, or postpone or extend the Maturity Date without the written consent of each Holder affected thereby; provided, however, the mandatory prepayment provisions contained in Section 3.04(a), Section 3.04(c) and Section 3.04(f) may be waived with the consent of the Requisite Holders, (v) change Section 4.01(b) or Section 4.01(c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Holder, (vi) waive or amend Section 3.04(c), Section 6.01, or Section 12.18 without the written consent of each Holder affected thereby, (vii) release any material Guarantor (except as set forth in Section 11.07 or the Guaranty Agreement), release all or substantially all of the collateral (other than as provided in Section 11.10 of the Guaranty Agreement), or reduce the percentages set forth in Section 8.14(a), without the written consent of each Holder, (viii) change any of the provisions of this Section 12.02(b) or the definitions of “Requisite Holders” or “Pro Rata Share” or any other provision hereof specifying the number or percentage of Holders required to waive, amend or modify any rights hereunder or under any other Note Documents or make any determination or grant any consent hereunder or any other Note Documents, without the written consent of each Holder; or (ix) change Section 10.02(c) without the consent of each Person to whom an Obligation is owed; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Agent hereunder or under any other Note Document without the prior written consent of the Agent. Notwithstanding the foregoing, any supplement to any Schedule shall be effective simply by delivering to the Agent a supplemental schedule clearly marked as such and, upon receipt, the Agent will promptly deliver a copy thereof to the Holders. Notwithstanding the foregoing, the Issuer and the Agent may amend this Agreement or any other Note Document without the consent of the Holders in order to correct, amend or cure any ambiguity, inconsistency or defect or correct any typographical error or other manifest error in any Note Document.

Section 12.03    Expenses, Indemnity; Damage Waiver.

(a)    The Issuer shall pay (i) all reasonable out-of-pocket expenses incurred by the Agent, the Requisite Holders and their respective Affiliates, including the reasonable fees, charges and disbursements of counsel for the Agent, the Requisite Holders and their respective Affiliates and to the extent necessary as determined by the Agent or Requisite Holders, other outside consultants for the Agent or Requisite Holders, the reasonable travel, photocopy, mailing, courier, telephone and other similar expenses, and the cost of environmental assessments and audits and surveys and appraisals, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration (both before and after the execution hereof and including advice of counsel to the Agent and Requisite Holders as to the rights and duties of the Agent and the Holders with respect thereto) of this Agreement and the other Note Documents and any amendments, modifications or waivers of or consents related to the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all costs, expenses, Taxes, assessments and other charges incurred by the Agent or any Holder in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement or any Security Instrument or any other document referred to therein and (iii) all out-of-pocket expenses incurred by the Agent, any other Agent or any Holder, including the fees, charges and disbursements of any external counsel for the Agent, any other Agent or any Holder in connection with the enforcement or protection of its rights in connection with this Agreement or any other Note Document, including its rights under this Section 12.03 in connection with the Notes issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Notes.

(b)    THE ISSUER SHALL INDEMNIFY EACH AGENT AND EACH HOLDER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND DEFEND AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, PENALTIES, LIABILITIES AND RELATED EXPENSES, INCLUDING THE FEES, CHARGES AND DISBURSEMENTS OF ANY OUTSIDE COUNSEL FOR ANY INDEMNITEE, INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (i) THE EXECUTION OR DELIVERY OF THIS AGREEMENT OR ANY OTHER NOTE DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, (ii) THE PERFORMANCE BY THE PARTIES HERETO OR THE PARTIES TO ANY OTHER NOTE DOCUMENT OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR BY ANY OTHER NOTE DOCUMENT, (iii) THE FAILURE OF RRI OR ANY NOTE PARTY TO COMPLY WITH THE TERMS OF ANY NOTE DOCUMENT, INCLUDING THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, (iv) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OR COVENANT OF THE ISSUER OR ANY NOTE PARTIES SET FORTH IN ANY OF THE NOTE DOCUMENTS OR ANY INSTRUMENTS, DOCUMENTS OR CERTIFICATIONS DELIVERED IN CONNECTION THEREWITH, (v) ANY NOTE OR OR THE USE OF THE PROCEEDS THEREFROM, (vi) ANY OTHER ASPECT OF THE NOTE DOCUMENTS, (vii) THE OPERATIONS OF THE BUSINESS OF RRI OR ANY NOTE PARTY BY SUCH PERSONS, (viii) ANY ASSERTION THAT THE HOLDERS WERE NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE SECURITY INSTRUMENTS, (ix) ANY ENVIRONMENTAL LAW APPLICABLE TO THE ISSUER OR ANY OTHER NOTE PARTY OR ANY OF THEIR PROPERTIES OR OPERATIONS, INCLUDING THE PRESENCE, GENERATION, STORAGE, RELEASE, THREATENED RELEASE, USE, TRANSPORT, DISPOSAL, ARRANGEMENT OF DISPOSAL OR TREATMENT OF OIL, OIL AND GAS WASTES, SOLID WASTES OR HAZARDOUS MATERIALS ON OR AT ANY OF THEIR PROPERTIES, (x) THE BREACH OR NON-COMPLIANCE BY THE ISSUER OR ANY OTHER NOTE PARTY WITH ANY ENVIRONMENTAL LAW APPLICABLE TO THE ISSUER OR ANY OTHER NOTE PARTY, (xi) THE PAST OWNERSHIP BY THE ISSUER OR ANY OTHER NOTE PARTY OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (xii) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT, DISPOSAL, GENERATION, THREATENED RELEASE, TRANSPORT, ARRANGEMENT FOR TRANSPORT OR ARRANGEMENT FOR DISPOSAL OF OIL, OIL AND GAS WASTES, SOLID WASTES OR HAZARDOUS MATERIALS ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY THE ISSUER OR ANY OTHER NOTE PARTY OR ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY THE ISSUER OR ANY OTHER NOTE PARTY, (xiii) ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO THE ISSUER OR ANY OTHER NOTE PARTY, (xiv) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE NOTE DOCUMENTS, OR (xv) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY, WHETHER BROUGHT BY A THIRD PARTY OR BY ANY NOTE PARTY, AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, AND SUCH INDEMNITY SHALL EXTEND TO EACH INDEMNITEE NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING ALL

TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNITEES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNITEES INCLUDING ORDINARY NEGLIGENCE; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO (X) HAVE RESULTED FROM (1) THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE OR (2) THE MATERIAL BREACH OF SUCH INDEMNITEE’S OBLIGATIONS UNDER THIS AGREEMENT OR THE OTHER NOTE DOCUMENTS OR (Y) RELATE TO TAXES, WHICH SHALL BE SUBJECT TO INDEMNIFICATION PURSUANT TO SECTION 5.03, OTHER THAN TAXES THAT REPRESENT LOSSES, CLAIMS, DAMAGES, ETC. ARISING FROM ANY NON-TAX CLAIM.

(c)    To the extent that the Issuer fails to pay any amount required to be paid by it to the Agent or any Agent under Section 12.03(a) or (b), each Holder severally agrees to pay to the Agent or such Agent, as the case may be, such Holder’s Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agent or such Agent in its capacity as such.

(d)    To the extent permitted by applicable law, the Issuer shall not, and shall cause each Note Party not to, assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Note Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Note or the use of the proceeds thereof.

(e)    All amounts due under this Section 12.03 shall be payable not later than 10 days after written demand and invoice therefor.

Section 12.04    Successors and Assigns.

(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) neither RRI nor the Issuer may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Agent and each Holder (and any attempted assignment or transfer by RRI or the Issuer without such consent shall be null and void) and (ii) no Holder may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 12.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in Section 12.04(c)) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agent and the Holders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)    Subject to the conditions set forth in Section 12.04(b)(i), any Holder may assign to one or more assignees (each, an “Assignee”) any Notes and all or a portion of its rights and obligations under this Agreement with the prior written consent of the Issuer (such consent not to be unreasonably withheld), provided that no consent of the Issuer shall be required if (1) an Event of Default has occurred and is continuing, (2) at any other time, such assignment is to an Eligible Assignee or (3) at any other time, such assignment is to any Assignee so long as EIG continues to hold more than 50.0% of aggregate outstanding principal amounts of the Notes after giving effect to such assignment; provided further, that the Issuer shall be deemed to have consented to any such assignment unless the Issuer shall object thereto by written notice to the Agent within ten (10) Business Days after having received written notice thereof.

(i)    Assignments shall be subject to the following additional conditions:

(A)    except in the case of an assignment to a Holder, an Affiliate of a Holder, a Related Fund or an assignment of the entire remaining amount of the assigning Holder’s Notes, the amount of the Notes of the assigning Holder subject to each such assignment (determined as of the date the Assignment Agreement with respect to such assignment is delivered to the Agent) shall not be less than $100,000 unless each of the Issuer and the Agent otherwise consent, provided that no such consent of the Issuer shall be required if an Event of Default has occurred and is continuing;

(B)    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Holder’s rights and obligations under this Agreement;

(C)    the parties to each assignment shall execute and deliver to the Agent an Assignment Agreement, together with a processing and recordation fee of $3,500 (other than in the case of an assignment from a Holder to its Affiliate or to a Related Fund); and

(D)    the assignee, if it shall not be a Holder, shall deliver to the Agent an Administrative Questionnaire.

(ii)    Subject to Section 12.04(b)(iv) and the acceptance and recording thereof, from and after the effective date specified in each Assignment Agreement the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment Agreement, have the rights and obligations of a Holder under this Agreement, and the assigning Holder thereunder shall, to the extent of the interest assigned by such Assignment Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all of the assigning Holder’s rights and obligations under this Agreement, such Holder shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 5.01, Section 5.03 and Section 12.03). If any such assignment occurs after the issuance of any Note hereunder, the assigning Holder shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Note to the Agent for cancellation, and thereupon the Issuer shall issue and deliver a new Note, if so requested by the assignee and/or assigning Holder, to such assignee and/or to such assigning Holder, with appropriate insertions, to reflect the outstanding principal balance under the Notes of the assignee and/or the assigning Holder. Any assignment or transfer by a Holder of rights or obligations under this Agreement that does not comply with this Section 12.04 shall be treated for purposes of this Agreement as a sale by such Holder of a participation in such rights and obligations in accordance with Section 12.04(c).

(iii)    The Agent, acting solely for this purpose as a non-fiduciary agent of the Issuer, shall maintain at one of its offices a copy of each Assignment Agreement delivered to it and the Register. The entries in the Register shall be conclusive absent manifest error, and the Issuer, the Agent and the Holders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Holder hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Issuer and any Holder, at any reasonable time and from time to time upon reasonable prior notice. In connection with any changes to the Register, if necessary, the Agent will reflect the revisions on Annex I and forward a copy of such revised Annex I to the Issuer and each Holder.

(iv)    Upon its receipt of a duly completed Assignment Agreement executed by an assigning Holder and an assignee, the Assignee’s completed Administrative Questionnaire and, if required hereunder, applicable tax forms (unless the Assignee shall already be a Holder hereunder), the processing and recordation fee referred to in this Section 12.04(b) and any written consent to such assignment required by this Section 12.04(b), the Agent shall accept such Assignment Agreement and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 12.04(b).

(v)    Each Holder, in its role as assignee, upon executing and delivering an Assignment Agreement, represents and warrants as of the applicable effective date (as set forth in the applicable Assignment Agreement) that (A) it has experience and expertise in the making of or investing in notes; and (B) it will make or invest in, as the case may be, its Notes for its own account in the ordinary course of its business and without a view to distribution of such Notes within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 12.04, the disposition of Notes or any interests therein shall at all times remain within its exclusive control). In addition, each Holder becoming party hereto after the Effective Date, upon executing and delivering an Assignment Agreement, shall be deemed to have made the representations and warranties contained in Article XIII as of the applicable effective date (as set forth in the applicable Assignment Agreement).

(vi)    Notwithstanding the foregoing, no assignment or participation shall be made to any Note Party or any Affiliate of a Note Party.

(c)    (i) Holder may at any time, without the consent of, or notice to, the Issuer, the Agent or any other Person, sell participations to any Person (other than a natural Person or the Issuer or any of the Issuer’s Affiliates or Subsidiaries) (a “Participant”) in all or a portion of such Holder’s rights and obligations under the Notes owing to it and this Agreement; provided that (A) such Holder’s obligations under this Agreement shall remain unchanged, (B) such Holder shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) the Issuer, the Agent and the other Holders shall continue to deal solely and directly with such Holder in connection with such Holder’s rights and obligations under this Agreement, and (D) the selling Holder shall maintain the Participant Register. Any agreement or instrument pursuant to which a Holder sells such a participation shall provide that such Holder shall retain the sole right to enforce the Notes owing to it and this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Holder will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 12.02(b) that affects such Participant. In addition such agreement must provide that the Participant be bound by the provisions of Section 12.03. Subject to Section 12.04(c)(ii), the Issuer agrees that each Participant shall be entitled to the benefits of Section 5.01, Section 5.02 and Section 5.03 to the same extent as if it were a Holder and had acquired its interest by assignment pursuant to Section 12.04(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.08 as though it were a Holder, provided such Participant agrees to be subject to Section 4.01(c) as though it were a Holder. Each Holder that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Issuer, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Notes or other obligations under the Note Documents (the “Participant Register”); provided that no Holder shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Note Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Treasury Regulation Section 5f.103-1(c), proposed Treasury Regulation 1.163-5 or any applicable temporary, final or other successor regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Holder shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

(i)    A Participant shall not be entitled to receive any greater payment under Section 5.01 or Section 5.03 than the applicable Holder would have been entitled to receive with respect to the participation sold to such Participant, unless the entitlement to a greater payment results from a Change in Law after such Participant acquired its participation. A Participant that shall not be entitled to the benefits of Section 5.03 unless such Participant agrees, for the benefit of the Issuer, to comply with the requirements and limitations under Section 5.03(e) as though it were a Holder (it being understood the documentation required under Section 5.03(e) shall be provided only to the selling Holder).

(d)    Any Holder may at any time pledge or assign a security interest in all or any portion of its rights under Notes owing to it and this Agreement to secure obligations of such Holder, including any pledge or assignment to secure obligations to a Federal Reserve Bank or a central bank, and this Section 12.04(d) shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Holder from any of its obligations hereunder or substitute any such pledgee or Assignee for such Holder as a party hereto.

(e)    Notwithstanding any other provisions of this Section 12.04, no transfer or assignment of the interests or obligations of any Holder or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Issuer and the other Note Parties to file a registration statement with the SEC or to qualify the Notes under the “blue sky” laws of any state.

(f)    Each Holder upon executing and delivering an Assignment Agreement, represents and warrants as of the applicable Effective Date (as defined in the applicable Assignment Agreement) that (i) it has experience and expertise in the making of or investing in notes; and (ii) it will make or invest in, as the case may be, its Notes for its own account in the ordinary course of its business and without a view to distribution of such Notes within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 12.04(f), the disposition of Notes or any interests therein shall at all times remain within its exclusive control). In addition, each Holder becoming party hereto after the Effective Date, upon executing and delivering an Assignment Agreement, shall be deemed to have made the representations and warranties contained in Article XIII as of the applicable Effective Date (as defined in the applicable Assignment Agreement).

Section 12.05    Survival; Revival; Reinstatement.

(a)    All covenants, agreements, representations and warranties made by RRI or the Note Parties herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Note Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the other Note Documents and the making of any Note Purchase, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Agent, any other Agent or any Holder may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Note or any fee or any other amount payable under this Agreement is outstanding and unpaid. The provisions of Section 5.01, Section 5.02, Section 5.03 and Section 12.03 and Article XI shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Notes, or the termination of this Agreement, any other Note Document or any provision hereof or thereof.

(b)    To the extent that any payments on the Obligations or proceeds of any collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Obligations shall be revived and continue as if such payment or proceeds had not been received and the Agent’s and the Holders’ Liens, security interests, rights, powers and remedies under this Agreement and each Note Document shall continue in full force and effect. In such event, each Note Document shall be automatically reinstated and the Issuer shall, and shall cause each other Note Party to, take such action as may be reasonably requested by the Agent and the Holders to effect such reinstatement.

Section 12.06    Counterparts; Integration; Effectiveness.

(a)    This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

(b)    This Agreement, the other Note Documents and any separate letter agreements with respect to fees payable to the Agent constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. THIS AGREEMENT AND THE OTHER NOTE DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

(c)    Except as provided in Section 6.01, this Agreement shall become effective when it shall have been executed by the Agent and when the Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by fax or other similar electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 12.07    Severability. Any provision of this Agreement or any other Note Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 12.08    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Holder and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations (of whatsoever kind, including obligations under Swap Agreements) at any time owing by such Holder or Affiliate to or for the credit or the account of the Issuer or any other Note Party against any of and all the obligations of the Issuer or any other Note Party owed to such Holder now or hereafter existing under this Agreement or any other Note Document, irrespective of whether or not such Holder shall have made any demand under this Agreement or any other Note Document and although such obligations may be unmatured. The rights of each Holder under this Section 12.08 are in addition to other rights and remedies (including other rights of setoff) which such Holder or its Affiliates may have.

Section 12.09    GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.

(a)    THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK EXCEPT TO THE EXTENT THAT UNITED STATES FEDERAL LAW PERMITS ANY HOLDER TO CONTRACT FOR, CHARGE, RECEIVE, RESERVE OR TAKE INTEREST AT THE RATE ALLOWED BY THE LAWS OF THE STATE WHERE SUCH HOLDER IS LOCATED.

(b)    EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY: SUBMITS (AND THE ISSUER SHALL CAUSE EACH NOTE PARTY TO SUBMIT) FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND THE OTHER NOTE DOCUMENTS TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE EXCLUSIVE JURISDICTION OF THE STATE DISTRICT COURTS OF NEW YORK COUNTY, NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND APPELLATE COURTS FROM ANY THEREOF; PROVIDED, THAT NOTHING CONTAINED HEREIN OR IN ANY OTHER NOTE DOCUMENT WILL PREVENT ANY PARTY FROM BRINGING ANY ACTION TO ENFORCE ANY AWARD OR JUDGMENT OR EXERCISE ANY RIGHT UNDER THE NOTE DOCUMENTS IN ANY OTHER FORUM IN WHICH JURISDICTION CAN BE ESTABLISHED. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

(c)    EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT THE ADDRESS SPECIFIED IN SECTION 12.01 OR SUCH OTHER ADDRESS AS IS SPECIFIED PURSUANT TO SECTION 12.01 (OR ITS ASSIGNMENT AGREEMENT), SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANOTHER PARTY IN ANY OTHER JURISDICTION.

(d)    EACH PARTY HEREBY (i) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER NOTE DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (ii) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (iii) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OF COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (iv) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE NOTE DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 12.09.

Section 12.10    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 12.11    Confidentiality.

(a)    All information furnished from time to time (either before, on or after the date hereof) by or on behalf of the Issuer or any other Note Party to the Agent or a Holder or any of their representatives or advisors (each, a “Recipient”) (other than any such information that is available to the Agent or a Holder on a nonconfidential basis prior to disclosure by such Note Party) is so furnished on a confidential basis (such information, the “Confidential Information”) and the Recipients will maintain the confidentiality thereof in accordance with the terms hereof; provided however, that a Recipient may disclose such information (i) to its Affiliates, partners, prospective partners, members and prospective members and its and their respective directors, managers, officers, employees, attorneys, accountants, advisors, auditors, consultants, agents or representatives with a need to know such Confidential Information (collectively “Permitted Recipients”) (provided that such potential assignee or transferee shall have been advised of and agree to be bound by the provisions of this Section 12.11(a)), (ii) to any potential assignee or transferee of any of its rights or obligations hereunder (including without limitation, in connection with a sale of any or all of the Notes) or any of their agents and advisors (provided that such potential assignee or transferee shall have been advised of and agree to be bound by the provisions of this Section 12.11(a)), (iii) if such information (x) becomes publicly available other than as a result of a breach of this Section 12.11(a), (y) becomes available to a Recipient or any of its Permitted Recipients on a non-confidential basis from a source other than the Note Parties or (z) is independently developed by the Recipient or any of its Permitted Recipients without the use of or reliance on such information, (iv) to enable it to enforce or otherwise exercise any of its rights and remedies under any Note Document or (v) as consented to by the Issuer. Notwithstanding anything to the contrary set forth in this Section 12.11(a) or otherwise, nothing herein shall prevent a Recipient or its Permitted Recipients from complying with any legal requirements (including, without limitation, pursuant to any rule, regulation, stock exchange requirement, self-regulatory body, supervisory authority, other applicable judicial or governmental order, legal process, fiduciary or similar duties or otherwise) to disclose any Confidential Information. In addition, the Recipient and its Permitted Recipients may disclose Confidential Information if so requested by a governmental, self-regulatory or supervisory authority. Each Note Party hereby acknowledges and agrees that, subject to the restrictions on disclosure of Confidential Information as provided in this Section 12.11(a), the Recipient and their respective Affiliates are in the business of making investments in and otherwise engaging in businesses which may or may not be in competition with the Note Parties or otherwise related to their and their Affiliates’ respective business and that nothing herein shall, or shall be construed to, limit the Holders’ or their Affiliates’ ability to make such investments or engage in such businesses. Notwithstanding any other provision of this Section 12.11(a), the parties (and each employee, representative, or other agent of the parties) may disclose to any and all Persons, without limitation of any kind, the Tax treatment and any facts that may be relevant to the Tax structure of the transactions contemplated by this Agreement and the other Note Documents; provided, however, that no party (and no employee, representative, or other agent thereof) shall disclose any other information that is not relevant to an understanding of the Tax treatment and Tax structure of the transaction (including the identity of any party and any information that could lead another to determine the identity of any party), or any other information to the extent that such disclosure could reasonably result in a violation of any applicable securities law.

(b)    The Issuer understands and acknowledges that in the regular course of a Holder’s business, such Holder may invest in companies that have issued securities that are publicly traded (each, a “Public Company”). Accordingly, Issuer covenants and agrees that before providing material non-public information about any Public Company (other than material non-public information in respect of RRI and its Subsidiaries) (“Public Company Information”), the Issuer will use reasonable best efforts to provide prior written notice to the applicable compliance personnel indicated in Schedule 12.11. The Issuer shall not disclose Public Company Information to such Holder without written authorization from such compliance personnel; provided that any failure to comply with this Section 12.11(b) shall not constitute a Default or an Event of Default hereunder; and provided, further, that this Section 12.11(b) shall not apply to any information provided pursuant to the RRI Certificate of Designation to the Board Observer (as defined therein).

Section 12.12    Interest Rate Limitation. It is the intention of the parties hereto that each Holder shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to any Holder under laws applicable to it (including the laws of the United States of America and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to such Holder notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Note Documents or any agreement entered into in connection with or as security for the Notes, it is agreed as follows: (a) the aggregate of all consideration which constitutes interest under law applicable to any Holder that is contracted for, taken, reserved, charged or received by such Holder under any of the Note Documents or agreements or otherwise in connection with the Notes shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such Holder on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Holder to the Issuer); and (b) in the event that the maturity of the Notes is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Holder may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Holder as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Holder on the principal amount of the Debt (or, to the extent that the principal amount of the Debt shall have been or would thereby be paid in full, refunded by such Holder to the Issuer). All sums paid or agreed to be paid to any Holder for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Holder, be amortized, prorated, allocated and spread throughout the stated term of the Notes until payment in full so that the rate or amount of interest on account of any Notes hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (i) the amount of interest payable to any Holder on any date shall be computed at the Highest Lawful Rate applicable to such Holder pursuant to this Section 12.12 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Holder would be less than the amount of interest payable to such Holder computed at the Highest Lawful Rate applicable to such Holder, then the amount of interest payable to such Holder in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Holder until the total amount of interest payable to such Holder shall equal the total amount of interest which would have been payable to such Holder if the total amount of interest had been computed without giving effect to this Section 12.12. To the extent that Chapter 303 of the Texas Finance Code is relevant for the purpose of determining the Highest Lawful Rate applicable to any Holder, such Holder elects to determine the applicable rate ceiling under such Chapter by the weekly ceiling from time to time in effect. Chapter  346 of the Texas Finance Code does not apply to the Issuer’s obligations hereunder.

Section  12.13    [Reserved].

Section 12.14    No Third Party Beneficiaries. There are no third party beneficiaries to this Agreement.

Section 12.15    EXCULPATION PROVISIONS. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THE OTHER NOTE DOCUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE OTHER NOTE DOCUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE OTHER NOTE DOCUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT AND THE OTHER NOTE DOCUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE OTHER NOTE DOCUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE OTHER NOTE DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”

Section 12.16    USA Patriot Act Notice. Each Holder hereby notifies the Issuer that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Issuer, which information includes the name and address of the Issuer and other information that will allow such Holder to identify the Issuer in accordance with the Act.

Section 12.17    Flood Insurance Provisions. Notwithstanding any provision in this Agreement or any other Note Document to the contrary, in no event is any Building (as defined in the applicable Flood Insurance Regulation) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulation) included in the definition of “Mortgaged Property” and no Building or Manufactured (Mobile) Home is hereby encumbered by this Agreement or any other Note Document.

Section 12.18    Releases.

(a)    Release Upon Payment in Full. Upon the complete payment of the Obligations (other than (A) indemnity obligations not yet due and payable of which the Issuer has not received a notice of potential claim), the Agent, at the written request and expense of the Issuer, will promptly release, reassign and transfer the Collateral to the Note Parties.

(b)    Further Assurances. If any of the Collateral shall be sold, transferred or otherwise disposed of by any Note Party in a transaction permitted by the Note Documents, then the Agent, at the request and sole expense of the applicable Note Party, shall promptly execute and deliver to such Note Party all releases or other documents reasonably necessary or desirable for the release of the Liens created by the applicable Security Instrument on such Collateral. At the request and sole expense of the Issuer, a Note Party shall be released from its obligations under the Note Documents in the event that all the capital stock or other Equity Interests of such Note Party shall be sold, transferred or otherwise disposed of in a transaction permitted by the Note Documents; provided that the Issuer shall have delivered to the Agent, at least five Business Days prior to the date of the proposed release, a written request for release identifying the relevant Note Party and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Issuer stating that such transaction is in compliance with this Agreement and the other Note Documents.

Section 12.19    Disclosure. Each Note Party and each Holder hereby acknowledge and agree that the Agent and/or its Affiliates and their respective Related Funds from time to time may hold investments in, and make loans to, or have other relationships with any of the Note Parties and their respective Affiliates, including the ownership, purchase and sale of Equity Interest in any Note Party and their respective Affiliates and each Holder hereby expressly consents to such relationships.

Section 12.20    Appointment for Perfection. Each Holder hereby appoints each other Holder as its agent for the purpose of perfecting Liens, for the benefit of the Agent and the Holders, in assets which, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by control or possession. Should any Holder obtain control or possession of any such Collateral, such Holder shall notify the Agent thereof, and, in the case of possession, promptly upon Agent’s request therefor shall deliver such Collateral to the Agent or otherwise deal with such Collateral in accordance with the Agent’s instructions.

Section 12.21    Advertising and Publicity. No party hereto shall issue or disseminate to the public (by advertisement, including without limitation any “tombstone” advertisement, press release or otherwise), submit for publication or otherwise cause or seek to publish any information describing the credit or other financial accommodations made available by the Holders pursuant to this Agreement and the other Note Documents without the prior written consent of the Requisite Holders and the Issuer (such consent of the Issuer or Requisite Holders not to be unreasonably withheld, conditioned or delayed). Nothing in the foregoing shall be construed to prohibit any Note Party from making any submission or filing which it is required to make by applicable law (including securities laws, rules and regulations), stock exchange rules or pursuant to judicial process; provided, that (a) such filing or submission shall contain only such information as is reasonably necessary to comply with applicable law, rule or judicial process and (b) unless specifically prohibited by applicable law, rule or court order, the Issuer shall promptly notify the Agent of the requirement to make such submission or filing and provide Agent with a copy thereof.

Section 12.22    Acknowledgement and Admissions. Each Note Party hereby acknowledges:

(a)    it has been advised by counsel in the negotiation, execution and delivery of the Note Documents;

(b)    it has made an independent decision to enter into this Agreement and the other Note Documents to which it is a party, without reliance on any representation, warranty, covenant or undertaking by the Agent or any Holder, whether written, oral or implicit, other than as expressly set out in this Agreement or in another Note Document delivered on or after the date hereof;

(c)    there are no representations, warranties, covenants, undertakings or agreements by the Agent or any Holder as to the Note Documents except as expressly set out in this Agreement and the other Note Documents;

(d)    none of the Agent or any Holder has any fiduciary obligation toward it with respect to any Note Document or the transactions contemplated thereby;

(e)    no partnership or joint venture exists with respect to the Note Documents between any Note Party, on the one hand, and Agent or any Holder, on the other;

(f)    the Agent is not any Note Party’s agent except as otherwise provided herein;

(g)    Kirkland & Ellis LLP is not counsel for any Note Party;

(h)    should an Event of Default or Default occur or exist, each of the Agent and each Holder will determine in its discretion and for its own reasons what remedies and actions it will or will not exercise or take at that time;

(i)    without limiting any of the foregoing, no Note Party is relying upon any representation or covenant by any of the Agent or any Holder, or any representative thereof, and no such representation or covenant has been made, that any of the Agent or any Holder will, at the time of an Event of Default or Default, or at any other time, waive, negotiate, discuss, or take or refrain from taking any action permitted under the Note Documents with respect to any such Event of Default or Default or any other provision of the Note Documents;

(j)    the Agent and the Holders have all relied upon the truthfulness of the acknowledgments in this Section 12.22 in deciding to execute and deliver this Agreement and to become obligated hereunder.

Section 12.23    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Note Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Note Document may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)    the effects of any Bail-In Action on any such liability, including, if applicable:

(i)    a reduction in full or in part or cancellation of any such liability;

(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

Section 12.24    Transferability of Securities; Restrictive Legend. Each note, certificate or other instrument evidencing the Notes issued by the Issuer shall be stamped or otherwise imprinted with a legend in substantially the following forms.

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.”

Notwithstanding the foregoing, the restrictive legend set forth above shall not be required after the date on which the securities evidenced by such note, certificate or other instrument bearing such restrictive legend no longer constitute “restricted securities” (as defined in Rule 144 promulgated under the Securities Act), and upon the request of the Holder of such Notes, the Issuer, without expense to such Holder, shall issue a new note, certificate or other instrument as applicable not bearing the restrictive legend otherwise required to be borne thereby

Section 12.25    Replacement of Notes. Upon receipt by the Issuer of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note, and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the Holder of such Note is, or is a nominee for, another Holder with a minimum net worth of at least $10,000,000, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or (b) in the case of mutilation, upon surrender and cancellation thereof, the Issuer at its own expense shall execute and deliver, in lieu thereof, a new Note of the same series, dated and, in the case of a Note, bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

ARTICLE XIII

REPRESENTATIONS OF HOLDERS

In order to induce the Issuer to issue and sell the Notes to the Holders, each Holder hereby represents and warrants to the Issuer, and acknowledges as follows

Section 13.01    Organization and Standing. Such Holder is a corporation or other entity duly incorporated or formed and validly existing under the laws of the jurisdiction of its incorporation or formation.

Section 13.02    Authorization; Enforceability. Such Holder has the full power and authority to enter into this Agreement, and (assuming due execution by the other parties hereto) this Agreement constitutes its valid and legally binding obligation, enforceable against it in accordance with its terms, except to the extent the enforceability thereof may be limited by (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.

Section 13.03    Investment. Such Holder acquired each such Note solely for its own account, for investment purposes, with no intention of distributing or reselling such Note in any public offering or in any transaction that would be in violation of applicable securities laws of the United States or any other applicable jurisdiction or any state or province thereof, without prejudice, however, to such Holder’s right at all times to sell or otherwise dispose of all or any part of the Note under an effective registration statement under the Securities Act and applicable state securities or “blue sky” laws (it being understood that the Issuer has no obligation or intention to undertake any such registration), or an exemption from such registration requirements and in compliance with applicable securities laws. Such Holder has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Note by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D of the Securities Act, or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

Section 13.04    Accredited Investor. Such Holder, at the time that it committed to enter into this Agreement was, and now is, an “accredited investor” as that term is defined in Rule 501 of Regulation D under the Securities Act.

Section 13.05    No Resale or Repurchase. No person has made to such Holder any written or oral representations (i) that any person will resell or repurchase the Notes (except in accordance with the Organizational Documents of the Issuer), (ii) that any person will refund the purchase price of the Notes, or (iii) as to the future price or value of the Notes.

Section 13.06    Private Placement. Such Holder understands that the Notes are being offered for sale only on a “private placement” basis and that the sale and delivery of the Notes is conditional upon such sale being exempt from the requirements as to the filing of a prospectus or registration statement or delivery of an offering memorandum or upon the issuance of such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus or delivering an offering memorandum and, as a consequence, (i) such Holder is restricted from using most of the civil remedies available under applicable securities legislation, (ii) such Holder may not receive information that would otherwise be required to be provided to it under applicable securities legislation, and (iii)  the Issuer is relieved from certain obligations that would otherwise apply under applicable securities legislation.

Section 13.07    Knowledge and Experience. Without limiting the force and effect of the representations and warranties of any party to a Note Document, such Holder (i) has such knowledge and experience in financial and business matters, as to enable it to evaluate the merits and risks of entering into this Agreement, receiving the Notes, (ii) is able to bear the economic risk of the transaction, (iii) is able to hold its interest indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from registration and is completed in compliance with applicable securities laws, (iv) has been independently advised as to restrictions with respect to trading in the Notes imposed by applicable securities laws, (v) confirms that no representation (written or oral) has been made to it (with respect to trading restrictions imposed by applicable securities laws) by or on behalf of the Issuer or Agent with respect thereto, (vi) has conducted its own investigation of the Issuer and the terms of the Note, (vii) (A) confirms it has had access to information as it deemed necessary to make its decision to purchase the Notes, and (B) has been offered the opportunity to ask questions of the Issuer and receive answers thereto, as it deemed necessary in connection with the decision to purchase the Notes, and (viii) acknowledges that it is aware of the characteristics of the Notes, and the risks relating to an investment therein.

Section 13.08    No Materials. Without limiting the representations and warranties set forth in the Note Documents, such Holder has not received or been provided with, nor has it requested, nor does it have any need to receive, any offering memorandum, any prospectus, sales or advertising literature describing or purporting to describe the business and affairs of the Issuer which has been prepared for delivery to, and review by, prospective purchasers in order to assist them in making an investment decision in respect of the Notes.

Section 13.09    Transfer Restrictions. Such Holder acknowledges and agrees that none of the Notes has been registered under the Securities Act or the securities laws of any country or state, and none of them may be sold or otherwise transferred in the absence of an effective registration thereunder unless an exemption from registration is available. Such Holder also acknowledges and agrees that the Notes are subject to resale restrictions in the United States, may be subject to resale restrictions in jurisdictions other than the United States under applicable securities laws, and that any sale or transfer will be completed in compliance with applicable securities laws.

Section 13.10    Offer and Sales Only in Certain Circumstances. If such Holder decides to offer, sell, pledge or otherwise transfer any of the Notes, it will not offer, sell, pledge or otherwise transfer any of such Notes, directly or indirectly, unless: (a) the sale is made pursuant to registration of the Notes under the Securities Act; (b) the sale is made to the Issuer; (c) the sale is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the Securities Act and in compliance with applicable local securities laws and regulations; (d) the sale is made pursuant to the exemption from the registration requirements of the Securities Act provided by Rule 144 or Rule 144A thereunder, if available, and, in either case, in accordance with any applicable state securities or “blue sky” laws; or (e) the Notes are sold in any other transaction that does not require registration under the Securities Act or any applicable state securities or “blue sky” laws.

Section 13.11    Subsequent Purchaser Notification. Such Holder will take reasonable steps to inform, and cause each of its Affiliates and Related Funds that is a U.S. person (as defined in Section 902 of Regulation S under the Securities Act) to take reasonable steps to inform, any person acquiring Notes from such Holder, Affiliate or Related Fund, as the case may be, in the United States that the Notes (A) have not been and will not be registered under the Securities Act, (B) are being sold to them without registration under the Securities Act in reliance on Rule 144A or in accordance with another exemption from registration under the Securities Act and (C) may not be offered, sold or otherwise transferred except (1) to the Issuer, (2) outside the United States in accordance with Regulation S and in compliance with applicable local securities laws and regulations, (3) inside the United States in accordance with (x) Rule 144A to a person whom the seller reasonably believes is a qualified institutional buyer, as defined in Rule 144A (“Qualified Institutional Buyer”) that is purchasing such Notes for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (y) pursuant to another available exemption from registration under the Securities Act.

Section 13.12    No Plan Assets. The assets of each Holder are not considered “plan assets” under ERISA or otherwise subject to Section 4975 of the Code.

[SIGNATURES BEGIN NEXT PAGE]

The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

ISSUER:

ROSEHILL OPERATING COMPANY, LLC

By:	/s/ R. Craig Owen
R. Craig Owen
Chief Financial Officer

RRI:	ROSEHILL RESOURCES INC.

	By:	/s/ R. Craig Owen
R. Craig Owen
Chief Financial Officer

SIGNATURE PAGE TO

NOTE PURCHASE AGREEMENT

AGENT:	U.S. BANK NATIONAL ASSOCIATION, as Agent

By:	/s/ Laurel A. Melody-Cassanta
Name:	Laurel A. Melody-Cassanta
Title	Vice President

HOLDER:	EIG HOLDINGS PARTNERSHIP (DIREWOLF), L.P., as a Holder

	By:	EIG Management Company, LLC
	Its:	Manager

	By:	/s/ Patrick Hickey
	Name:	Patrick Hickey
	Title:	Managing Director

	By:	/s/ Kathleen Turner
	Name:	Kathleen Turner
	Title:	Associate Counsel

HOLDER:	EIG ENERGY FUND XVI, L.P., as a Holder

	By:	EIG Management Company, LLC
	Its:	Manager

	By:	/s/ Patrick Hickey
	Name:	Patrick Hickey
	Title:	Managing Director

	By:	/s/ Kathleen Turner
	Name:	Kathleen Turner
	Title:	Associate Counsel

HOLDER:	EIG ENERGY FUND XVI-B, L.P., as a Holder

	By:	EIG Management Company, LLC
	Its:	Manager

	By:	/s/ Patrick Hickey
	Name:	Patrick Hickey
	Title:	Managing Director

	By:	/s/ Kathleen Turner
	Name:	Kathleen Turner
	Title:	Associate Counsel

HOLDER:	EIG ENERGY FUND XVI-E, L.P., as a Holder

	By:	EIG Management Company, LLC
	Its:	Manager

	By:	/s/ Patrick Hickey
	Name:	Patrick Hickey
	Title:	Managing Director

	By:	/s/ Kathleen Turner
	Name:	Kathleen Turner
	Title:	Associate Counsel

SIGNATURE PAGE TO

NOTE PURCHASE AGREEMENT

HOLDER:	EIG-KEATS ENERGY PARTNERS, L.P., as a Holder

	By:	EIG Management Company, LLC
	Its:	Manager

	By:	/s/ Patrick Hickey
	Name:	Patrick Hickey
	Title:	Managing Director

	By:	/s/ Kathleen Turner
	Name:	Kathleen Turner
	Title:	Associate Counsel

HOLDER:	EIG-GATEWAY DIRECT INVESTMENTS (DIREWOLF), L.P., as a Holder

	By:	EIG Management Company, LLC
	Its:	Manager

	By:	/s/ Patrick Hickey
	Name:	Patrick Hickey
	Title:	Managing Director

	By:	/s/ Kathleen Turner
	Name:	Kathleen Turner
	Title:	Associate Counsel

SIGNATURE PAGE

NOTE PURCHASE AGREEMENT

HOLDER:	TRILOMA EIG ENERGY INCOME FUND, as a Holder

	By:	/s/ Deryck Harmer
	Name:	Deryck Harmer
	Title:	President

HOLDER:	TRILOMA EIG ENERGY INCOME FUND - TERM I, as a Holder

	By:	/s/ Deryck Harmer
	Name:	Deryck Harmer
	Title:	President

SIGNATURE PAGE

NOTE PURCHASE AGREEMENT

ANNEX I

COMMITMENTS

Holder	Commitment	Pro Rata Share
EIG Holdings Partnership (Direwolf), L.P.	$22,394,699.09	22.39470%
EIG Energy Fund XVI, L.P.	$53,255,038.46	53.25504%
EIG Energy Fund XVI-B, L.P.	$11,354,571.34	11.35457%
EIG Energy Fund XVI-E, L.P.	$856,466.39	0.85647%
EIG-Keats Energy Partners, L.P.	$7,139,224.72	7.13922%
EIG Gateway Direct Investments (Direwolf), L.P.	$3,333,333.33	3.33333%
Triloma EIG Energy Income Fund	$1,066,666.67	1.06667%
Triloma EIG Energy Income Fund—Term I	$600,000.00	0.60000%

Total	$100,000,000	100.00%

Annex-I - 1

ANNEX II

NOTICE ADDRESSES

RRI or Issuer’s Office:	16200 Park Row, Suite 300 Houston Texas 77084 Attn: Alan Townsend and Craig Owen Email: cowen@rosehillres.com; atownsend@rosehillres.com

The Holders’ Offices:

EIG HOLDINGS PARTNERSHIP (DIREWOLF), L.P.

c/o EIG Management Company, LLC

Three Allen Center

333 Clay Street, Ste. 3500

Houston, TX 77002

Attn: Patrick Hickey & Aneil Kochar

Email: Patrick.Hickey@eigpartners.com

cc: Aneil.Kochar@eigpartners.com & wdc@eigpartners.com

Fax: 713-615-7454 (Patrick) & 713-615-7472 (Aneil)

EIG ENERGY FUND XVI, L.P.

EIG ENERGY FUND XVI-B, L.P.

EIG ENERGY FUND XVI-E, L.P.

c/o EIG Management Company, LLC

Three Allen Center

333 Clay Street, Ste. 3500

Houston, TX 77002

Attn: Patrick Hickey & Aneil Kochar

Email: Patrick.Hickey@eigpartners.com

cc: Aneil.Kochar@eigpartners.com & wdc@eigpartners.com

Fax: 713-615-7454 (Patrick) & 713-615-7472 (Aneil)

EIG-KEATS ENERGY PARTNERS, L.P.

c/o EIG Management Company, LLC

Three Allen Center

333 Clay Street, Ste. 3500

Houston, TX 77002

Attn: Patrick Hickey & Aneil Kochar

Email: Patrick.Hickey@eigpartners.com

cc: Aneil.Kochar@eigpartners.com & wdc@eigpartners.com

Fax: 713-615-7454 (Patrick) & 713-615-7472 (Aneil)

EIG-GATEWAY DIRECT INVESTMENTS (DIREWOLF), L.P.

c/o EIG Management Company, LLC

Three Allen Center

333 Clay Street, Ste. 3500

Houston, TX 77002

Attn: Patrick Hickey & Aneil Kochar

Email: Patrick.Hickey@eigpartners.com

cc: Aneil.Kochar@eigpartners.com & wdc@eigpartners.com

Fax: 713-615-7454 (Patrick) & 713-615-7472 (Aneil)

Annex- II - 1

TRILOMA EIG ENERGY INCOME FUND

TRILOMA EIG ENERGY INCOME FUND – TERM I

c/o EIG Credit Management Company, LLC

Three Allen Center

333 Clay Street, Ste. 3500

Houston, TX 77002

Attn: Patrick Hickey & Aneil Kochar

Email: Patrick.Hickey@eigpartners.com

cc: Aneil.Kochar@eigpartners.com & wdc@eigpartners.com

Fax: 713-615-7454 (Patrick) & 713-615-7472 (Aneil)

Agent’s Offices

U.S. BANK NATIONAL ASSOCIATION

Global Corporate Trust Services

214 North Tryon Street—27th Floor

Charlotte, NC 28202-1078 | CN-NC-H27Q

Attn: Lisa Dowd

Email: Lisa.Dowd@usbank.com & Agency.Services@usbank.com

Tel: (704) 335-4576

With a copy to (correspondence, and documents evidencing collateral security only):

U.S. Bank National Association

Global Corporate Trust Services

225 Asylum Street- 23rd Floor

Hartford, CT 06103

Attn: Laurel Casasanta

Email: laurel.casasanta@usbank.com

Tel: (860) 640-1282

Annex- II - 2

EXHIBIT A FORM OF NOTE

ROSEHILL OPERATING COMPANY, LLC

10.00% SENIOR SECURED SECOND LIEN NOTE DUE JANUARY 31, 2023

THIS NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. FOR INFORMATION REGARDING THE ISSUE PRICE, THE TOTAL AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE, AND THE YIELD TO MATURITY OF THE NOTE, PLEASE CONTACT [name or title at Issuer], [address or telephone number].

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

No. [ ]	[ ], 20[ ]
$[ ]

FOR VALUE RECEIVED, ROSEHILL OPERATING COMPANY, LLC, a Delaware limited liability company (the “Issuer”), hereby promises to pay to [                                    ] (the “Holder”) or its registered assigns, at the office of U.S. BANK NATIONAL ASSOCIATION (the “Agent”) as set forth in the Note Purchase Agreement, the principal sum of [        ] Dollars ($[        ]) (or such lesser amount as shall equal the unpaid principal amount of this Note, in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Note Purchase Agreement as hereinafter defined, and to pay interest on the unpaid principal amount of this Note, at such office, in like money and funds, for the period commencing on the date of the purchase of this Note until this Note shall be paid in full, at the rates per annum and on the dates provided in the Note Purchase Agreement.

The date and amount of this Note, and each payment made on account of the principal thereof, shall be recorded by the Holder on its books and, prior to any transfer of this Note, may be recorded by the Holder on the schedules attached hereto or any continuation thereof or on any separate record maintained by the Holder. Failure to make any such notation or to attach a schedule shall not affect the Holder’s or the Issuer’s rights or obligations in respect of this Note or affect the validity of such transfer by the Holder of this Note.

This Note is one of the Notes referred to in the Note Purchase Agreement dated as of December 8, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”) among the Issuer, Rosehill Resources Inc., a Delaware corporation, the Agent, and the holders party thereto (including the Holder) from time to time. Capitalized terms used in this Note have the respective meanings assigned to them in the Note Purchase Agreement.

This Note is issued pursuant to the Note Purchase Agreement and is entitled to the benefits provided for in the Note Purchase Agreement and the other Note Documents. The Note Purchase Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events, for prepayments of this Note upon the terms and conditions specified therein and other provisions relevant to this Note.

Exhibit A - 1

The ownership of an interest in this Note shall be registered in the Register. Notwithstanding anything else in this Note to the contrary, the right to the principal of, and stated interest and any fees or premiums on or with respect to, this Note may be transferred only if the transfer is made in accordance with the terms and conditions of the Note Purchase Agreement, is registered in the Register and the transferee is identified as the owner of an interest in the obligation. The Holder or its agent shall be entitled to treat the registered holder of this Note (as recorded on such record of ownership) as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in this Note on the part of any other person or entity.

Exhibit A - 2

THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE ISSUER AND THE HOLDER OF THIS NOTE SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

ROSEHILL OPERATING COMPANY, LLC

By:
Name:
Title:

Exhibit A - 3

EXHIBIT B

FORM OF NOTE PURCHASE NOTICE

[                ], 20[    ]

ROSEHILL OPERATING COMPANY, LLC, a Delaware limited liability company (the “Issuer”), pursuant to Section 2.03 of the Note Purchase Agreement dated as of December 8, 2017 (together with all amendments, restatements, supplements or other modifications thereto, the “Note Purchase Agreement”) among the Issuer, Rosehill Resources Inc., a Delaware corporation, U.S. Bank National Association, as Agent and the holders of Notes (the “Holders”) which are or become parties thereto (unless otherwise defined herein, each capitalized term used herein is defined in the Note Purchase Agreement), hereby requests a Note Purchase as follows:

(1)    Aggregate amount of Notes to be sold is $[                ];

(2)    Date the Notes are to be sold is [                ], 20[    ];

(3)    Location and number of the Issuer’s account to which funds are to be disbursed are as follows:

[                                         ]

[                                         ]

[                                         ]

[                                         ]

[                                         ]

The undersigned certifies that he/she is the [                        ] of the Issuer, and that as such he/she is authorized to execute this certificate on behalf of the Issuer. The undersigned further certifies, represents and warrants on behalf of the Issuer, and not in his or her individual capacity, that:

1.	As of the date such Notes are purchased, the representations and warranties of the Issuer set forth in the Note Purchase Agreement are true and correct in all material respects except to the extent any representation or warranty set forth in the Note Purchase Agreement contains qualifiers such as “material”, “in all material respects,” “except as could not reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect” or similar qualifying language or similar qualifiers, then such representation or warranty is true and correct (unless such representations and warranties are stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

2.	As of the date such Notes are purchased and immediately after giving effect to the issuance of such Notes, (i) no Default or Event of Default has occurred and is continuing and (ii) no Default (as defined in the First Lien Credit Agreement on the date hereof or any functionally equivalent term) or Event of Default (as defined in the First Lien Credit Agreement on the date hereof or any functionally equivalent term) has occurred and is continuing.

[Signature page follows.]

Exhibit B - 1

ROSEHILL OPERATING COMPANY, LLC

By:
Name:
Title:

Exhibit B - 2

EXHIBIT C

FORM OF CHANGE IN CONTROL ELECTION NOTICE

[Reserved]

Exhibit C - 1

EXHIBIT D

FORM OF

COMPLIANCE CERTIFICATE

[                         ], 20[    ]

The undersigned hereby certifies that he/she is the [                ] of Rosehill Resources Inc., a Delaware corporation (“RRI”) and the [                ] of Rosehill Operating Company, LLC, a Delaware limited liability company (the “Issuer”), and that as such he/she is authorized to execute this certificate on behalf of the Issuer. With reference to the Note Purchase Agreement dated as of December 8, 2017 (together with all amendments, restatements, supplements or other modifications thereto being the “Agreement”) among the Issuer, RRI, U.S. Bank National Association, as Agent, and the holders of Notes (the “Holders”) which are or become a party thereto, the undersigned certifies on behalf of the Issuer, and not in his or her individual capacity, as follows (each capitalized term used herein having the same meaning given to it in the Agreement unless otherwise specified):

1    There exists no Default or Event of Default [or specify Default and describe].

2    Attached hereto are the detailed computations necessary to determine whether the Issuer is in compliance with Section 9.01 of the Note Purchase Agreement as of the end of the [Fiscal Quarter][Fiscal Year] ending [        ].

3.    There have been no changes in GAAP or in the application thereof since the date of the most recently delivered financial statements referred to in Section 8.01(a) and (b) of the Note Purchase Agreement [other than as described below:].

EXECUTED AND DELIVERED as of the date first written above.

ROSEHILL RESOURCES INC.

By:
Name:
Title:

ROSEHILL OPERATING COMPANY, LLC

By:
Name:
Title:

Exhibit D - 1

EXHIBIT E

FORM OF

SOLVENCY CERTIFICATE

THE UNDERSIGNED HEREBY CERTIFIES AS A FINANCIAL OFFICER OF THE ISSUER, AND NOT IN AN INDIVIDUAL CAPACITY, AS FOLLOWS:

1.    I am the [                    ] of Rosehill Operating Company, LLC, a Delaware limited liability company (“Issuer”).

2.    Reference is made to that certain Note Purchase Agreement dated as of December 8, 2017 (together with all amendments, restatements, supplements or other modifications thereto being the “Note Purchase Agreement”), by and among the Issuer, Rosehill Resources Inc., a Delaware corporation, the Holders party thereto from time to time and U.S. Bank National Association, as Agent. The capitalized terms not otherwise defined herein shall have the meanings specified in the Note Purchase Agreement.

3.    I have reviewed the term “Solvent” as defined in the Note Purchase Agreement and the other definitions and provisions contained in the Note Purchase Agreement and the other Note Documents relating thereto, and, in my opinion, have made, or have caused to be made under my supervision, such examination or investigation as is necessary to enable me to express an informed opinion as to the matters referred to herein.

4.    Based upon my review and examination described in paragraph 3 above, I certify, in my capacity as [                    ] of the Issuer that as of the date hereof, after giving effect to the consummation of the Transactions, the Note Parties are and will be Solvent.

[Signature Page Follows]

Exhibit E - 1

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date first written above.

By:
Name:
Title:

Exhibit E - 2

EXHIBIT F

SECURITY INSTRUMENTS

1.	Security Agreement, dated as of December 8, 2017, made by each of the Debtors (as defined therein) in favor of U.S. Bank National Association, as Agent.

2.	Deed of Trust, Mortgage, Security Agreement, Assignment of Production and Financing Statement, dated as of December 8, 2017, by Rosehill Operating Company, LLC to Michael M. Hopkins, as Trustee, and U.S. Bank National Association, as Agent, to be filed in each of Loving County, Texas, Pecos County, Texas Wise County, Texas.

3.	Line of Credit Mortgage, Mortgage, Security Agreement, Assignment of Production and Financing Statement, dated as of December 8, 2017, by Rosehill Operating Company, LLC to U.S. Bank National Association, as Agent, to be filed in Eddy County, New Mexico and Lea County, New Mexico.

Exhibit F - 1

EXHIBIT G

FORM OF ASSIGNMENT AGREEMENT

This Assignment Agreement (the “Assignment Agreement”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Note Purchase Agreement identified below (as amended, the “Note Purchase Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Note Purchase Agreement, as of the Effective Date inserted by the Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Holder under the Note Purchase Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable Law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Holder) against any Person, whether known or unknown, arising under or in connection with the Note Purchase Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment Agreement, without representation or warranty by the Assignor.

As of the Effective Date, the Assignee represents and warrants that each representation and warranty set forth in ARTICLE XIII and in Section 12.04(b)(v) of the Note Purchase Agreement is true and correct in all respects on and as of the Effective Date.

1.	Assignor:

2.	Assignee:
[and is an Affiliate or Related Fund of [identify Holder]]

3.	Issuer:	Rosehill Operating Company, LLC (the “Issuer”)

4.	Agent:	U.S. Bank National Association as the agent under the Note Purchase Agreement (in such capacity, the “Agent”)

5.	Agreement:	The Note Purchase Agreement dated as of December 8, 2017, among the Issuer, Rosehill Resources Inc., a Delaware corporation, the Holders parties thereto from time to time and the Agent

6.	AssignedInterest:

Amount of Notes Assigned	Date of Issuance of Notes Assigned	Aggregate Amount of Notes for all Holders	Percentage Assigned of Notes
$		$	%
$		$	%
$		$	%

Exhibit G - 1

Effective Date:                                  , 20         (the “Effective Date”) [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

This Assignment Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment Agreement may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment Agreement by email or telecopy shall be effective as delivery of a manually executed counterpart of this Assignment Agreement. This Assignment Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

Exhibit G - 2

The terms set forth in this Assignment Agreement are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

Exhibit G - 3

Accepted:

U.S. BANK NATIONAL ASSOCIATION, as Agent

By
Name:
Title:

[Consented to:]1

ROSEHILL OPERATING COMPANY, LLC

By
Name:
Title:

[1]	To be added only if the consent of the Issuer is required by the terms of the Note Purchase Agreement.

Exhibit G - 4

EXHIBIT H-1

Form of U.S. Tax Compliance Certificate

(For Non-U.S. Holders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Note Purchase Agreement dated as of December 8, 2017 (as amended, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), among Rosehill Operating Company, LLC, as Issuer, Rosehill Resources Inc., a Delaware corporation, U.S. Bank National Association, as Agent, and each Holder from time to time party thereto.

Pursuant to the provisions of Section 5.03 of the Note Purchase Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Note(s) (as well as any Note(s) evidencing such Note(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Issuer within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Issuer as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Agent and the Issuer with a certificate of its Non-U.S. Holder status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Issuer and the Agent, and (2) the undersigned shall have at all times furnished the Issuer and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF HOLDER]

By:
Name:
Title:

Date:                                  , 20

Exhibit H-1 - 1

EXHIBIT H-2

Form of U.S. Tax Compliance Certificate

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Note Purchase Agreement dated as of December 8, 2017 (as amended, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), among Rosehill Operating Company, LLC, as Issuer, Rosehill Resources Inc., a Delaware corporation, U.S. Bank National Association, as Agent, and each Holder from time to time party thereto.

Pursuant to the provisions of Section 5.03 of the Note Purchase Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Issuer within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Issuer as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Holder with a certificate of its Non-U.S. Holder status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Holder in writing, and (2) the undersigned shall have at all times furnished such Holder with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Note Purchase Agreement and used herein shall have the meanings given to them in the Note Purchase Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                                  , 20

Exhibit H-2 - 1

EXHIBIT H-3

Form of U.S. Tax Compliance Certificate

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Note Purchase Agreement dated as of December 8, 2017 (as amended, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), among Rosehill Operating Company, LLC, as Issuer, Rosehill Resources Inc., a Delaware corporation, U.S. Bank National Association, as Agent, and each Holder from time to time party thereto.

Pursuant to the provisions of Section 5.03 of the Note Purchase Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Issuer within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Issuer as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Holder with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Holder and (2) the undersigned shall have at all times furnished such Holder with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Note Purchase Agreement and used herein shall have the meanings given to them in the Note Purchase Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                                  , 20

Exhibit H-3 - 1

EXHIBIT H-4

Form of U.S. Tax Compliance Certificate

(For Non-U.S. Holders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Note Purchase Agreement dated as of December 8, 2017 (as amended, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), among Rosehill Operating Company, LLC, as Issuer, Rosehill Resources Inc., a Delaware corporation, U.S. Bank National Association, as Agent, and each Holder from time to time party thereto.

Pursuant to the provisions of Section 5.03 of the Note Purchase Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Note(s) (as well as any Note(s) evidencing such Note(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Note(s) (as well as any Note(s) evidencing such Note(s)), (iii) with respect to the extension of credit pursuant to this Note Purchase Agreement or any other Note Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Issuer within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Issuer as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Agent and the Issuer with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Issuer and the Agent, and (2) the undersigned shall have at all times furnished the Issuer and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Note Purchase Agreement and used herein shall have the meanings given to them in the Note Purchase Agreement.

[NAME OF HOLDER]

By:
Name:
Title:

Date:                                  , 20

Exhibit H-4 - 1

Schedule 1.01

EXISTING LIENS

None.

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Schedule 1.01 - 1

SCHEDULE 7.05

LITIGATION

None.

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Schedule 7.05 - 1

SCHEDULE 7.06

ENVIRONMENTAL MATTERS

None.

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Schedule 7.06 - 1

SCHEDULE 7.12

INSURANCE

[See Attached]

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Schedule 7.12 - 1

ROSEHILL OPERATING COMPANY, LLC

Schedule of Insurance

Description	Insurer	Policy Number	Policy Period	Policy Limits	Deductible	Premium
Workers' Compensation Guaranteed Cost Program All States	Travelers Property Casualty Company of America	UB-2J479137	4/27/2017-18	Coverage A: Statutory Coverage B: Bodily Injury by Accident: $1,000,000 each Accident Bodily Injury by Disease: $1,000,000 Policy Limit Bodily Injury by Disease: $1,000,00 each Employee	$—	$9,937 Includes TRIA of $762

Automobile Liability	St Paul Fire & Marine Insurance Company	ZLP-51M79887	4/27/2017-18	$ 1,000,000—Liability $Basic—Personal Injury Protection $ 1,000,000—Uninsured Motorist $ 1,000,000—Underinsured Motorist $ 35,000—Hired Car Physical Damage $10,000—Medical Payments Protection	$—	$12,682 Includes Auto Pollution and Auto Surcharge of $12 Pricing Based On 6 Units

General Liability Incl Sudden and Accidental Pollution Includes Employee Benefits Liability	St Paul Fire & Marine Insurance Company	ZLP-51M79887	4/27/2017-18

$1,000,000 Per Occurrence

$2,000,000 Products and Completed

Operations Aggregate

$2,000,000 General Aggregate

$1,000,000 Each Wrongful Act limit—Empl Benefits Liab

$3,000,000 Total Limit—Empl Benefits Liab

$1,000,000 Adv / Pers Injury Aggregate

$ 100,000 Fire Legal

$ 1,000,000 Underground Resources Aggregate

$ 5,000 Med Pay

					$10,000 per Occurrence Bodily Injury Liability and Property Damage Liability Combined—Pollution requires knowledge within 30 days and reporting within 90 days $1,000 Employee Benefits Ded	$6,300 Excludes Terrorism To Include Add $98

Property Damage Coverage	St Paul Fire & Marine Insurance Company	ZLP-51M79887	4/27/2017-18

$890,000—Business Personal Property Limit

$6,818,637—Oil Lease Property & Equipment Limit

$ 500,000—Max Unschd Oil & Gas Property Limit (item)

$ 2,500,000—Max Unschd Oil & Gas Property Limit (event)

$ 100,000—Misc Unnamed locations

$ 1,000,000—Per Occurrence—Flood

$1,000,000—Per Occurrence—Earth Movement

$596,000—Small Computer Equipment (EDP)

$625,042—Contractors Equipment Limit

$100,750—Blanket Earnings and Expense

Various other sub limits apply (refer to policy)

$25,000 BPP Deductible

$2% or $25,000 (whichever is

greater Wind and Hail Deductible

$25,000 Flood Deductible (Balto)

$2% or $25,000 (whichever is

greater Flood Deductible (Houston)

$5,000 Inland Marine Equip Ded

$50,000 Oil Lease Property Ded

$1,000 Contractors Equip Ded

$35,191 TRIA Charge–$1,548

First Excess Umbrella Liability	St Paul Fire & Marine Insurance Company	ZLP-51M79887	4/27/2017-18

$25,000,000 Per Occurrence

$25,000,000 Annual Aggregate

Excess of:

$1,000,000 GL each Occurrence

$1,000,000 each Occur/Product Liab.

$2,000,000 Annual Agg/Products

Liability and Completed Operations

$1,000,000 AL each occurrence

$1,000,000/$1,000,000/$1,000,000

Employers Liability per Occurrence

per Disease and in the aggregate

					$1,000,000 per Occurrence Drop-Down – $ 10,000 SIR	$52,266 Excludes TRIA To Include Add $20

Second Excess Umbrella Liability	Lloyd's (Harmony Excess) Thur Global Special Rsik	E0005-00	4/27/2017-18

$25,000,000 per Occurrence

$25,000,000 Annual Aggregate Excess of:

$ 25,000,000 Per Occurrence and

$ 25,000,000 in the aggregate annually, in turn excess of:

$1,000,000 GL each occurrence, including

Sudden and Accidental Pollution

$1,000,000 each Occur/Product Liab.

$2,000,000 Annual Agg/Products

Liability and Completed Operations

$1,000,000 AL each occurrence

$1,000,000 Employers Liability each occurrence

$25,000,000 Control of Well

					$ 25,000,000 per occurrence in turn excess of $ 1,000,000 per Occurrence. Following form excess – $ 10,000 SIR in primary umbrella for drop down situations	$48,500 Excludes TRIA

Boiler and Machinery Coverage	Hartford Steam Boiler Inspection and Insurance Company	FBP2361592	4/27/2017-18	$ 3,000,000 per Occurrence Property Damage	$ 25,000 per Occurrence	$2,832
$500,000 per Occurrence Extra Expense
$ 1,000,000 per Occurrence Perishable Goods
$ 1,000,000 per Occurrence Data Restoration
$ 100,000 per Occurrence Demolition
$ 1,000,000 per Occurrence Ordinance or Law
$ 1,000,000 per Occurrence Expediting Expense
$ 1,000,000 per Accident Hazardous Substances
$ 1,000,000 per Occurrence Newly Acquired Locations
Various Other Sublimits Apply
Control of Well / OEE	Lloyd's of London (Chaucer) Thru Global Special Risk	USOEE1510717	4/27/2017-18

$10,000,000 Any One Occurrence

Producing/Shut-in/Temporarily Abandoned/Plugged &

Abandoned/Salt Water Disposal/Workover/Recompletion/Re-entry

$25,000,000 Any One Occurrence

All coverages set forth in sections A, B, and C

$1,000,000 Any One Occurrence

Care, Custody and Control

$100,000 Producing/Shut-In/

Temporarily Abandoned/Plugged &

Abandoned/Salt Water Disposal Wells

$200,000 Drilling/Workover/

Recompletion/Re-entry Wells

$50,000 Any One Occurrence

Care, Custody and Control

$20,521.55 Includes $1,000 Policy Texas Tax and Stamp Fee Charges TBD

Management Liability Directors & Officers Liability	Beazley	V1E7DC170101	4/27/2017-18	$10,000,000 Aggregate $10,000,000 Maximum Aggregate	$500,000 / $0	$130,000

Employment Practices Liability	C N A	596785702	4/27/2017-18	$5,000,000 Aggregate	$50,000 Each EPL Claim $50,000 Each Third Party Claim	$9,000

Fiduciary Liability	C N A	596785697	4/27/2017-18	$5,000,000 Aggregate	$10,000	$7,500
Crime:
Employee Theft	C N A	596785683	4/27/2017-18	$5,000,000 Per Occurrence	$25,000 Per Occurrence	$7,000
Forgery or Alteration				$5,000,000 Per Occurrence	$25,000 Per Occurrence
Robbery or Safe Burglary of Other Property				$5,000,000 Per Occurrence	$25,000 Per Occurrence
Computer System Fraud				$5,000,000 Per Occurrence	$25,000 Per Occurrence
Money Orders and Counterfeit Currrency				$5,000,000 Per Occurrence	$25,000 Per Occurrence
Wire Transfer with Voice Plus				$5,000,000 Per Occurrence	$25,000 Per Occurrence
Claims Expense				$25,000 Per Occurrence	$0 Per Occurrence
Social Engineering				$50,000 Per Occurrence	$10,000 Per Occurrence
Excess D&O—$10M Excess of $10M	Ace American (Chubb)	G2557977A001	4/27/2017-18	$10,000,000 Excess of $10,000,000		$74,979
Excess D&O—$5M Excess of $20M	The Hartford	39 DA 0322033 17	4/27/2017-18	$5,000,000 Excess of $20,000,000		$25,000
Excess D&O—$5M Excess of $25M	Endurance American	ADP10011046300	4/27/2017-18	$5,000,000 Excess of $25,000,000		$20,000
SIDE A ONLY				(SIDE A ONLY)

THIS IS A SUMMARY OF COVERAGE ONLY—IN THE EVENT OF A DISCREPANCY, THE CARRIER POLICY DOCUMENTS WILL PREVAIL.

SCHEDULE 7.14

SUBSIDIARIES

None.

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Schedule 7.14 - 1

SCHEDULE 7.19

GAS IMBALANCES

None.

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Schedule 7.19 - 1

SCHEDULE 7.20

MARKETING OF PRODUCTION

1.	Gas Purchase Contract between ETC Field Services LLC and Tema Oil and Gas Company, dated effective January 1, 2013, with a termination date of January 1, 2023.

2.	Gas Gathering, Processing and Purchase Agreement between Outrigger Delaware Operating, LLC and Tema Oil and Gas Company, dated December 1, 2016, with a termination date of December 1, 2021.

3.	Crude Oil Gathering Agreement between Rosehill Operating Company, LLC and Gateway Gathering and Marketing Company, dated effective April 27, 2017, with a termination date of April 27, 2027

4.	Gas Gathering Agreement between Rosehill Operating Company, LLC and Gateway Gathering and Marketing Company, dated effective April 27, 2017, with a termination date of April 27, 2027.

5.	Gas Gathering, Processing and Purchase Agreement between Delaware G&P LLC and Rosehill Operating Company, dated July 1, 2017, with a termination date of July 1, 2022.

With respect to the above referenced contracts, Rosehill Operating Company, LLC is the successor in interest to Tema Oil and Gas Company.

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Schedule 7.20 - 1

SCHEDULE 7.22

SWAP AGREEMENTS

1.	ISDA Master Agreement dated as of April 27, 2017 between PNC Bank, National Association and Rosehill Operating Company, LLC.

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Schedule 7.22 - 1

SCHEDULE 9.05

INVESTMENTS

1.	All Oil & Gas Properties owned by the Note Party as of the Effective Date.

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Schedule 9.05 - 1

SCHEDULE 12.11

COMPLIANCE PERSONNEL

EIG Management Company, LLC 1700 Pennsylvania Ave NW, Suite 800

Washington, DC 20006

Attn: Carla Vogel, Christopher Santopolo and Neha Patel

Email: Carla.Vogel@eigpartners.com; Christopher.Santopolo@eigpartners.com; Neha.Patel@eigpartners.com cc: Patrick.Hickey@eigpartners.com & Aneil.Kochar@eigpartners.com

Fax: 202-600-3421 (Carla); 202-600-3692 (Christopher); 202-600-3368 (Neha)

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Schedule 12.11 - 1